Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 16, 2018

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of August 16, 2018 by and among Weatherford International plc, an Irish public limited liability company (“WIL-Ireland”), Weatherford International Ltd., a Bermuda exempted company (“WIL-Bermuda”), WOFS  Assurance Limited, a Bermuda exempted company (“WOFS”, and together with WIL-Bermuda, the “Borrowers”), each financial institution listed on the signature pages hereof as an Extending Lender (as defined below), JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), each of JPMorgan, Deutsche Bank AG New York Branch, The Toronto Dominion Bank, New York Branch and Wells Fargo Bank, National Association (“Wells Fargo”), as Issuing Banks (collectively, the “Issuing Banks”) and JPMorgan, as the Swingline Lender (the “Swingline Lender”) under the Existing Revolving Credit Agreement (as defined below).

WHEREAS, the Borrowers, WIL-Ireland, the Existing Lenders (as defined below), the Administrative Agent, the Issuing Banks and the Swingline Lender are parties to that certain Amended and Restated Credit Agreement dated as of May 9, 2016 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 19, 2016, by that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 17, 2017, and by that certain Joinder Agreement, dated as of September 7, 2017, the “Existing Revolving Credit Agreement”);

WHEREAS, WIL-Ireland and the Borrowers have invited each Existing Lender (i) to extend all of its Revolving Credit Commitment (and the Maturity Date for its Revolving Credit Loans and other Revolving Credit Exposure) under the Existing Revolving Credit Agreement (with respect to any Existing Lender, its “Existing Revolving Credit Commitment”) and (ii) to provide a proportionate 364-Day Revolving Credit Commitment (as defined below) subject to its Existing Revolving Credit Commitment being reduced by an amount that is at least equal to such 364-Day Revolving Credit Commitment (collectively, the “Extending Lender Transactions”);

WHEREAS, WIL-Bermuda desires to enter into that certain 364-Day Revolving Credit Agreement (as defined below) evidencing a new 364-day second lien revolving credit facility in an initial aggregate principal amount of up to $316,742,581.42 (the facility evidenced by the 364-Day Revolving Credit Agreement and the other 364-Day Revolving Credit Documents (as defined below), the “364-Day Revolving Credit Facility”), the proceeds of which on the date hereof shall be used to prepay outstanding Revolving Credit Loans as described herein;

WHEREAS, the Borrowers desire to reduce the unused Commitments of each Existing Lender that elects to become a Participating Lender (as defined below) in an amount that is at least equal to such Participating Lender’s 364-Day Revolving Credit Commitment; and

WHEREAS, the parties hereto have agreed to amend the Existing Revolving Credit Agreement in the form of the Amended Revolving Credit Agreement (as defined below);

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Amendment.

1.                                      Defined Terms.

(a)                                 Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Revolving Credit Agreement.

(b)                                 As used in this Amendment:

“364-Day Revolving Credit Agreement” means that certain 364-Day Revolving Credit Agreement dated as of the Amendment Effective Date by and among, WIL-Bermuda, as the borrower thereunder, WIL-Ireland, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as the administrative agent thereunder and Morgan Stanley Bank, N.A., as the collateral agent thereunder.

“364-Day Revolving Credit Commitment” means, with respect to any “Lender” under and as defined in the 364-Day Revolving Credit Agreement, such Lender’s “Commitment” under and as defined in the 364-Day Revolving Credit Agreement.

“364-Day Revolving Credit Documents” means the “Loan Documents” under and as defined in the 364-Day Revolving Credit Agreement.

“364-Day Revolving Credit Loans” means the “Loans” under and as defined in the 364-Day Revolving Credit Agreement.

“Existing Lender” means any Lender party to the Existing Revolving Credit Agreement immediately prior to the effectiveness of the Amended Revolving Credit Agreement.

“Existing Required Lenders” means the “Required Lenders” under and as defined in the Existing Revolving Credit Agreement, as determined immediately prior to the effectiveness of this Amendment.

“Extending Lender” means any Existing Lender with respect to its “Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement).

“Non-Extending Lender” means any Existing Lender with respect to its “Non-Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement).

2

“Participating Lender” means any Existing Lender that has agreed to participate in the Extending Lender Transactions described in Section 2(a) of this Amendment with respect to its Existing Revolving Credit Commitment.

2.                                      Election of Extending Lenders.

(a)                                 By its execution below, each Lender identified as an Extending Lender on its signature page hereto hereby acknowledges and agrees that:

(i)                                     such Lender has made an election to be, and shall immediately upon the effectiveness of the Amended Revolving Credit Agreement on the Amendment Effective Date become, an “Extending Lender” under and as defined in the Amended Revolving Credit Agreement, with all the rights and obligations of an Extending Lender thereunder, with respect to its “Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement); and

(ii)                                  such Lender has made an election to be, and shall immediately upon the effectiveness of the 364-Day Revolving Credit Agreement on the Amendment Effective Date become, a “Lender” under and as defined in the 364-Day Revolving Credit Agreement, with all the rights and obligations of a “Lender” thereunder, with respect to and to the extent of its 364-Day Revolving Credit Commitment.

(b)                                 Notwithstanding any contrary historical designation in the Existing Revolving Credit Agreement, each Lender that is not identified as an Extending Lender on its signature page hereto with respect to its “Commitment” (under and as defined in the Existing Revolving Credit Agreement) or that otherwise does not sign a signature page hereto shall, upon the effectiveness of the Amended Revolving Credit Agreement on the Amendment Effective Date, be a “Non-Extending Lender” under and as defined in the Amended Revolving Credit Agreement, with all the rights and obligations of a Non-Extending Lender thereunder, with respect to its “Non-Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement).

(c)                                  Annex I hereto reflects each Existing Lender’s, as applicable, “Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement), “Non-Extended Commitment” (under and as defined in the Amended Revolving Credit Agreement) and 364-Day Revolving Credit Commitment, in each case, on the Amendment Effective Date immediately after giving effect to the Specified Prepayment (as defined below) and the Commitment Reduction (as defined below).

3.                                      Consent to 364-Day Revolving Credit Facility.  On the Amendment Effective Date, but immediately prior to the effectiveness of the Amended Revolving Credit Agreement, notwithstanding anything to the contrary in the Existing Revolving Credit Agreement (including, without limitation, in Sections 8.01 and 8.04 thereof), the Existing Required Lenders hereby consent to the 364-Day Revolving Credit Facility, including the execution and delivery of the 364-Day Revolving Credit Agreement and the other 364-Day

3

Revolving Credit Documents by the “Obligors” thereunder.

4.                                      Reduction of Existing Revolving Credit Commitments of Extending Lenders.

(a)                                 Repayment of Revolving Loans.  Immediately upon receipt of the proceeds of the 364-Day Revolving Credit Loans under the 364-Day Revolving Credit Agreement, WIL-Bermuda shall prepay the Revolving Credit Loans of the Existing Lenders ratably in accordance with Sections 2.08(a) and 2.08(b) of the Existing Revolving Credit Agreement by an aggregate principal amount equal to $316,742,581.42 (such prepayment, the “Specified Prepayment”).  The Existing Required Lenders hereby waive any requirement of prior notice of such Specified Prepayment.

(b)                                 Commitment Reduction.  Immediately following the Specified Prepayment on the Amendment Effective Date, notwithstanding anything to the contrary in Section 2.06(c) of the Existing Revolving Credit Agreement, the unused Commitment of each Participating Lender shall be automatically reduced (without any further action or consent by any Person) by the amount necessary to reflect the “Extended Commitment” (under the Amended Revolving Credit Agreement) of such Participating Lender as set forth on Annex I hereto, which amount shall be no less than such Participating Lender’s 364-Day Revolving Credit Commitment (all such reductions being referred to collectively as the “Commitment Reduction”).  The Existing Required Lenders hereby waive any requirement of prior notice of any such Commitment Reduction or any requirement that such Commitment Reduction be made ratably among the Existing Lenders or the Extending Lenders, as the case may be.

(c)                                  Indemnification.  For the avoidance of doubt, the Borrowers shall indemnify all applicable Lenders for breakage costs incurred in connection with the Specified Prepayment in accordance with Section 2.13 of the Existing Revolving Credit Agreement.

5.                                      Amendment of the Existing Revolving Credit Agreement; Borrowings and Reallocations.

(a)                                 Effective from and after the Amendment Effective Date, (i) the Existing Revolving Credit Agreement is hereby amended to read as set forth in Annex II hereto, (ii) Exhibit B-1 (Form of Borrowing Request), Exhibit B-2 (Form of Swingline Borrowing Request) and Exhibit F (Form of Letter of Credit Request) to the Existing Revolving Credit Agreement (but no other Exhibits thereto) are hereby amended to read as set forth in Annex III hereto, (iii) Schedule 1.01B (LC Commitments) to the Existing Revolving Credit Agreement is deleted, and (iv) Schedule 1.01C (Initial Guarantors, to be renamed “Guarantors on the Amendment No. 3 Effective Date”), Schedule 2.01 (Commitments) and Schedule 3.01 (Existing Letters of Credit)  to the Existing Revolving Credit Agreement (but no other Schedules thereto) are hereby amended to read as set forth in Annex IV hereto (the Existing Revolving Credit Agreement, amended as reflected in this Section 5(a), the “Amended Revolving Credit Agreement”).

(b)                                 If, immediately after giving effect to the transactions contemplated hereby on the Amendment Effective Date, Revolving Credit Loans and Revolving Credit Exposure are not held by the Revolving Credit Lenders ratably in accordance with their Extended

4

Commitments and Non-Extended Commitments, either (i) WIL-Bermuda shall make any necessary repayments and reborrowings of existing Revolving Credit Loans or (ii) the Administrative Agent shall otherwise administer any required assignment and reallocation of outstanding Revolving Credit Loans and Revolving Credit Exposure ratably among the Revolving Credit Lenders; provided that the Borrowers shall indemnify all applicable Lenders for breakage costs in accordance with Section 2.13 of the Amended Revolving Credit Agreement.

6.                                      Conditions of Amendment Effective Date.  This Amendment shall only become effective on the date (the “Amendment Effective Date”) on which each of the following conditions precedent have been satisfied or waived:

(a)                                 The Administrative Agent shall have received the following:

(i)                                     from each of WIL-Ireland, WOFS, WIL-Bermuda, the Existing Required Lenders, any Extending Lenders, each Issuing Bank and the Swingline Lender, either a counterpart of this Amendment signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(ii)                                  from each Guarantor other than Weatherford Capital Management Services Limited Liability Company and Weatherford Investments Holding B.V., for which liquidation proceedings have already commenced, a Reaffirmation in the form attached hereto as Annex V (the “Reaffirmation”);

(iii)                               a certificate of a Responsible Officer of WIL-Ireland, dated as of the Amendment Effective Date and certifying (A) that the representations and warranties made by each Obligor in any Loan Document are true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of the Amendment Effective Date, except for those that by their express terms apply to an earlier date which shall be true and correct in all material respects as of such earlier date, and (B) as to the absence of the occurrence and continuance of any Default or Event of Default;

(iv)                              a certificate of the secretary or an assistant secretary or other Responsible Officer of each Obligor, dated as of the Amendment Effective Date and certifying (A) true and complete copies of the constitution or memorandum of association and bye-laws, the certificate of incorporation and bylaws or the other organizational documents, each as amended and in effect on the Amendment Effective Date, of such Obligor, (B) the resolutions adopted by the Board of Directors of such Obligor authorizing the execution, delivery and performance by such Obligor of the

5

Amendment or Reaffirmation, as applicable, (C) the absence of any proceedings for the dissolution, liquidation or winding up of such Obligor and (D) the incumbency and specimen signatures of the officers or other authorized representatives of such Obligor executing any documents on its behalf;

(v)                                 favorable, signed opinions addressed to the Administrative Agent and the Lenders dated the Amendment Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent, from (A) Latham & Watkins LLP, special New York counsel to the Borrowers, (B) Conyers Dill & Pearman Limited, special Bermuda counsel to WIL-Bermuda, (C) Baker & McKenzie LLP, special Swiss counsel to certain of the Obligors, (D) Matheson, special Irish counsel to WIL-Ireland, (E) Dentons, special Canadian counsel to certain of the Obligors, (F) Baker & McKenzie LLP, special Luxembourg counsel to certain of the Obligors, (G) Conyers Dill & Pearman Limited, special British Virgin Islands counsel to certain of the Obligors, (H) Sidley Austin LLP, special English counsel to the Administrative Agent, (I) Jones Walker LLP, special Louisiana counsel to Weatherford U.S., L.P., (J) Allens, special Australian counsel to the Administrative Agent, (K) Selmer, special Norwegian counsel to the Administrative Agent, (L) Baker & McKenzie Amsterdam N.V., special Dutch counsel to certain of the Obligors and (M) ARIFA, special Panama counsel to certain of the Obligors, in each case, given upon the express instruction of the applicable Obligor(s), as applicable;

(vi)                              to the extent available in the applicable jurisdiction(s), (A) copies of the memorandum of association, articles or certificates of incorporation or other similar organizational documents of each Obligor (other than WIL-Bermuda) certified as of a recent date prior to the Amendment Effective Date by the appropriate Governmental Authority or by a Responsible Officer with respect to Obligors organized under the laws of the British Virgin Islands, (B) certificates of appropriate public officials or bodies as to the existence, good standing and qualification to do business as a foreign entity, of each Obligor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect and (C) to the extent not covered by clauses (A) and (B) immediately above, and only with respect any Obligor organized outside of the United States of America, Bermuda, the British Virgin Islands, Ireland or Switzerland, documents, excerpts or certificates issued by appropriate public officials or bodies with respect to such Obligor that are customarily delivered by entities organized in the same jurisdiction as such Obligor in connection with transactions similar to the Transactions;

(vii)                           a certificate of a Principal Financial Officer of WIL-Ireland, certifying that, immediately after giving effect to the transactions on the Amendment

6

Effective Date, (A) WIL-Ireland and its Subsidiaries, taken as a whole, are and will be Solvent, (B) WIL-Bermuda and its Subsidiaries, taken as a whole, are and will be Solvent and (C) no Obligor or Material Subsidiary intends, as of such date, to (x) voluntarily commence a case under any debtor relief law, (y) make a general assignment for the benefit of creditors, or (z) apply for or consent to a custodian, conservator, receiver or similar official appointed such Obligor or Material Subsidiary or a substantial part of its assets, in each case of clause (x), (y) and (z) within the next ten (10) Business Days; and

(viii)                        a certificate of a Principal Financial Officer of WIL-Ireland demonstrating opening pro forma compliance with the financial covenants set forth in Section 8.09 of the Amended Revolving Credit Agreement (with the minimum permitted Current Asset Coverage Ratio (as defined in the 364-Day Revolving Credit Agreement) being 1.00 to 1.00 for such purpose and using current assets as of March 31, 2018 (to the extent that the financial statements of WIL-Ireland for the fiscal quarter ended June 30, 2018 are not required to have been delivered under the Amended Revolving Credit Agreement on or prior to the Amendment Effective Date).

(b)                                 The aggregate amount of the Extended Commitments and the 364-Day Revolving Credit Commitments together shall represent not less than 60% of the aggregate amount of the “Commitments” (under and as defined in the Existing Revolving Credit Agreement) immediately prior to the effectiveness hereof;

(c)                                  WIL-Bermuda shall have paid all reasonable and documented out-of-pocket fees and expenses (including, to the extent invoiced, reimbursement of fees and expenses of the Administrative Agent’s counsels) in connection with this Amendment, the Amended Revolving Credit Agreement, the 364-Day Revolving Credit Agreement and each other transaction contemplated hereby and thereby, in each case, to the extent reimbursable pursuant to the Amended Revolving Credit Agreement and the 364-Day Revolving Credit Agreement;

(d)                                 the representations and warranties of the “Agreement Parties” in Section 7 shall be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Amendment Effective Date such representations and warranties shall continue to be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of such specified earlier date;

(e)                                  the occurrence of the “Effective Date” under and as defined in the 364-Day Revolving Credit Agreement; and

(f)                                   the occurrence of the “Amendment Effective Date” under and as defined in Amendment No. 3 to the Term Loan Agreement (as defined in the Existing Revolving Credit Agreement);

7

7.                                      Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of WIL-Bermuda and WIL-Ireland (herein, an “Agreement Party”) hereby represents and warrants on and as of the Amendment Effective Date, after giving effect to the transactions contemplated hereby on the Amendment Effective Date:

(a)                                 Each Agreement Party has the corporate or other power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf.

(b)                                 This Amendment has been duly and validly executed and delivered by or on behalf of each Agreement Party and constitutes a valid and legally binding agreement of such Agreement Party enforceable against such Agreement Party in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law).

(c)                                  No authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority is necessary to have been made or obtained by any Agreement Party for the valid execution, delivery and performance by such Agreement Party of this Amendment or the consummation of the transactions contemplated hereby, except those that have been obtained and are in full force and effect.

(d)                                 Neither the execution, delivery and performance by any Agreement Party of this Amendment, nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated hereby (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien prohibited under the Existing Revolving Credit Agreement or the Amended Revolving Credit Agreement upon any of its property or assets pursuant to the terms of, (i) the “Existing Senior Notes” or any “Existing Senior Notes Indenture” (each as defined in the Amended Revolving Credit Agreement) or (ii) any other indenture, agreement or other instrument to which such Agreement Party is a party or by which any property or asset of it is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b)(ii) that collectively for the Obligor Parties would not have a Material Adverse Effect, or (c) will violate any provision of the organizational documents or by-laws of such Agreement Party.

(e)                                  No Default or Event of Default has occurred and is continuing.

8.                                      Confirmation of Loan Documents.  Each Obligor Party hereby confirms and agrees that, except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Amended Revolving Credit Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment,

8

operate as a waiver of, consent to or amendment of any term, provision, condition or covenant of the Amended Revolving Credit Agreement or any other Loan Document.  Without limiting the foregoing, each Obligor Party hereby (i) agrees that except to the extent expressly provided in this Amendment, this Amendment and the transactions contemplated hereby shall not limit or diminish its obligations arising under or pursuant to the Loan Documents and (ii) confirms, ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Documents, including under the Affiliate Guaranty.  Without limiting the foregoing, each Obligor Party hereby confirms and agrees that except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed (a) to constitute a waiver of compliance or consent to noncompliance by any Obligor with respect to any term, provision, condition or covenant of the Existing Revolving Credit Agreement, the Amended Revolving Credit Agreement or any other Loan Document; or (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Existing Revolving Credit Agreement, the Amended Revolving Credit Agreement or any other Loan Document; or (c) to change or modify its or any other Obligor’s obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under any of the Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Obligor.  Each Obligor Party represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to any of the Loan Documents or the performance of its obligations thereunder.  This Amendment is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Revolving Credit Agreement and the existing Loan Documents.

9.                                      Effect of Amendment.  From and after the Amendment Effective Date hereof, each reference in the Amended Revolving Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to “the Credit Agreement” in any and all agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Amended Revolving Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Amended Revolving Credit Agreement and the other Loan Documents.

10.                               Costs and Expenses.  Pursuant to the terms of Section 11.03 of the Amended Revolving Credit Agreement, WIL-Bermuda agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution and enforcement of this Amendment.

11.                               Governing Law.  This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

12.                               Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

13.                               Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single

9

contract.  This Amendment, the Amended Revolving Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Amendment shall become effective on the Amendment Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or electronic transmission (in .pdf form) shall be effective for all purposes as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

10

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:	/s/ Mohammed Dadhiwala
Name:	Mohammed Dadhiwala
Title:	Vice President

WOFS ASSURANCE LIMITED,
a Bermuda exempted company

By:	/s/ Mohammed Dadhiwala
Name:	Mohammed Dadhiwala
Title:	Vice President

WEATHERFORD INTERNATIONAL plc,
an Irish public limited company

By:	/s/ Timothy Bryant
Name:	Timothy Bryant
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, the Swingline Lender and an Extending Lender

By:	/s/ Jeffrey C. Miller
Name:	Jeffrey C. Miller
Title:	Executive Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Lender and an Issuing Bank

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as an Extending Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Extending Lender and Issuing Bank

By:	/s/ Michael A. Tribolet
Name:	Michael A. Tribolet
Title:	Managing Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as an Extending Lender

By:	/s/ Sean F. Young
Name:	Sean F. Young
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

CITIBANK, N.A., as an Extending Lender

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

STANDARD CHARTERED BANK, as an Extending Lender

By:	/s/ Guilherme Domingos
Name:	Guilherme Domingos
Title:	Director, Standard Chartered Bank

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an Extending Lender and an Issuing Bank

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

NORDEA BANK AB (PUBL), NEW YORK BRANCH, as an Extending Lender

By:	/s/ Olli Savikko
Name:	Olli Savikko
Title:	SVP

By:	/s/ Elizabeth J. Lee
Name:	Elizabeth J. Lee
Title:	Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as an Extending Lender

By:	/s/ Duncan Nash
Name:	Duncan Nash
Title:

By:	/s/ Andrew Moore
Name:	Andrew Moore
Title:

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Non-Extending Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement

Annex I

Commitments Following the Specified Prepayment and Commitment Reduction(1)

Lender	Revolving Credit Agreement Non-Extended Commitment	Revolving Credit Agreement Extended Commitment	364-Day Revolving Credit Agreement Commitment
JPMorgan Chase Bank, N.A.	$0	$45,579,143.95	$40,419,240.86
Deutsche Bank AG New York Branch	$0	$45,579,143.95	$40,419,240.87
Morgan Stanley Bank, N.A.	$0	$45,579,143.95	$40,419,240.87
Wells Fargo Bank, National Association	$0	$45,579,143.95	$40,419,240.87
Citibank, N.A.	$0	$45,579,143.95	$40,419,240.87
Skandinaviska Enskilda Banken AB (publ)	$0	$32,101,756.51	$28,467,595.40
The Toronto Dominion Bank, New York Branch	$0	$32,101,756.51	$28,467,595.40
Royal Bank of Canada	$0	$28,891,580.86	$25,620,835.86
Nordea Bank AB (publ), New York Branch	$0	$20,545,124.17	$18,219,261.05
Standard Chartered Bank	$0	$15,641,866.73	$13,871,089.37
MUFG Bank, Ltd.	$85,998,384.82	$0	$0
Barclays Bank plc	$43,609,933.38	$0	$0
UniCredit Bank AG, New York Branch	$38,764,385.22	$0	$0
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$21,804,966.68	$0	$0
Goldman Sachs Lending Partners LLC	$19,548,218.94	$0	$0
Bank of America, N.A.	$16,353,725.01	$0	$0
TOTAL	$226,079,614.05	$357,177,804.53	$316,742,581.42

(1)  This Annex I lists the Commitments following the Specified Prepayment and Commitment Reduction as of the Amendment Effective Date.

I-1

Annex II

AMENDED REVOLVING CREDIT AGREEMENT

(attached)

II-1

FINAL VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MAY 9, 2016

AS AMENDED BY (I) AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JULY 19, 2016, (II) AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 17, 2017, (III) JOINDER AGREEMENT, DATED AS OF SEPTEMBER 7, 2017 AND (IV) AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF AUGUST 16, 2018.

AMONG

WEATHERFORD INTERNATIONAL LTD.,
A BERMUDA EXEMPTED COMPANY

AND

THE OTHER BORROWERS PARTY HERETO,
AS BORROWERS,

WEATHERFORD INTERNATIONAL PLC,
AN IRISH PUBLIC LIMITED COMPANY,

THE LENDERS PARTY HERETO,

THE ISSUING BANKS NAMED HEREIN,

AND

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT AND A SWINGLINE LENDER

JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC,

CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC.
AND
MORGAN STANLEY SENIOR FUNDING, INC.,
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

WELLS FARGO SECURITIES, LLC,
AS SYNDICATION AGENT,

AND

WELLS FARGO SECURITIES, LLC, CITIBANK, N.A.
AND
MORGAN STANLEY SENIOR FUNDING, INC.,
AS CO-DOCUMENTATION AGENTS

i

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B-1*	Form of Borrowing Request
EXHIBIT B-2*	Form of Swingline Borrowing Request
EXHIBIT C	Form of Interest Election Request
EXHIBIT D-1	Form of Revolving Credit Note
EXHIBIT D-2	Form of Swingline Note
EXHIBIT E	[Reserved]
EXHIBIT F*	Form of Letter of Credit Request
EXHIBIT G	Form of Compliance Certificate
EXHIBIT H	Form of Joinder Agreement
EXHIBIT I	Form of Assignee Certificate
EXHIBIT J	Form of Participant Certificate
EXHIBIT K	Form of Increasing Lender Supplement
EXHIBIT L	Form of Additional Lender Supplement

SCHEDULES

SCHEDULE 1.01A	Excluded Jurisdictions
SCHEDULE 1.01B	[Reserved]
SCHEDULE 1.01C*	Guarantors on the Amendment No. 3 Effective Date
SCHEDULE 2.01*	Commitments
SCHEDULE 3.01*	Existing Letters of Credit
SCHEDULE 6.05	Disclosed Litigation
SCHEDULE 8.01	Existing Indebtedness
SCHEDULE 8.04	Existing Liens
SCHEDULE 8.06	Existing Investments
SCHEDULE 8.11	Existing Restrictive Agreements

* Denotes an Exhibit or Schedule that will be amended pursuant to Amendment No. 3.

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 9, 2016, is among WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“WIL-Bermuda”), WEATHERFORD INTERNATIONAL plc, an Irish public limited company (“WIL-Ireland”), the other Subsidiaries of WIL-Ireland from time to time party hereto, the Lenders from time to time party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as a Swingline Lender, and the Issuing Banks from time to time party hereto.

WHEREAS, WIL-Bermuda, WIL-Ireland, certain of the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 15, 2010 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 13, 2011, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of August 6, 2012, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of June 30, 2015, and as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of February 1, 2016, the “Existing Credit Agreement”); and

WHEREAS, WIL-Ireland, WIL-Bermuda, WIL-Delaware, the “Extending Lenders” (under and as defined in this Agreement on the Effective Date), the “Required Lenders” (under and as defined in the Existing Credit Agreement), the Administrative Agent, the Issuing Banks and the Swingline Lender have entered into that certain Amendment and Restatement Agreement, dated as of the date hereof (the “Amendment and Restatement Agreement”), to consent to and effect certain transactions specified therein, including the amendment and restatement of the Existing Credit Agreement in its entirety to extend the “Maturity Date” (as defined in the Existing Credit Agreement) solely for such Extending Lenders and make certain other modifications and amendments, all as more particularly described herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

SECTION 1.01     Definitions.  As used in this Agreement the following terms shall have the following meanings:

“2020 Senior Notes” means the 5.125% Senior Notes due September 15, 2020 issued by WIL-Bermuda.

“364-Day Revolving Credit Administrative Agent” means JPMorgan, in its capacity as administrative agent under the 364-Day Revolving Credit Agreement or any successor or substitute administrative agent thereunder.

“364-Day Revolving Credit Agreement” means that certain 364-Day Revolving Credit Agreement, dated as of August 16, 2018, by and among WIL-Bermuda, the other borrowers from time to time party thereto, the lenders from time to time party thereto, the 364-Day Revolving Credit Administrative Agent and  the 364-Day Revolving Credit Collateral Agent.

“364-Day Revolving Credit Collateral” means the Collateral (as defined in the 364-Day Revolving Credit Agreement).

“364-Day Revolving Credit Collateral Agent” means Morgan Stanley Bank, N.A. in its capacity as collateral agent under the 364-Day Revolving Credit Agreement or any successor or substitute collateral agent thereunder.

“364-Day Revolving Credit Documents” means the Loan Documents (as defined in the 364-Day Revolving Credit Agreement).

“364-Day Revolving Credit Facility” means the senior secured second-lien 364-day revolving credit facility provided pursuant to the 364-Day Revolving Credit Agreement and the other 364-Day Revolving Credit Documents.

“364-Day Revolving Credit Incremental Commitment” means an Incremental Commitment (as defined in the 364-Day Revolving Credit Agreement) or similar increase of commitments under the 364-Day Revolving Credit Agreement.

“364-Day Revolving Credit Maturity Date” means the Maturity Date (as defined in the 364-Day Revolving Credit Agreement).

“364-Day Revolving Credit Obligations” means the Secured Obligations (as defined in the 364-Day Revolving Credit Agreement).

“364-Day Revolving Credit Secured Parties” means the Secured Parties (as defined in the 364-Day Revolving Credit Agreement).

“364-Day Swingline Loans” means the Swingline Loans (as defined in the 364-Day Revolving Credit Agreement).

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Deposit Account” means any deposit account that is (a) subject to a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent, which establishes “control” (within the meaning of Section 9-104 of the Uniform Commercial Code of the State of New York) with respect to such deposit account by the Term Loan Agent on behalf of the Term Loan Secured Parties and the 364-Day Revolving Credit Collateral Agent on behalf of the 364-Day Revolving Credit Secured Parties and (b) subject to other documentation reasonably satisfactory to the Administrative Agent that does not permit any withdrawals from such deposit account except to Redeem any of the 2020 Senior Notes.

“Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the Capital Stock of a Person.

“Added Guarantor” shall have the meaning assigned to such term in Section 7.08(c).

“Additional Financial Covenant” means any affirmative or negative “maintenance” financial covenant contained in any Other Debt Agreement applicable to WIL-Ireland or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a “financial covenant”), including any defined terms as used therein, the subject matter of which either (a) is similar to that of any of the Financial Covenants or the related definitions contained in this Agreement, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive  as to WIL-Ireland or any Restricted Subsidiary or more beneficial to the holder or holders of any Indebtedness to which such Other Debt Agreement relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Financial Covenant only to the extent that it is more restrictive or more beneficial) or (b) is different from the subject matter of any of the Financial Covenants or the related definitions contained in this Agreement.

“Additional Lender” has the meaning specified in Section 2.18(a).

“Additional Lender Supplement” means an additional lender supplement entered into by the Borrowers and any Additional Lender in the form of Exhibit L or any other form reasonably acceptable to the Administrative Agent.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders and any successor in such capacity pursuant to Article X.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Guaranty” means that certain Affiliate Guaranty, dated as of the Effective Date, by and among WIL-Ireland and the other Guarantors party thereto in favor of the Administrative Agent, for the benefit of itself and the other holders of the Guaranteed Obligations.

“Agent Parties” has the meaning specified in Section 11.02(e)(ii).

“Aggregate Commitments” means, at any time, the sum of the Commitments of all Lenders at such time.  The amount of the Aggregate Commitments as of the Amendment No. 3 Effective Date is $583,257,419.

“Agreed Swingline Rate” has the meaning specified in Section 2.03(a).

“Agreement” means this Amended and Restated Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Currency” shall mean, with respect to any Letter of Credit, any currency (other than Dollars) so long as such currency is freely traded and convertible into Dollars in the London Interbank market and a Dollar Equivalent thereof can be calculated, in which such Letter of Credit shall be denominated, as requested by any Borrower and agreed to by the applicable Issuing Bank, with prior written consent of the Administrative Agent.

“Amendment and Restatement Agreement” has the meaning specified in the recitals hereto.

“Amendment No. 3” means that certain Amendment No. 3 to Amended and Restated Credit Agreement entered into as of August 16, 2018 by and among the Obligor Parties, the Lenders listed on the signature pages attached thereto and the Administrative Agent.

“Amendment No. 3 Anniversary Date” means August 16, 2019.

“Amendment No. 3 Effective Date” means August 16, 2018.

“Angolan Bond Investment” means the purchase of Dollar-linked or inflation-protected Angolan government sovereign bonds by WIL-Ireland or a Restricted Subsidiary.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to WIL-Ireland or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, (a) with respect to any Non-Extending Lender’s (i) ABR Revolving Credit Loans, the per annum rate of interest set forth in the definition of the term “Non-Extending Lender Applicable Rate” under the heading “ABR Margin” and (ii) Eurodollar Revolving Credit Loans, the per annum rate of interest set forth in the definition of the term “Non-Extending Lender Applicable Rate” under the heading “LIBOR Margin”, in each case based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available and (b) with respect to any Extending

Lender’s (i) ABR Revolving Credit Loans, the per annum rate of interest set forth in the definition of the term “Extending Lender Applicable Rate” under the heading “ABR Margin” and (ii) Eurodollar Revolving Credit Loans, the per annum rate of interest set forth in the definition of the term “Extending Lender Applicable Rate” under the heading “LIBOR Margin”, in each case based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available.

“Applicable Percentage” means, with respect to any Lender, the percentage (carried out to the twelfth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment; provided that at any time that a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitments (disregarding any Defaulting Lender’s Commitment at such time) represented by such Lender’s Commitment.  If all of the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments permitted hereunder and to any Lender’s status as a Defaulting Lender at the time of determination.  The Applicable Percentage of each Lender as of the Amendment No. 3 Effective Date is set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” has the meaning specified in Section 11.05.

“Assignee Certificate” means a certificate executed by an assignee under an Assignment and Assumption, substantially in the form of Exhibit I.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.05) and accepted by the Administrative Agent, in the form of Exhibit A.

“Attributable Receivables Amount” means the amount of obligations outstanding under receivables purchase facilities or factoring transactions on any date of determination that would be characterized as principal if such facilities or transactions were structured as secured lending transactions rather than as purchases, whether such obligations would constitute on-balance sheet Indebtedness or an off-balance sheet liability.

“Availability Period” means the period from the Effective Date to the earlier of (a) (i) with respect to the Non-Extending Lenders, the Existing Maturity Date or (ii) with respect to the Extending Lenders, the Extended Maturity Date and (b) the date of termination of all of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to WIL-Ireland or any Restricted Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of WIL-Ireland or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Board of Directors” means, with respect to any Person, the board of directors (or other governing body) of such Person (or of its (managing) general partner or managing member, as the case may be), or any committee thereof duly authorized to act on behalf of such board of directors (or other governing body).

“Borrowers” means, collectively, WIL-Bermuda, WOFS and any other Persons from time to time becoming Borrowers hereunder pursuant to Section 11.01(c), but excluding any Persons who from time to time cease to be Borrowers hereunder pursuant to Section 11.01(d).

“Borrowing” means (a) Revolving Credit Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest

Period is in effect or (b) a Swingline Borrowing.  For the avoidance of doubt, prior to the Non-Extended Revolving Maturity Date, each Borrowing shall be comprised of both Extended Revolving Loans and Non-Extended Revolving Loans, as provided in Section 2.01.

“Borrowing Request” means a request by a Borrower for a Borrowing of Revolving Credit Loans in accordance with Section 2.02, which, if in writing, shall be substantially in the form of Exhibit B-1.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” means, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capital Lease Obligation.

“Capital Lease Obligation” means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person’s equity, including all common stock and preferred stock, common shares and preference shares, any limited or general partnership interests and any limited liability company membership interests.

“Carry-Over LC Exposure” means, as of any date of determination, the aggregate LC Exposure of all Non-Extending Lenders and Extending Lenders as of such date solely with respect to any and all Carry-Over Letters of Credit.

“Carry-Over Letter of Credit” means any Letter of Credit that was issued prior to the Existing Maturity Date and has an expiry date after the Existing Maturity Date.

“Cash Collateralized LC Exposure” means, with respect to any Specified Letter of Credit as of any date, the amount of cash collateral pledged to the applicable issuing bank or institution that issued such Specified Letter of Credit as security to cover reimbursement obligations of WIL-Ireland or any Restricted Subsidiary in respect of such Specified Letter of Credit, excluding any such cash collateral that is (a) in excess of the stated amount of such Specified Letter of Credit or (b) designated solely for the purpose of paying or reimbursing any amounts other than amounts drawn under such Specified Letter of Credit.

“Cash Equivalents” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) in the case of any Restricted Subsidiary that is organized under the laws of a jurisdiction outside the United States of America, other investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Restricted Subsidiary for cash management purposes.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which: (a) in the case of the Weatherford Parent Company, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Effective Date) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Effective Date), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Weatherford Parent Company, except as a result of a Redomestication; (ii) the shareholders of the Weatherford Parent Company approve any plan of liquidation, winding up or dissolution of the Weatherford Parent Company, except in connection with a Redomestication; (iii) the Weatherford Parent Company Disposes of all or substantially all of its assets to any Person other than an Obligor or a Restricted Subsidiary organized in a Specified Jurisdiction that, concurrently with such Disposition, becomes a Guarantor in accordance with Section 7.08(a), except in connection with a Redomestication; or (iv) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the Weatherford Parent Company (together with any new directors whose appointment or election by such Board of Directors or whose nomination for election by the shareholders of the Weatherford Parent Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Weatherford Parent Company then in office, but excluding from the foregoing clause any change in the composition or membership of the Board of Directors of the Weatherford Parent Company resulting solely from the addition thereto or removal therefrom of directors to the extent necessary for the Weatherford Parent Company to comply with the United States Sarbanes Oxley Act of 2002 or the rules and regulations of any stock exchange on which the Weatherford Parent Company’s securities are listed, pursuant to the recommendation of the Weatherford Parent Company’s legal counsel; or (b) in the case of any other Obligor Party, except in a transaction permitted by Section 8.02, the Weatherford Parent Company ceases to own, after giving effect to such event or series of events, directly or indirectly, 100% of the issued and outstanding Capital Stock of each class of such Obligor Party.

“Change of Control Event” means (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to Section 14(d) of the Exchange Act that would result in a Change of Control if completed.

“Charges” has the meaning specified in Section 11.14.

“Citi Credit Documents” means, collectively, (a) that certain Credit and Guaranty Agreement, dated as of March 3, 2014, among WIL-Bermuda, WIL-Delaware, WIL-Ireland (successor-in-interest to Weatherford International Ltd., a Swiss joint stock company), the lenders party thereto from time to time and Citicorp USA, Inc., as administrative agent and as issuing bank, and (b) that certain Continuing Agreement for Standby Letters of Credit, dated March 3, 2014, among WIL-Bermuda, WIL-Delaware, WIL-Ireland (successor-in-interest to Weatherford International Ltd., a Swiss joint stock company) and Citibank, N.A.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commitment Increase” has the meaning specified in Section 2.18(a).

“Commitments” means, collectively, the Extended Commitments and the Non-Extended Commitments, if applicable, and “Commitment” means any Extended Commitment or Non-Extended Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 11.02(e)(ii).

“Compliance Certificate” means with respect to any fiscal period, a certificate of a Principal Financial Officer of WIL-Ireland substantially in the form of Exhibit G, certifying as to (a) whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants for such period, (c) attaching a summary report with respect to all Specified Letters of Credit, including all undrawn amounts thereunder, as of the last day of such period, (d) identifying all Material Specified Subsidiaries, (e) specifying whether any Material Specified Subsidiaries are organized in jurisdictions other than Specified Jurisdictions or Excluded Jurisdictions, and (f) stating whether any change in GAAP or in the application thereof has occurred since the date of WIL-Ireland’s consolidated financial statements most recently delivered pursuant to Section 7.01(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes.

“Consolidated Adjusted EBITDA”  means, for any period and with respect to any Reference Group, Consolidated Net Income of such Reference Group for such period plus, (a) the following expenses or charges (without duplication) and to the extent deducted from revenues in determining Consolidated Net Income of such Reference Group for such period: (i) Consolidated Interest Expense, (ii) expense for income taxes, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring cash costs, expenses and charges, including those related to (A) severance, cost savings, operating expense reductions, facilities closings, percentage of completion contracts, consolidations, and integration costs and other restructuring charges or reserves and (B) litigation, settlement and judgment costs and expenses (provided that the aggregate amount of all amounts added back pursuant to this clause (v) shall not exceed $100,000,000 for any Testing Period), (vi) any non-cash losses or charges under Swap Agreements resulting from the application of FASB ASC 815, (vii) non-cash compensation expenses or costs related to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, (viii) fees, expenses, premiums and similar charges incurred in connection with the Term Loan Agreement, the 364-Day Revolving Credit Agreement, this Agreement and the Transactions, and (ix) all other non-cash charges, expenses or losses minus, (b) the following items of income or gains (without duplication) to the extent included in Consolidated Net Income of such Reference Group for such period, (i) interest income, (ii) income tax benefits (to the extent not netted from tax expense), (iii) any cash payments made during such period in respect of non-cash items described in clause (ix) above subsequent to the Fiscal Quarter in which such non-cash expenses or losses were incurred (iv)

any non-cash gains under Swap Agreements resulting from the application of FASB ASC 815 and (v) all other non-cash income or gains, all calculated for such Reference Group in accordance with GAAP on a consolidated basis.  For the purposes of calculating Consolidated Adjusted EBITDA of any Reference Group for any Testing Period if at any time during such Testing Period any member of the applicable Reference Group shall have made any Material Acquisition or Material Disposition, Consolidated Adjusted EBITDA of such Reference Group for such Testing Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition or Material Disposition had occurred on the first day of such Testing Period.

“Consolidated Interest Expense” means, for any period and with respect to any Reference Group, the interest expense (including interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of such Reference Group calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of such Reference Group and all outstanding letters of credit, bank guaranties and bankers’ acceptances of such Reference Group, in each case allocable to such period in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing; amortization of original issue discount resulting from the issuance of indebtedness at less than par; financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions and expenses and, in each case, the amortization thereof; and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP; but excluding any interest that is paid in kind by adding the amount thereof to the principal amount of the related Indebtedness) and (b) the interest, yield, discount or costs, as applicable, payable on all Attributable Receivables Amounts of such Reference Group and attributable to such period.  In the event that any member of such Reference Group shall have completed a Material Acquisition or a Material Disposition at any time during any Testing Period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such Material Acquisition or Material Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such Testing Period.

“Consolidated Net Income” means, for any period and with respect to any Reference Group, the net income (or loss) of such Reference Group calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded, without duplication: (a) the income (or loss) of any Person accrued prior to the date such Person became a Restricted Subsidiary of a member of such Reference Group, or is merged into or consolidated with a member of such Reference Group or such Person’s assets are acquired by any member of such Reference Group; (b) the income (or loss) of any Person that is not a Restricted Subsidiary of any member of such Reference Group, or that is accounted for by the equity method of accounting (provided that Consolidated Net Income of such Reference Group for such period shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents to any member of such Reference Group by such Person during such period); (c) the undistributed earnings of any Restricted Subsidiary of any member of such Reference Group to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by operation of the terms of its organizational documents or any contractual obligation (other than the Loan Documents) or Requirement of Law applicable to such Restricted Subsidiary; and (d)

the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income of such Reference Group for such period.

“Convertible Indebtedness” means Indebtedness of WIL-Ireland or any of its Subsidiaries permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into ordinary shares of WIL-Ireland (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such ordinary shares) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for ordinary shares of WIL-Ireland and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Party” means the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.

“Default” means the occurrence of any event that with the giving of notice or the passage of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Obligor Party or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by any Obligor Party or any Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Obligor Party’s or Credit Party’s receipt of such certification in form and substance satisfactory to such Obligor Party or such Credit Party, as applicable, and the Administrative Agent, or (d) has become, or whose Lender Parent has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Designated Assets” means, the assets used in the United States and Canadian land hydraulic fracturing pressure pumping, multistage completions and pump-down perforating businesses of WIL-Ireland and its Subsidiaries.

“Designated Joint Venture” means either (a) the potential joint venture involving the Designated Assets that is described in the same writing delivered to the Administrative Agent and the Lenders prior to the Effective Date that describes the Designated Assets or (b) the joint venture between WIL-Ireland and Schlumberger Limited more particularly described in the press release of WIL-Ireland dated March 24, 2017 captioned “Weatherford and Schlumberger to Form OneStim Joint Venture”.

“Designated Joint Venture Investment” means an Investment permitted by Section 8.06(h) consisting of the contribution by WIL-Ireland or any Restricted Subsidiary of assets, other than cash or Cash Equivalents.

“Designated Joint Venture Investments Basket” means, at any date of determination, an amount equal to the sum of (a) $25,000,000 plus (b) if such date is on or after the first anniversary of the Effective Date, $25,000,000 plus (c) if such date is on or after the second anniversary of the Effective Date, $25,000,000.

“Deutsche Bank” means Deutsche Bank AG New York Branch and its successors.

“Dispose” means to sell, lease, assign, exchange, convey or otherwise transfer (excluding the granting of a Lien on) any property.  “Disposition” has a meaning correlative thereto.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, in each case (determined as of the date of issuance), on or prior to the date that is 91 days after the latest to occur of (i) the Extended Maturity Date, (ii) the 364-Day Revolving Credit Maturity Date and (iii) the Term Loan Maturity Date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into which such Capital Stock is convertible or for which such Capital Stock is exchangeable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any Change of Control or any Disposition occurring prior to the date that is 91 days after the latest to occur of (i) the Extended Maturity Date, (ii) the 364-Day Revolving Credit Maturity Date and (iii) the Term Loan Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to Payment in Full.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on such date of determination.  In making any determination of the Dollar Equivalent for any purpose, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement.  As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

“Dollars”, “dollars” and “$” means the lawful currency of the United States of America.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which each party hereto has executed and delivered this Agreement and the other conditions set forth in Section 5.01 are first satisfied (or waived in accordance with Section 11.01).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all Requirements of Law, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety with respect to exposure to Hazardous Materials.

“Environmental Liability” means any liability  (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of WIL-Ireland or any of its Subsidiaries resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder.

“ERISA Affiliate” means (a) each member of a controlled group of corporations and each trade or business (whether or not incorporated) under common control which, together with WIL-Ireland or any Borrower, would be treated as a single employer at any time within the preceding six years under Section 414 of the Code and (b) any Subsidiary of any of the Obligors.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to a Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by WIL-Ireland, any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by WIL-Ireland, any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by WIL-Ireland, any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g)  the receipt by any Multiemployer Plan from WIL-Ireland, any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon WIL-Ireland, any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or is subject to the requirements for plans in endangered, critical or critical and declining status under Section 432 of the Code or Section 305 of ERISA; or (h) any Foreign Plan Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Amount” has the meaning specified in Section 2.06(c)(i).

“Excess Cash Flow” means, for any Fiscal Quarter, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for the WIL-Ireland Group for such Fiscal Quarter, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such Fiscal Quarter, and (iv) the aggregate net amount of non-cash loss on the disposition of property by WIL-Ireland and its Restricted Subsidiaries during such Fiscal Quarter (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by WIL-Ireland and its Restricted Subsidiaries in cash during such Fiscal Quarter on account of capital expenditures, (iii) the aggregate amount of all regularly scheduled principal payments of Long-Term Debt (including the Term Loans) of WIL-Ireland and its Restricted Subsidiaries made during such Fiscal Quarter (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Working Capital for such Fiscal Quarter, and (v) the aggregate net amount of non-cash gain on the disposition of property by WIL-Ireland and its Restricted Subsidiaries during such Fiscal Quarter (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income; provided that (A) in the case of clause (b)(ii), such amount shall exclude the principal amount of Indebtedness incurred in connection with such expenditures and (B) in the case of clauses (b)(ii) and (b)(iii), such amounts shall exclude any such expenditures or payments financed with insurance proceeds, issuances of Capital Stock by WIL-Ireland (other than Disqualified Capital Stock), or the proceeds of Dispositions of assets.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean, on any day, (a) with respect to any Alternative Currency on a particular date, the rate of exchange for the purchase of Dollars with such Alternative Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Borrowers, using any method of determination it deems reasonably appropriate) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Borrowers, using any method of determination it deems reasonably appropriate; provided that in connection with any determination by the Administrative Agent of the equivalent of such amount in Dollars, as applicable, pursuant to the foregoing clauses (a) or (b), upon the written request of any Borrower, the Administrative Agent shall notify such Borrower of the sources used to determine such amount.

“Excluded Jurisdictions” means the countries or other jurisdictions identified on Schedule 1.01A hereto.

“Excluded Swap Obligation” means, with respect to any Obligor, any Specified Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Specified Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an ECP at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor under any Loan Document, (a) any taxes imposed on (or measured by reference to, in whole or in part) its income, profits, capital or net worth (but excluding withholding Taxes for purposes of this subsection (a) only) (i) by the United States of America, or  by the jurisdiction under the laws of which such recipient is organized or resident or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower, the Administrative Agent, any Lender, any Issuing Bank or any other such recipient is located or otherwise conducting business activity, (c) in the case of a Lender (other than an assignee pursuant to an assignment required by WIL-Bermuda under Section 4.03(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or would have been so imposed if a Borrower were a United States corporation, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 4.02(a), (d) in the case of any Lender that becomes a party to this Agreement after the date hereof (or designates a new lending office after the date hereof) without the prior written consent of WIL to the extent required by Section 11.05 (other than (i) a Lender that becomes a party to this Agreement or designates a new lending office when an Event of Default has occurred and is continuing, (ii) a Lender that designates a new lending office after the date hereof pursuant to Section 4.03(a), (iii) an assignee pursuant to an assignment by a Lender under Section 4.03(a), and (iv) an assignee pursuant to an assignment required by WIL-Bermuda under Section 4.03(b)), any withholding tax that is imposed on amounts payable to such Lender pursuant to any Loan Document (and including any additional withholding tax that is imposed on amounts payable to such Lender as a result of a change in treaty, law or regulation), (e) in the case of a Lender, any withholding tax imposed on amounts payable to such Lender immediately after it changes its jurisdiction of organization and/or tax residency, except to the extent payments to, or for the benefit of, such Lender were subject to a withholding tax for which an Obligor was responsible immediately prior to the Lender’s change in jurisdiction and/or tax residency, (f) any withholding tax attributable to such Lender’s failure to comply with Section 4.02(c) or Section 4.02(e) and (g) any United States federal withholding Taxes imposed by FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” has the meaning specified in Section 3.01(a).

“Existing Maturity Date” means July 12, 2019.

“Existing Senior Notes” means, collectively, (a) the 6.800% Senior Notes due June 15, 2037 issued by WIL-Delaware, (b) the 6.500% Senior Notes due August 1, 2036 issued by WIL-Bermuda, (c) the 7.000% Senior Notes due March 15, 2038 issued by WIL-Bermuda, (d) the

9.875% Senior Notes due March 1, 2039 issued by WIL-Bermuda, (e) the 2020 Senior Notes, (f) the 6.750% Senior Notes due September 15, 2040 issued by WIL-Bermuda, (g) the 4.500% Senior Notes due April 15, 2022 issued by WIL-Bermuda, (h) the 5.950% Senior Notes due April 15, 2042 issued by WIL-Bermuda, (i) the 5.875% Exchangeable Senior Notes due July 1, 2021 issued by WIL-Bermuda, (j) the 7.75% Senior Notes due June 15, 2021 issued by WIL-Bermuda, (k) the 8.25% Senior Notes due June 15, 2023 issued by WIL-Bermuda, (l) the 9.875% Senior Notes due February 15, 2024 issued by WIL-Bermuda and (m) the 9.875% Senior Notes due March 1, 2025 issued by WIL-Delaware.

“Existing Senior Notes Indentures” means, collectively, (a) that certain Indenture, dated as of June 18, 2007, among WIL-Delaware, as issuer, WIL-Bermuda, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, and (b) that certain Indenture, dated as of October 1, 2003, among WIL-Bermuda, as issuer, WIL-Delaware, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, in each case, as supplemented or otherwise modified by all supplemental indentures thereto or any other document supplementing or modifying the terms of such Indentures.

“Extended Commitment” means, with respect to each Extending Lender, the commitment of such Extending Lender to (a) make Loans, (b) acquire participations in Letters of Credit hereunder and (c) acquire participations in Swingline Loans, which commitment will terminate on the Extended Maturity Date (if not terminated earlier in accordance with the terms hereof), in an aggregate principal amount set forth opposite such Extending Lender’s name on Schedule 2.01 under the heading “Extended Commitment” or in the Additional Lender Supplement or Assignment and Assumption pursuant to which such Extending Lender shall have provided or assumed its Extended Commitment, as applicable, as such amount may be (i) reduced from time to time pursuant to Section 2.06, (ii) increased from time to time pursuant to Section 2.18 and (iii) reduced or increased from time to time pursuant to assignments by or to such Extending Lender pursuant to Section 4.03 or Section 11.05.

“Extended Expiration Letter of Credit” has the meaning specified in Section 3.01(c).

“Extended Maturity Date” means July 13, 2020; provided, however, that if WIL-Bermuda has not voluntarily Redeemed a necessary amount of its 2020 Senior Notes prior to June 12, 2020 such that no more than $50,000,000 of its 2020 Senior Notes remain outstanding on such date, then the Extended Maturity Date shall be June 12, 2020 unless WIL-Bermuda has deposited such necessary amount in cash into an Acceptable Deposit Account on or before such date.

“Extending Lender” means each Person listed on Schedule 2.01 to the extent such Person is providing an Extended Commitment and any other Person that (a) accepts an assignment from, and assumes the obligations of, an Extending Lender pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement or (b) provides all or a portion of any Incremental Commitments in accordance with Section 2.18.

“Extending Lender Applicable Rate” means, for any day, with respect to the facility fees payable to any Extending Lender hereunder or with respect to any Eurodollar Revolving Credit

Loan or ABR Revolving Credit Loan of any Extending Lender, as the case may be, the applicable rate per annum set forth below under the captions “Facility Fee Rate”, “LIBOR Margin” or “ABR Margin”, as the case may be, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available:

Category	Specified Senior Leverage Ratio	Facility Fee Rate	LIBOR Margin	ABR Margin
Category 1	< 1.00 to 1.00	0.325%	2.675%	1.675%
Category 2	> 1.00 to 1.00 but < 2.00 to 1.00	0.400%	3.550%	2.550%
Category 3	> 2.00 to 1.00 but < 2.50 to 1.00	0.500%	3.950%	2.950%
Category 4	> 2.50 to 1.00	0.750%	4.450%	3.450%

If at any time WIL-Ireland fails to deliver the quarterly or annual financial statements or related certificates required under this Agreement on or before the date such statements or certificates are due, Category 4 shall be deemed applicable for the period commencing three Business Days after such required date of delivery and ending on the date which is three Business Days after such statements or certificates are actually delivered, after which the Category shall be determined in accordance with the table above as applicable.

Adjustments, if any, to the Category then in effect shall be effective three Business Days after the Administrative Agent has received the applicable financial statements and related certificates and shall apply until the date immediately preceding the effective date of the next such change.

Until any adjustment becomes effective as provided in the paragraph above upon the Administrative Agent’s receipt of the applicable financial statements for the fiscal quarter ended June 30, 2018, Category 1 will be applicable under this Agreement based on the financial statements and related certificates for the fiscal quarter ended March 31, 2018.

“Extending Lender Revolving Credit Loan” means a Revolving Credit Loan of an Extending Lender.

“Facility Fee Rate” means, for any day, (a) with respect to any Non-Extending Lender, the per annum rate set forth in the definition of the term “Non-Extending Lender Applicable Rate” under the heading “Facility Fee Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available and (b) with respect to any Extending Lender, the per annum rate set forth in the definition of the term “Extending Lender Applicable Rate” under the heading “Facility Fee Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any Intergovernmental Agreement as defined in Treasury Regulation Section 1.1471-1T(b)(67) or any successor provisions.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.  For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants” means those covenants set forth in Section 8.09 and any Additional Financial Covenants included in this Agreement from time to time pursuant to Section 7.10.

“Financial Standby Letter of Credit” means a standby Letter of Credit under which the beneficiary is entitled to draw thereon in the event that the account party (or the Person or Persons on whose behalf such Letter of Credit was issued) fails to perform a financial obligation.  By way of example, a Financial Standby Letter of Credit includes (a) a standby Letter of Credit that secures an obligation to repay borrowed money or to pay invoices, insurance premiums or other monetary obligations, (b) a standby Letter of Credit issued to back a bank guarantee, surety bond or other similar instrument issued to secure an obligation to repay borrowed money or to pay invoices, insurance premiums or other monetary obligations and (c) each Existing Letter of Credit that is identified as a “Financial Standby Letter of Credit” on Schedule 3.01.

“Financial Standby LC Participation Fee Rate” means, for any day, (a) with respect to any Non-Extending Lender, a per annum rate equal to the applicable “LIBOR Margin” set forth in the definition of the term “Non-Extending Lender Applicable Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available and (b) with respect to any Extending Lender, a per annum rate equal to the applicable “LIBOR Margin” set forth in the definition of “Extending Lender Applicable Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available.

“Fiscal Quarter” means a Fiscal Quarter of WIL-Ireland, ending on the last day of each March, June, September and December.

“Fiscal Year” means a Fiscal Year of WIL-Ireland, ending on December 31 of each year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

“Foreign Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to United States law, that is maintained or contributed to by WIL-Ireland, any Borrower or any ERISA Affiliate or with respect to which WIL-Ireland, any Borrower or any ERISA Affiliate may have any liability.

“Foreign Plan Event” means with respect to any Foreign Plan, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (ii) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, (iii) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan, or (iv) a final determination that WIL-Ireland, any Borrower or any ERISA Affiliate are responsible for a deficit or funding shortfall in a Foreign Plan.

“Funded Indebtedness” means, with respect to any Reference Group as of any date, the sum, without duplication, of (a) all Indebtedness of the type described in clauses (a), (b), (d) and (g) of the definition thereof of any member of such Reference Group, other than any such Indebtedness that is Subordinated, and (b) all Guarantees by any member of such Reference Group with respect to any of the foregoing types of Indebtedness (whether or not the primary obligor is a member of such Reference Group), other than any such Guarantee that is Subordinated.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

“Governmental Authority” means the government of any Specified Jurisdiction or any other nation and any political subdivision of any of the foregoing, whether state or local, and any central bank, agency, authority, instrumentality, regulatory body, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person means any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any Indebtedness of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Indebtedness, (b) any agreement (i) to pay or purchase, or to advance or supply funds for the primary purpose of the payment or purchase of, any such Indebtedness, (ii) to purchase securities or to purchase, sell or lease property, products, materials or supplies, or transportation or services, with the primary purpose of enabling such other Person to pay any such Indebtedness or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any such Indebtedness (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such Indebtedness, and (c) any obligations of such Person as an account party in respect of any letter of credit or bank guaranty issued to support any such Indebtedness; provided, however, that notwithstanding the foregoing, support letters delivered for audit purposes (to the extent consistent with past practices of WIL-Ireland and its Restricted Subsidiaries) and performance guarantees shall not be considered Guarantees pursuant to this definition.  The amount of any Guarantee shall be an amount equal to the lesser of the stated or determinable amount of the primary Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guaranteed Obligations” means (a) all Obligations and (b) all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that, with respect to any Obligor, the term “Guaranteed Obligations” shall not include any Excluded Swap Obligations of such Obligor.

“Guarantors” means each Holdco Guarantor and each other Restricted Subsidiary that enters into a Guaranty Agreement with respect to the Guaranteed Obligations.  The Guarantors as of the Amendment No. 3 Effective Date are set forth on Schedule 1.01C hereto.

“Guaranty Agreements” means, collectively, (a) the Affiliate Guaranty dated as of the Effective Date by and among WIL-Ireland and the Restricted Subsidiaries party thereto in favor of the Administrative Agent, for the benefit of itself and the other holders of the Guaranteed Obligations, and (b) any other guaranty agreement in form and substance reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent, for the benefit of itself and the other holders of the Guaranteed Obligations, in any such case, pursuant to which any Person guarantees the Guaranteed Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdco Guarantor” means each of WIL-Ireland, WIL-Delaware, Weatherford Investment Inc., a Delaware corporation, Weatherford International Holding (Bermuda) Ltd., a Bermuda exempted company, Weatherford Bermuda Holdings Ltd., a Bermuda exempted company, and Weatherford Products GmbH, a Switzerland limited liability company.

“Hostile Acquisition” means (a) the acquisition of the Capital Stock of a Person through a tender offer or similar solicitation of the owners of such Capital Stock which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Incorporated Financial Covenant” has the meaning specified in Section 7.10(b).

“Increase Effective Date” has the meaning specified in Section 2.18(b).

“Increasing Lender” has the meaning specified in Section 2.18(a).

“Increasing Lender Supplement” means an increasing lender supplement entered into by the Borrowers and any Increasing Lender in the form of Exhibit K or any other form reasonably acceptable to the Administrative Agent.

“Incremental Commitment” has the meaning specified in Section 2.18(a).

“Incremental Commitment Cap” has the meaning specified in Section 2.18(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), including obligations evidenced by a bond, note, debenture or similar instrument, (b) all non-contingent reimbursement obligations of such Person in respect of letters of credit, bank guaranties, bankers’ acceptances, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments, (c) all obligations of such Person for the balance deferred and unpaid of the purchase price for any property or services (except for trade payables or other obligations arising in the ordinary course of business that are not more than 90 days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all Capital Lease Obligations of such Person; (e) all Indebtedness (as described in the other clauses of this definition) of others secured by a consensual Lien on property owned or acquired by such Person (whether or not the Indebtedness secured thereby has been assumed); (f) all Guarantees by such Person of the Indebtedness (as described in the other clauses of this definition) of any other Person (including, for the avoidance of doubt, any Subsidiary or other Affiliate of such Person or any third party that is not affiliated with such Person); and (g) all Disqualified Capital Stock of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Borrower or Guarantor under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05, which, if in writing, shall be substantially in the form of Exhibit C.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and, with respect to the Non-Extending Lenders, the Existing Maturity Date and, with respect to the Extending Lenders, the Extended Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and, with respect to the Non-Extending Lenders, the Existing Maturity Date and, with respect to the Extending Lenders, the Extended Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to a Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as a Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing of Revolving Credit Loans, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Investment” means, as applied to any Person, any direct or indirect (a) purchase or other acquisition (including pursuant to any merger or consolidation with any Person) of any Capital Stock, evidences of Indebtedness or other securities of any other Person, (b) loan or advance made by such Person to any other Person, (c) Guarantee, assumption or other incurrence of liability by such Person of or for any Indebtedness of any other Person, (d) capital contribution or other investment by such Person in any other Person or (e) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit.

“ISDA” means the International Swaps and Derivatives Association, Inc.

“Issuing Bank” means each of JPMorgan, Deutsche Bank, Wells Fargo, Toronto Dominion and any other Lender that agrees to issue Letters of Credit hereunder as contemplated by Section 3.01(k), in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” has the meaning specified in Section 3.01(k).

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Land Rig Sale” means the Disposition of all or a portion of the land drilling business of WIL-Ireland and its Subsidiaries.

“LC Collateral Account” has the meaning specified in Section 3.01(j).

“LC Commitment” means, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 3.01.  The amount of each Issuing Bank’s LC Commitment, at any time, shall not exceed (i) with respect to the Issuing Banks as of the Amendment No. 3 Effective Date, $75,000,000 and (ii) with respect to any other Issuing Bank, an amount agreed to by such Issuing Bank, in the case of any Issuing Bank described in the preceding clause (i) or clause (ii), as such LC Commitment may be adjusted from time to time in accordance with Section 3.01(i).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Expiration Date” has the meaning specified in Section 3.01(c).

“LC Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total LC Exposure at such time.

“LC Sublimit” means, at any time, an amount equal to the Aggregate Commitments at such time.

“Lead Arrangers” means JPMorgan, Wells Fargo Securities, LLC, Citibank, N.A., Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means, collectively, the Extending Lenders and Non-Extending Lenders, if applicable, and “Lender” means any Extending Lender or Non-Extending Lender, as the context may require.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Request” means a request by a Borrower for the issuance, amendment, renewal or extension, as the case may be, of a Letter of Credit in accordance with Section 3.01(b), which shall be substantially in the form of Exhibit F.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if a LIBO Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate.  It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.11.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, or any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time selected by the Administrative Agent in its reasonable discretion), provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of this definition shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement or any lease (excluding, however, any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise); provided that “Lien” shall not include or cover setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations arising under (i) ISDA standard documents or agreements otherwise customary in swap or hedging transactions, (ii) deposit, securities and commodity accounts and (iii) Banking Services.

“Loan” means a Revolving Credit Loan or a Swingline Loan, as the context may require.

“Loan Documents” means, collectively, this Agreement, the Amendment and Restatement Agreement, any Notes issued pursuant to this Agreement, the Guaranty Agreements, the Letters of Credit (and applications therefor), each Increasing Lender Supplement, each Additional Lender Supplement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to the Administrative Agent, any Issuing Bank or any Lender pursuant to or in connection with any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

“Long-Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Material Acquisition” means, with respect to any Reference Group, any acquisition of property permitted hereunder (other than an acquisition of property in the ordinary course of business) involving the payment of consideration by any member of such Reference Group in excess of $20,000,000.

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business, assets or operations of WIL-Ireland and its Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect on (i) the ability of the Obligors to collectively perform their payment or other material obligations hereunder or under the Notes and other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by the Obligors under the Loan Documents.

“Material Disposition” means, with respect to any Reference Group, any Disposition of property that involves the receipt of consideration by any member of such Reference Group in excess of $20,000,000.

“Material Indebtedness” means (a) the Term Loan Facility, (b) the 364-Day Revolving Credit Facility, (c) Indebtedness (other than the Loans and Letters of Credit) of any one or more of WIL-Ireland and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000 and (d) obligations in respect of one or more Swap Agreements of any one or more of WIL-Ireland and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of WIL-Ireland or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that WIL-Ireland or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Specified Subsidiary” means (a) any Restricted Subsidiary that, together with its own consolidated Restricted Subsidiaries, as of the last day of any Fiscal Quarter ended for which financial statements have been delivered pursuant to Section 7.01(a) or Section 7.01(b) of this Agreement (i) had assets representing more than 2.5% of the Total Specified Asset Value as of such date or (ii) generated more than 2.5% of Consolidated Adjusted EBITDA of the Specified Group for the four consecutive Fiscal Quarter period ending on such date and (b) any Restricted Subsidiary organized in a Specified Jurisdiction that is a primary obligor or provides a Guarantee of any overdraft facility, working capital facility, letter of credit facility or other cash management facility that, if fully utilized, would provide for extensions of credit in an aggregate amount of $20,000,000 or more.

“Material Subsidiary” means (a) each Material Specified Subsidiary and (b) each other Restricted Subsidiary that, together with its own consolidated Restricted Subsidiaries, either (i) has total assets in excess of 5% of the total assets of WIL-Ireland and its consolidated Restricted Subsidiaries or (ii) has gross revenues in excess of 5% of the consolidated gross revenues of WIL-Ireland and its consolidated Restricted Subsidiaries based, in each case, on the most recent audited consolidated financial statements of WIL-Ireland.  Notwithstanding the foregoing, WIL-Delaware and WIL-Bermuda shall be deemed to be Material Subsidiaries.

“Maximum Rate” has the meaning specified in Section 11.14.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan” means any plan covered by Title IV of ERISA which is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“Net Cash Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans and loans under the 364-Day Revolving Credit Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year that are directly attributable to such event (as determined reasonably and in good faith by a Principal Financial Officer of WIL-Ireland) and (iv) the proceeds of business interruption insurance to the extent compensation for lost revenue.

“Net Proceeds” means, with respect to any event, (a) the Net Cash Proceeds with respect to such event, plus (b) the fair market value (determined at the time received) of any non-cash proceeds received by WIL-Ireland and its Restricted Subsidiaries in respect to such event.

“New Weatherford Parent” has the meaning specified in clause (c) of the definition of the term “Redomestication”.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender or each affected Lender in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Extended Commitment” means, with respect to each Non-Extending Lender, the commitment of such Non-Extending Lender to (a) make Loans, (b) acquire participations in Letters of Credit hereunder and (c) acquire participations in Swingline Loans, which commitment will terminate on the Existing Maturity Date (if not terminated earlier in accordance with the terms hereof), in an aggregate principal amount set forth opposite such Non-Extending Lenders name on Schedule 2.01 under the heading “Non-Extended Commitment” or in the Assignment and Assumption pursuant to which such Non-Extending Lender shall have assumed its Non-Extended Commitment, as applicable, as such amount may be (i) reduced from time to time pursuant to Section 2.06 and (ii) reduced or increased from time to time pursuant to assignments by or to such Extending Lender pursuant to Section 4.03 or Section 11.05.

“Non-Extending Lender” means each Person listed on Schedule 2.01 to the extent such Person has a Non-Extended Commitment and any other Person that accepts an assignment from, and assumes the obligations of, a Non-Extending Lender pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement.

“Non-Extending Lender Applicable Rate” means, for any day, with respect to the facility fees payable to any Non-Extending Lender hereunder or with respect to any Eurodollar Revolving Credit Loan or ABR Revolving Credit Loan of any Non-Extending Lender, as the case may be, the applicable rate per annum set forth below under the captions “Facility Fee Rate”, “LIBOR Margin” or “ABR Margin”, as the case may be, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available:

Category	Specified Senior Leverage Ratio	Facility Fee Rate	LIBOR Margin	ABR Margin
Category 1	< 1.00 to 1.00	0.325%	1.925%	0.925%
Category 2	> 1.00 to 1.00 but < 2.00 to 1.00	0.400%	2.800%	1.800%
Category 3	> 2.00 to 1.00 but < 2.50 to 1.00	0.500%	3.200%	2.200%
Category 4	> 2.50 to 1.00	0.500%	3.700%	2.700%

If at any time WIL-Ireland fails to deliver the quarterly or annual financial statements or related certificates required under this Agreement on or before the date such statements or certificates are due, Category 4 shall be deemed applicable for the period commencing three Business Days after such required date of delivery and ending on the date which is three Business Days after such statements or certificates are actually delivered, after which the Category shall be determined in accordance with the table above as applicable.

Adjustments, if any, to the Category then in effect shall be effective three Business Days after the Administrative Agent has received the applicable financial statements and related certificates and shall apply until the date immediately preceding the effective date of the next such change.

Until any adjustment becomes effective as provided in the paragraph above upon the Administrative Agent’s receipt of the applicable financial statements for the fiscal quarter ended June 30, 2018, Category 1 will be applicable under this Agreement based on the financial statements and related certificates for the fiscal quarter ended March 31, 2018.

“Non-Extending Lender Revolving Credit Loan” means a Revolving Credit Loan of a Non-Extending Lender.

“Note” means a Revolving Credit Note or a Swingline Note, as the context may require.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, collectively, all unpaid principal of and accrued and unpaid interest on the Loans, all obligations with respect to Letters of Credit (including unreimbursed LC Disbursements), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, administration, examinership, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of WIL-Ireland and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any Indemnitee, individually or collectively (whether existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise) arising or incurred under this Agreement or any of the other Loan Documents or otherwise in respect of any of the Loans or any of the Letters of Credit.

“Obligors” means the Obligor Parties and any other Guarantors, and “Obligor” means any of them.

“Obligor Parties” means the Borrowers and WIL-Ireland, and “Obligor Party” means any of them.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Agreement” means any agreement, instrument or other document governing any Indebtedness for borrowed money of any Obligor (other than intercompany Indebtedness).

“Other Subsidiaries Group” means, collectively, all of the Restricted Subsidiaries of WIL-Ireland that are not Specified Group Members.

“Other Subsidiaries Group Member” means any member of the Other Subsidiaries Group.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, other than Excluded Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but only to the extent that any of the foregoing is imposed by (i) Bermuda, Switzerland, the United States or any other jurisdiction in which any Borrower is organized or is resident for tax purposes or any other jurisdiction in which WIL-Bermuda is Redomesticated or is resident for tax purposes with respect to a Foreign Lender, or (ii) Bermuda, Switzerland, or any other jurisdiction in which any Borrower is organized or is resident for tax purposes or any other jurisdiction (other than the United States) in which WIL-Bermuda is Redomesticated or is resident for tax purposes with respect to a Lender which is not a Foreign Lender.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.—managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning specified in Section 11.05(c).

“Participant Certificate” means a certificate executed by a Participant, substantially in the form of Exhibit J.

“Participant Register” has the meaning specified in Section 11.05(c).

“PATRIOT Act” has the meaning specified in Section 11.18.

“Paying Borrower” has the meaning specified in Section 2.14.

“Payment in Full” means the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnification obligations as to which no claim has been received by any Obligor) shall have been paid in full in cash and all Letters of Credit (other than Letters of Credit with respect to which other arrangements satisfactory to each applicable Issuing Bank have been made) shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed in full in cash.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performance Standby Letter of Credit” means a standby Letter of Credit under which the beneficiary is entitled to draw thereon in the event that the account party (or the Person or Persons on whose behalf such Letter of Credit was issued) fails to perform a nonfinancial contractual obligation.  By way of example, a Performance Standby Letter of Credit includes (a) a standby Letter of Credit issued to secure (i) performance obligations in connection with the provision of Weatherford Customer Services (including Weatherford Customer Services about to be commenced) or (ii) performance obligations in connection with bids for prospective projects involving Weatherford Customer Services, (b) a standby Letter of Credit issued to back a bank guarantee, surety bond, performance bond, customs bond, advance payment bond, or other similar instrument issued to secure the obligation to perform Weatherford Customer Services and (c) each Existing Letter of Credit that is identified as a “Performance Letter of Credit” in Schedule 3.01.

“Performance Standby LC Participation Fee Rate” means, for any day, (a) with respect to any Non-Extending Lender, a per annum rate equal to 50% of the applicable “LIBOR Margin” set forth in the definition of the term “Non-Extending Lender Applicable Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available and (b) with respect to any Extending Lender, a per annum rate equal to 50% of the applicable “LIBOR Margin” set forth in the definition of “Extending Lender Applicable Rate”, based upon the Specified Senior Leverage Ratio as of the most recently ended Fiscal Quarter for which financial statements are available.

“Permitted Acquisition” means any Acquisition (other than a Hostile Acquisition) by WIL-Ireland or a Restricted Subsidiary if (a) at the time of and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) WIL-Ireland and its Restricted Subsidiaries are in compliance with Section 8.03 and (iii) WIL-Ireland is in compliance, on a pro forma basis, with the Financial Covenants recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable Testing Period in accordance with its terms) had occurred on the first day of the applicable Testing Period and, if the aggregate consideration paid in respect of such Acquisition exceeds $50,000,000, WIL-Ireland shall have delivered to the Administrative Agent a certificate of a Principal Financial Officer to such effect, together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent, (b) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 7.08 shall have been taken or will be taken within the time periods set forth therein, (c) if such Acquisition involves a merger, consolidation or amalgamation of WIL-Ireland or a Restricted Subsidiary with any other Person, such Acquisition is permitted under Section 8.02, and (d) the aggregate consideration paid in respect of such Acquisition, when taken together with the aggregate consideration paid in respect of all other Acquisitions consummated since the Effective Date, does not exceed (i) with respect to Acquisitions consummated by any of the Other Subsidiaries Group Members, $100,000,000, and (ii) with respect to Acquisitions consummated by WIL-Ireland and any of the Specified Group Members, the Permitted Acquisitions Basket at the time of such Acquisition.

“Permitted Acquisitions Basket” means, at any date of determination, an amount equal to the sum of (a) $200,000,000 plus (b) if such date is on or after the first anniversary of the Effective Date, $200,000,000 plus (c) if such date is on or after the second anniversary of the Effective Date, $200,000,000, plus (d) the amount of net cash proceeds from issuances of Capital Stock (other than Disqualified Capital Stock) by WIL-Ireland to the extent such net cash proceeds are used to pay consideration in respect of Acquisitions.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the ordinary shares of WIL-Ireland purchased by WIL-Ireland or any of its Subsidiaries in connection with any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by WIL-Ireland or any of its Subsidiaries from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by WIL-Ireland or any of its Subsidiaries from the sale of the Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Customer Notes Disposition” means the Disposition (including the sale of a participation) by any Restricted Subsidiary that is organized in a jurisdiction other than a Specified Jurisdiction to a third party of (or in) any Receivables that were originated by such Restricted Subsidiary in the ordinary course of business and have been converted, exchanged or novated into one or more promissory notes or similar instruments.

“Permitted Existing Indebtedness” means (i) the Indebtedness of WIL-Ireland and its Restricted Subsidiaries (other than Indebtedness of the type described in Section 8.01(m)) existing as of the Effective Date and identified on Schedule 8.01 and (ii) the Existing Senior Notes.

“Permitted Factoring Customers” means the Persons identified to the Administrative Agent in writing on or prior to the Effective Date, as such Persons may be updated from time to time by WIL-Ireland with the approval of the Administrative Agent.

“Permitted Factoring Transaction Documents” means each of the documents and agreements entered into in connection with any Permitted Factoring Transaction.

“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions entered into by WIL-Ireland or any Restricted Subsidiary with respect to Receivables originated by WIL-Ireland or such Restricted Subsidiary in the ordinary course of business and owing by one or more Permitted Factoring Customers, which receivables purchase facilities and factoring transaction give rise to Attributable Receivables Amounts that are non-recourse to WIL-Ireland and its Restricted Subsidiaries other than limited recourse customary for receivables purchase facilities and factoring transactions of the same kind, provided that (i) the aggregate face amount of all receivables sold or transferred pursuant to Permitted Factoring Transactions shall not exceed $400,000,000 in any Fiscal Year and (ii) the aggregate face amount of all receivables sold or transferred pursuant to Permitted Factoring Transactions shall not exceed $100,000,000 during any Fiscal Quarter.

“Permitted Liens” means, without duplication:

(a)           Liens for Taxes or unpaid utilities (i) not yet delinquent or which can thereafter be paid without penalty, (ii) which are being contested in good faith by appropriate proceedings (provided that, with respect to Taxes referenced in this clause (ii), adequate reserves with respect thereto are maintained on the books of WIL-Ireland or its Subsidiaries, to the extent required by GAAP) or (iii) imposed by any foreign Governmental Authority and attaching solely to assets with a fair market value not in excess of $50,000,000 in the aggregate at any one time;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required by GAAP;

(c)           pledges or deposits made in compliance with, or deemed trusts arising in connection with, workers’ compensation, unemployment insurance, old age benefits, pension, employment or other social security laws or regulations;

(d)           easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of WIL-Ireland or any of its Restricted Subsidiaries;

(e)           judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

(f)            Liens on the assets (and related insurance proceeds) of any entity or asset (and related insurance proceeds) existing at the time such asset or entity is acquired by WIL-Ireland or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided that (i) such Liens are not created, incurred or assumed by such entity in contemplation of such entity’s being acquired by WIL-Ireland or any of its Restricted Subsidiaries, (ii) such Liens do not extend to any other assets of WIL-Ireland or any of its Restricted Subsidiaries and (iii) the Indebtedness secured by such Liens is permitted pursuant to this Agreement;

(g)           Liens on fixed or capital assets acquired, constructed or improved by WIL-Ireland or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 8.01(m), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not at any time encumber any property (other than proceeds from associated insurances and proceeds of, improvements, accessions and upgrades to, and related contracts, intangibles and other assets incidental to or arising from, the property so acquired, constructed or improved) other than the property financed by such Indebtedness;

(h)           (i) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business; provided that no Liens incurred under this sub-clause (i) shall secure obligations for the payment of borrowed money, and (ii) Liens solely on cash and Cash Equivalents not to exceed $50,000,000 at any one time securing letters of credit, letter of credit facilities, bank guaranties, bank guarantee facilities or similar instruments or facilities supporting the obligations described in the preceding sub-clause (i);

(i)           leases or subleases granted to others not interfering in any material respect with the business of WIL-Ireland or any of its Restricted Subsidiaries;

(j)            Liens to secure obligations arising from statutory or regulatory requirements;

(k)           any interest or title of a lessor in property (and proceeds (including proceeds from insurance) of, and improvements, accessions and upgrades to, such property) subject to any Capital Lease Obligation or operating lease which obligation or lease, in each case, is permitted under this Agreement;

(l)            Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of WIL-Ireland or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(m)          Liens on the cash deposited in an Acceptable Deposit Account pursuant to the definition of “Extended Maturity Date”;

(n)           Liens solely on any cash earnest money deposits or escrow arrangements made by WIL-Ireland or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to any acquisition of property permitted hereunder; and

(o)           extensions, renewals and replacements of any Lien permitted by any of the preceding clauses, so long as (i) the principal amount of any debt secured thereby is not increased (other than to the extent of any amounts incurred to pay costs of any such extension, renewal or replacement) and (ii) such Lien does not extend to any additional assets (other than improvements and accessions to, and replacements of, the assets originally subject to such Lien).

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Indebtedness”) incurred in exchange for, or the proceeds of which are used to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any other Indebtedness (for purposes of this definition, the “Refinanced Indebtedness”), provided that (a) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) of the New Indebtedness (including undrawn or available committed amounts) does not exceed the sum of (i) the aggregate principal amount (or accreted value, in the case of Indebtedness issued with original issue discount) then outstanding of the Refinanced Indebtedness (including undrawn or available committed amounts) plus (ii) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing; (b) the New Indebtedness has a stated maturity that is no earlier than the stated maturity date of the Refinanced Indebtedness; (c) the New Indebtedness has a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of the Refinanced Indebtedness; (d) the New Indebtedness is not incurred or Guaranteed by any Person that was not an obligor on the Refinanced Indebtedness; provided that (i) in the event that the Refinanced Indebtedness is of the type described in Section 8.01(b), the New Indebtedness may be

Guaranteed by any Obligor and (ii) in the event that the Refinanced Indebtedness is of the type described in clause (i) of the definition of “Permitted Existing Indebtedness”, the New Indebtedness may be incurred or Guaranteed by WIL-Ireland, WIL-Bermuda, WIL-Delaware or any Other Subsidiaries Group Member; and (e) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, the New Indebtedness is subordinated in right of payment to the Obligations to at least the same extent as the Refinanced Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on WIL-Ireland’s ordinary shares sold by WIL-Ireland substantially concurrently with any purchase by WIL-Ireland or any of its Subsidiaries of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

“Plan” means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and at any time within the preceding six years has been (a) sponsored, maintained or contributed to by WIL-Ireland, any Borrower or any ERISA Affiliate for employees of WIL-Ireland, any Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which WIL-Ireland, any Borrower or any ERISA Affiliate is or was then making or accruing an obligation to make contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the JPMorgan (for so long as it is the Administrative Agent) or any successor administrative agent pursuant to Article X hereto as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced by the such Person as being effective.

“Principal Financial Officer” means, with respect to any Obligor Party, any director, any manager, the chief financial officer, the treasurer or the principal accounting officer of such Obligor Party.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Receivables” means any right to payment of WIL-Ireland or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Related Security” means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness.  The term “Redeem” has a meaning correlative thereto.

“Redomestication” means:

(a)           any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the Weatherford Parent Company with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into the Weatherford Parent Company, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of the Weatherford Parent Company and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act);

(b)           any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization consolidation or similar action of the Weatherford Parent Company, pursuant to the law of the jurisdiction of its organization and of any other jurisdiction; or

(c)           the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of 100% of the voting shares of the Weatherford Parent Company (the “New Weatherford Parent”);

if, as a result thereof:

(x)           in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition;

(y)           in the case of any action specified in clause (b), the entity that constituted the Weatherford Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization); or

(z)           in the case of any action specified in clause (c), the New Weatherford Parent,

(in any such case the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) (1) under the laws of the State of Delaware or another State of the United States, the United Kingdom, Switzerland or The Kingdom of the Netherlands, (2) under the laws of any other member country of the European Union (but only to the extent that (x) each Lender can legally do business with, and receive Guarantees (and payments in respect thereof) from, an entity organized in such member country and (y) doing business with and receiving Guarantees (and payments in respect thereof) from such entity would not result in any material adverse tax, regulatory or legal consequences to any Lender) or (3) with the consent of all of the Lenders (such consent not to be unreasonably withheld), under the laws of any other jurisdiction; provided that (I) each class of Capital Stock of the Surviving Person issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was the Capital Stock of the entity constituting the Weatherford Parent Company immediately prior thereto (provided that in no event shall a Change of Control (disregarding the phrase “except as a result of a Redomestication” contained in clause (a)(i) of the definition of “Change of Control” for these purposes) result from any of the actions specified in clauses (a) through (c) above) and (II) the Surviving Person shall have delivered to the Administrative Agent:

(i)            a certificate to the effect that, both before and after giving effect to such transaction, no Default or Event of Default exists;

(ii)           an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with the Redomestication as the Administrative Agent or any Lender may reasonably request;

(iii)          if applicable, the documents required by Section 8.02(b); and

(iv)          if the Surviving Person is the New Weatherford Parent, (A) an instrument whereby such Person unconditionally guarantees the Obligations for the benefit of the Credit Parties and (B) an instrument whereby such Person becomes a party to this Agreement and assumes all rights and obligations hereunder of the entity constituting the Weatherford Parent Company immediately prior to the transactions described above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Reference Group” means the Specified Group, the WIL-Ireland Group or the Other Subsidiaries Group, as applicable.

“Register” has the meaning specified in Section 11.05(b)(iv).

“Regulation D” means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board (respecting eligible securities and margin requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the Total Revolving Credit Exposure and unused Commitments at such time; provided that the Revolving Credit Exposure of, and unused Commitment of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Obligor, any director, any manager, the president, the chief financial officer, the treasurer, the principal accounting officer or any vice president with responsibility for financial or accounting matters of such Obligor, or an individual specifically authorized by the Board of Directors of such Obligor to sign on behalf of such Obligor.

“Restricted Obligations” has the meaning specified in Section 4.04(a).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) on account of any Capital Stock of WIL-Ireland or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of WIL-Ireland or any Restricted Subsidiary, (c) any voluntary Redemption of any Indebtedness prior to the stated maturity thereof or (d) any payment in violation of any subordination terms of any Indebtedness.

“Restricted Payment Basket” means, at any time, an amount equal to 50% of the cumulative amount of Excess Cash Flow of WIL-Ireland and its Restricted Subsidiaries for each Fiscal Quarter ending on or after the Effective Date and prior to such time (taken as one accounting period), commencing with the Fiscal Quarter ending June 30, 2016.

“Restricted Subsidiary” means any Subsidiary of WIL-Ireland that is not an Unrestricted Subsidiary.  For the avoidance of doubt, each Borrower and each Guarantor (other than WIL-Ireland) shall be a Restricted Subsidiary.

“Restrictive Agreement” means any agreement or other arrangement that prohibits, limits, restricts or imposes any condition upon (a) the ability of any Obligor or any Specified Group Member to create, incur or permit to exist any Lien upon any of its property or assets (i) in favor of the Administrative Agent and the Lenders to secure any of the Guaranteed

Obligations, (ii) in favor of the Term Loan Agent and the Term Loan Secured Parties to secure any of the Term Loan Obligations or (iii) in favor of the 364-Day Revolving Credit Collateral Agent and the 364-Day Revolving Credit Secured Parties to secure any of the 364-Day Revolving Credit Obligations or (b) the ability of any Specified Group Member to pay any dividends or other distributions with respect to its Capital Stock to, or to make or repay any loans or advances to, or to Dispose of any assets to, any Obligor or any other Specified Group Member that is located in a Specified Jurisdiction, or, in each case, which requires the consent of any other Person in connection therewith.

“Revaluation Date” means each of the following:  (a) each date of a renewal or extension of a Letter of Credit denominated in an Alternative Currency, (b) on the first Business Day of each calendar month, and (c) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require as a result of fluctuations in the relevant currency exchange rates or the occurrence and continuation of an Event of Default.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Credit Loans at such time plus (b) such Lender’s LC Exposure at such time plus (c) such Lender’s Swingline Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a) and shall include each portion thereof comprised of Extending Lender Revolving Credit Loans and Non-Extending Lender Revolving Credit Loans.

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of Exhibit D-1.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor to the ratings agency business thereof.

“Sale Related Commitment Reduction Date” means (a) with respect to a Specified Asset Sale that is the Land Rig Sale, immediately upon the receipt of Net Cash Proceeds by WIL-Ireland or any of its Restricted Subsidiaries or (b) with respect to any other Specified Asset Sale, the tenth Business Day after the last day of the month during which such Specified Asset Sale was consummated.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, the Hong Kong Monetary Authority, Her Majesty’s Treasury of the United Kingdom, the Australian Department of Foreign Affairs and Trade or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any European Union member state, the Hong Kong Monetary Authority, the Australian Commonwealth Government or any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission, or any governmental authority succeeding to the functions of said Commission.

“Solvent” means, in reference to any Person as of any date, (i) the fair value of the assets of such Person, at a fair valuation, will, as of such date, exceed its debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of its debts and other liabilities (subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured; (iii) such Person will, as of such date, be able to pay its debts and liabilities (subordinated, contingent or otherwise), as such debts and liabilities become absolute and matured; and (iv) such Person will not, as of such date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

“Specified Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) Total Specified Asset Value as of such date to (b) Specified Senior Indebtedness as of such date.

“Specified Asset Sale” means any Disposition of assets by WIL-Ireland or any Restricted Subsidiary (including any Designated Joint Venture Investment) other than (a) involuntary dispositions as a result of casualty or condemnation events (so long as, in the case of casualty or condemnation of property that is Term Loan Collateral and has a net book value in excess of $20,000,000, the Net Cash Proceeds received by WIL-Ireland and its Restricted Subsidiaries in connection therewith are reinvested, (i) with respect to the first $100,000,000 of such Net Cash Proceeds received by WIL-Ireland and its Restricted Subsidiaries over the term of this Agreement, in assets useful to the business of WIL-Ireland and the Restricted Subsidiaries and (ii) thereafter, in additional Term Loan Collateral, in each case, within 180 days following the receipt of such Net Cash Proceeds) and (b)  Dispositions to the extent permitted by Sections 8.05(a), 8.05(b), 8.05(c), 8.05(e), 8.05(f) (other than Designated Joint Venture Investments), 8.05(g), 8.05(i), 8.05(k), 8.05(l), 8.05(m) and 8.05(n).

“Specified Consolidated Adjusted EBITDA” means, with respect to any period, the Consolidated Adjusted EBITDA of the Specified Group for such period, adjusted as necessary to exclude amounts attributable to WIL-Bermuda and WIL-Delaware.

“Specified Event of Default” means an Event of Default pursuant to clauses (a), (c) (but only as a result of a breach of a Financial Covenant), (f), (g), (h), (i), (j), (k) or (l) of Section 9.01.

“Specified Group” mean, collectively, the Specified Obligors and their Restricted Subsidiaries.

“Specified Group Member” means any member of the Specified Group.

“Specified Jurisdiction” means the United States of America (or any state thereof), Canada (or any province or territory thereof), the United Kingdom, Ireland, Switzerland, Luxembourg, Bermuda, the British Virgin Islands, the Netherlands, Argentina, Australia, Norway, Hungary, Panama and certain other jurisdictions to be identified from time to time by the Administrative Agent in accordance with Section 7.08(b).  In no event shall any Excluded Jurisdiction be or become a Specified Jurisdiction.

“Specified Letter of Credit” means any standby letter of credit, bank guaranty or similar instrument that (a) has been issued for the account of any Specified Group Member or (b) with respect to which any Specified Group Member is otherwise required to reimburse the issuing institution for any amounts drawn on such letter or credit or otherwise provide any guarantee with respect to such letter of credit.

“Specified Leverage and LC Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) the sum of (i) Specified Senior Indebtedness as of such date, plus (ii) the aggregate undrawn amount of all Specified Letters of Credit as of such date, less (iii) the aggregate amount of all Cash Collateralized LC Exposure in respect of all Specified Letters of Credit as of such date to (b) Specified Consolidated Adjusted EBITDA for the Testing Period ending on such date.

“Specified Obligor” means any Obligor other than WIL-Ireland, WIL-Bermuda and WIL-Delaware.

“Specified Senior Indebtedness” means, as of any date of determination, the aggregate principal amount of all Funded Indebtedness (which for purposes of Section 8.01(j) only, shall also include Indebtedness of the type described in clause (c) of the definition of Indebtedness) of the Specified Group as of such date, other than Funded Indebtedness of WIL-Bermuda and WIL-Delaware (but, for the avoidance of doubt, including any Funded Indebtedness consisting of Guarantees by Specified Group Members (other than WIL-Bermuda and WIL-Delaware) of Funded Indebtedness of WIL-Bermuda and WIL-Delaware).

“Specified Senior Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Specified Senior Indebtedness as of such date to (b) Specified Consolidated Adjusted EBITDA for the Testing Period ending on such date.

“Specified Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Stated Cash Collateralization Date” means October 17, 2019.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated” means with respect to any Indebtedness or Guarantee of Indebtedness, that such Indebtedness or Guarantee is contractually subordinated to the Obligations on terms acceptable to the Administrative Agent after taking into consideration such factors as the Administrative Agent may deem relevant to such determination.

“Subordinated Indebtedness” means any Indebtedness that is Subordinated.

“Subsidiary” of a Person means (a) a company or corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or one or more subsidiaries of such Person is, at the date of determination, a general partner or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.  Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of WIL-Ireland.

“Surviving Person” has the meaning specified in the definition of “Redomestication”.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of WIL-Ireland or its Subsidiaries shall be a Swap Agreement. Notwithstanding anything to the contrary set forth herein, Angolan Bond Investments shall be deemed to be Swap Agreements.

“Swap Obligations” means any and all obligations of WIL-Ireland or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.03.

“Swingline Borrowing Request” means a request by a Borrower for a Swingline Loan in accordance with Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B-2.

“Swingline Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time.

“Swingline Lender” means JPMorgan, in its capacity as a provider of Swingline Loans, or any additional or successor Swingline Lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.03(a).

“Swingline Note” means a promissory note made by the Borrowers in favor of a Swingline Lender evidencing the Swingline Loans made by such Swingline Lender, substantially in the form of Exhibit D-2.

“Swingline Sublimit” means, with respect to each Swingline Lender at any time, an amount equal to the lesser of (i) $50,000,000 and (ii) the Aggregate Commitments at such time.  The Swingline Sublimit of each Swingline Lender is part of, and not in addition to, the Aggregate Commitments at any time.

“Swiss Borrower” means any Borrower organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Guarantor” means any Guarantor organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Guidelines” means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend “Obligationen”), S-02.123 in relation to interbank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”), S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letter No. 15 (1-015-DVS-2007) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der

Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Obligor” means a Swiss Borrower or a Swiss Guarantor.

“Swiss Qualifying Lender” means (i) a bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (ii) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.

“Swiss Non-Bank Rules” means together the Swiss Twenty Non-Bank Rule and the Swiss Ten Non-Bank Rule.

“Swiss Non-Qualifying Lender” means a person which does not qualify as a Swiss Qualifying Lender.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders other than Swiss Qualifying Lenders of a Swiss Borrower under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Lenders of a Swiss Borrower under all its outstanding debts relevant for the classification as debentures (Kassenobligation) (within the meaning of the Swiss Guidelines), including any Loans under this Agreement to a Swiss Borrower, must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Withholding Tax” means any Taxes levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) imposed by any Governmental Authority.

“Term Loan Agent” means JPMorgan, in its capacity as administrative agent under the Term Loan Agreement or any successor or substitute administrative agent thereunder.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of the date hereof, by and among WIL-Bermuda, the lenders from time to time party thereto and JPMorgan, as administrative agent.

“Term Loans” means the Loans (as defined in the Term Loan Agreement).

“Term Loan Collateral” means the Collateral (as defined in the Term Loan Agreement).

“Term Loan Documents” means the Loan Documents (as defined in the Term Loan Agreement).

“Term Loan Facility” means the senior secured term loan facility provided pursuant to the Term Loan Agreement and the other Term Loan Documents.

“Term Loan Maturity Date” means the Maturity Date (as defined in the Term Loan Agreement).

“Term Loan Obligations” means the Secured Obligations (as defined in the Term Loan Agreement).

“Term Loan Secured Parties” means the Secured Parties (as defined in the Term Loan Agreement).

“Testing Period” means any period of four consecutive Fiscal Quarters (whether or not such quarters are all within the same Fiscal Year).

“Toronto Dominion” means The Toronto Dominion Bank, New York Branch.

“Total LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

“Total Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) the aggregate principal amount of Funded Indebtedness of the WIL-Ireland Group as of such date to (b) the Consolidated Adjusted EBITDA of the WIL-Ireland Group for the Testing Period ending on such date.

“Total Revolving Credit Exposure” means at any time, the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans at such time plus (b) the Total LC Exposure at such time plus (c) the aggregate outstanding principal amount of all Swingline Loans at such time.

“Total Specified Asset Value” means, as of any date of determination, the book value of all assets of the Specified Group on a consolidated basis as of such date, adjusted as necessary to exclude amounts attributable to WIL-Bermuda and WIL-Delaware.

“Transactions” means the transactions contemplated by the Amendment and Restatement Agreement, the Loan Documents, the Term Loan Documents and the 364-Day Revolving Credit Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary which WIL-Ireland has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 7.09 and (b) any direct or indirect Subsidiary of any Subsidiary described in clause (a), in each case that meets the following requirements:

(i)            such Subsidiary shall have no Indebtedness with recourse to WIL-Ireland or any Restricted Subsidiary;

(ii)           such Subsidiary is not party to any agreement, contract, arrangement or understanding with WIL-Ireland or any Restricted Subsidiary that violates Section 8.10;

(iii)          such Subsidiary is a Person with respect to which neither WIL-Ireland nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Stock of such Person or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results (it being understood that any contractual arrangements between WIL-Ireland or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to WIL-Ireland or such Restricted Subsidiary in the ordinary course of business are not included in this clause (B));

(iv)          such Subsidiary does not, either individually or together with other Subsidiaries that are designated as Unrestricted Subsidiaries, own or operate, directly or indirectly, all or substantially all of the assets of WIL-Ireland and its Subsidiaries; and

(v)           such Subsidiary does not hold any Capital Stock in, or any Indebtedness of, WIL-Ireland or any Restricted Subsidiary.

If at any time any Unrestricted Subsidiary fails to meet the preceding requirements to be an Unrestricted Subsidiary, it shall thereafter be a Restricted Subsidiary for purposes of this Agreement and any Indebtedness, Liens and Investments of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date hereunder (including under the Financial Covenants), WIL-Ireland shall be in default of the applicable covenant.

“Voting Stock” means, with respect to any Person, shares of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

“Weatherford Customer Services” means the provision of equipment (including the manufacturing, shipment, installation, servicing or removal thereof) and services in the oil and natural gas industry, and pipeline and specialty services.

“Weatherford Parent Company” means WIL-Ireland or, if a Redomestication has occurred subsequent to the Effective Date and prior to the event in question on the date of determination, the Surviving Person resulting from such Redomestication.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Wholly-Owned Subsidiary” of a Person means any Restricted Subsidiary of which all issued and outstanding Capital Stock (excluding directors’ qualifying shares or similar jurisdictional requirements) is directly or indirectly owned by such Person.  Unless the context otherwise clearly requires, references in this Agreement to a “Wholly-Owned Subsidiary” or the “Wholly-Owned Subsidiaries” refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of WIL-Ireland.

“WII” means WIL-Delaware for purposes of Section 11.01.

“WIL” means WIL-Bermuda for purposes of Section 11.01.

“WIL-Bermuda” has the meaning specified in the introductory paragraph of this Agreement.

“WIL-Delaware” means Weatherford International, LLC, a Delaware limited liability company.

“WIL-Ireland” has the meaning specified in the introductory paragraph of this Agreement; provided that, if a Redomestication occurs subsequent to the Effective Date and WIL-Ireland is not the Surviving Person resulting from such Redomestication, the term “WIL-Ireland” shall refer to the Surviving Person resulting from such Redomestication.

“WIL-Ireland Group” means, collectively, WIL-Ireland and its Restricted Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“WOFS” means WOFS Assurance Limited, a Bermuda exempted company.

“Working Capital” means, at any date, the excess of current assets of WIL-Ireland and its Restricted Subsidiaries on such date over current liabilities of WIL-Ireland and its Restricted Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02     Types of Borrowings.  Borrowings hereunder are distinguished by “Type”.  The “Type” of a Loan refers to the determination whether such Loan is a part of a Loan bearing interest at the Adjusted LIBO Rate or at the Alternate Base Rate.

SECTION 1.03     Accounting Terms; Changes in GAAP.

(a)           Except as otherwise expressly provided herein, all accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP as in effect from time to time; provided that, if WIL-Ireland notifies the Administrative Agent that WIL-Ireland requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies WIL-Ireland that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)           Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2015 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(c)           Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of WIL-Ireland or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(d)           All pro forma computations required to be made hereunder giving effect to any acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred, unless otherwise expressly provided hereunder, on the first day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 7.01(a) or Section 7.01(b) (including under the Existing Credit Agreement), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

SECTION 1.04             Pro Forma Calculations of Current Asset Coverage Ratio.  Notwithstanding anything to the contrary in this Agreement, for purposes of determining pro forma compliance with the Current Asset Coverage Ratio Covenant (i) at any time during the Initial Collateral Perfection Period (as defined in the 364-Day Revolving Credit Agreement), the applicable minimum permitted covenant level for determining such pro forma compliance shall be 1.00 to 1.00, (ii) at any time during the period commencing on the 21st day after the Amendment No. 3 Effective Date and ending on the last day of the Collateral Perfection Period (as defined in the 364-Day Revolving Credit Agreement), the applicable minimum permitted covenant level for determining such pro forma compliance shall be 1.20 to 1.00, (iii) at any time thereafter, the applicable minimum permitted covenant level for determining such pro forma compliance shall be 2.10 to 1.00, (iv) the determination of the Current Asset Coverage Ratio shall use the book value of the Priority Perfected Collateral (as used throughout this Section 1.04, as defined in the 364-Day Revolving Credit Agreement) as of the last date of the Fiscal Quarter most recently ended for which financial statements are available, (v) if any Secured Obligor (as used throughout this Section 1.04, as defined in the 364-Day Revolving Credit Agreement) shall have acquired any assets that have become Priority Perfected Collateral pursuant to a Material Acquisition since the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered or shall have acquired any Priority Perfected Collateral pursuant to the transaction that is being tested for pro forma compliance (or assets that will constitute Priority Perfection Collateral substantially contemporaneously with such transaction, subject to the completion of necessary filings or other actions necessary for the perfection of the associated Liens so long as such filings are expected to be made or actions are expected to be taken within five (5) Business Days), the Current Asset Coverage Ratio shall be calculated giving pro forma effect to such acquisition, (vi) if any Secured Obligor shall have sold, transferred or otherwise disposed of assets that previously constituted Priority Perfected

Collateral pursuant to a Material Disposition since the last day of the Fiscal Quarter most recently ended for which financial statements are available or shall have sold, transferred or otherwise disposed of assets that previously constituted Priority Perfected Collateral pursuant to the transaction that is being tested for pro forma compliance, the Current Asset Coverage Ratio shall be calculated giving pro forma effect to such sale, transfer or disposition, and (vii) Total Measured Secured Indebtedness (as defined in the 364-Day Revolving Credit Agreement) shall be determined as of the date of the applicable pro forma calculation, after giving pro forma effect to any incurrence or repayment of Indebtedness or increase or reduction of commitments occurring on such calculation date.

SECTION 1.05     Interpretation.

(a)           In this Agreement unless the context indicates otherwise:

(i)            the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(ii)           any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iii)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any particular Article, Section or other subdivision hereof;

(iv)          any reference to any Person includes such Person’s successors and assigns, including any Person that becomes a successor to WIL-Ireland as a result of a Redomestication, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(v)           any reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or other modifications set forth herein or in any other Loan Document), and any reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

(vi)          any reference to any Article, Section, page, Schedule or Exhibit means such Article, Section or page hereof or such Schedule or Exhibit hereto;

(vii)         the words “including”, “include” and “includes” shall be deemed to be followed by the phrase “without limitation” and the term “or” is not exclusive;

(viii)        with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

(ix)          the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(x)           any reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

(xi)          the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

(c)           No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

(d)           Unless otherwise specified herein, (i) all dollar amounts expressed herein shall refer to Dollars and (ii) for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent.

SECTION 1.06             Amendment and Restatement of Existing Credit Agreement.  This Agreement amends and restates the Existing Credit Agreement as more specifically set forth in the Amendment and Restatement Agreement.  The execution and delivery of the Amendment and Restatement Agreement by the parties thereto operates to bind each of the parties to this Agreement.  Accordingly, each reference herein to the execution and delivery of this Agreement shall mean by operation of the execution and delivery of the Amendment and Restatement Agreement.

ARTICLE II
COMMITMENTS; LOANS

SECTION 2.01     Revolving Credit Loans.

(a)           Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrowers (each such loan, a “Revolving Credit Loan”) denominated in Dollars, from time to time during the Availability Period  applicable to such Lender in an aggregate principal amount that shall not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the Total Revolving Credit Exposure exceeding the Aggregate Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

(b)           Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Revolving Credit Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Credit Loans as required. Prior to the Existing Maturity Date, Revolving Credit Loans shall be made by both Extending Lenders and Non-Extending Lenders in accordance with their respective Applicable Percentages.  Revolving Credit Loans made on or after the Existing Maturity Date shall be made by Extending Lenders in accordance with their respective Applicable Percentages (after giving effect to the termination of the Non-Extended Commitments (and, if applicable, Extended Commitments), and to the repayment of any Revolving Credit Loans and the reallocation of participation interests in Letter of Credit Exposure and Swingline Loans in the manner contemplated by Section 2.06(a) on such date).

(c)           Subject to Section 2.11, each Borrowing (other than any Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurodollar Loans as a Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the joint and several obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.  Revolving Loans made by both Extending Lenders and Non-Extending Lenders shall be deemed to constitute a single Borrowing having the same Interest Period.

(d)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000.  At the time that each ABR Borrowing is made, such ABR Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 3.01(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(e)           Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Extended Maturity Date.

SECTION 2.02     Requests for Borrowings of Revolving Credit Loans.  To request a Borrowing of Revolving Credit Loans, a Borrower shall notify the Administrative Agent (and the Administrative Agent shall promptly thereafter notify the Lenders) of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:30 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 3.01(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or by facsimile transmission or electronic transmission (in .pdf format) to the Administrative Agent of a written Borrowing Request signed by the Borrower requesting the Borrowing.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)            the aggregate principal amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the account of the requesting Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requesting Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Credit Loan to be made as part of the requested Borrowing.

SECTION 2.03     Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, any Swingline Lender may in its sole discretion, in reliance upon the agreements of the Lenders set forth in this Section 2.03, make loans (each such loan, a “Swingline Loan”), denominated in Dollars, to the Borrowers from time to time on any Business Day during the Availability Period applicable to Extending Lenders; provided that after giving effect to any Swingline Loan, (i) such Swingline Loan, when aggregated with the Revolving Credit Exposure of the Lender acting as such Swingline Lender, shall not exceed such Lender’s Commitment, (ii) the aggregate principal amount of all outstanding Swingline Loans and all outstanding 364-Day Swingline Loans shall not exceed $50,000,000 and (iii) the Total Revolving Credit Exposure shall not exceed the Aggregate Commitments; and provided further that a Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.  Subject to Section 2.03(c)(ii), each Swingline Loan shall bear interest at a rate that is mutually agreeable to the applicable Swingline Lender and the applicable Borrower at the time such Borrower delivers a Swingline Borrowing Request for a Swingline Loan to such Swingline Lender (the “Agreed Swingline Rate”).  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the amount of such Swingline Loan.

(b)           To request a Swingline Borrowing, a Borrower shall notify the applicable Swingline Lender and the Administrative Agent of such request by telephone not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Borrowing.  Each such telephonic Swingline Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or by facsimile transmission or electronic transmission (in .pdf format) to the applicable Swingline Lender and the Administrative Agent of a written Swingline Borrowing Request signed by the Borrower requesting the Swingline Borrowing.  Each such telephonic and written Swingline Borrowing Request shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing, which shall be an integral multiple of $500,000 and not less than $1,000,000.  Upon receiving a Swingline Borrowing Request, the applicable Swingline Lender may, in its sole discretion, either reject such request or agree to make such Swingline Loan, it being understood that no Swingline Lender shall be under any obligation to make any Swingline Loan to any Borrower at any time.  If a Swingline Lender agrees to make a Swingline Loan to any Borrower, it shall make such Swingline Loan available to such Borrower by means of a credit (if JPMorgan is the applicable Swingline Lender) to the general deposit account of such Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 3.01(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Borrowing.

(c)           (i)            Any Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize such Swingline Lender to so request on their behalf), that each Lender make an ABR Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans made by such Swingline Lender then outstanding.  Any such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 (without regard to the minimum and multiples specified in Section 2.01 for the principal amount of ABR Borrowings) and the conditions set forth in Section 5.02.  The applicable Swingline Lender shall furnish the Borrowers with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent, for the account of the applicable Swingline Lender, by wire transfer of immediately available funds, by 1:00 p.m., New York City time, on the day specified in such Borrowing Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable Swingline Lender.

(ii)           If for any reason any Swingline Loan cannot be refinanced by a Borrowing of Revolving Credit Loans in accordance with Section 2.03(c)(i), the request for ABR Loans submitted by a Swingline Lender as set forth in Section 2.03(c)(i) shall be deemed to be a request by such Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each such Lender’s payment to the Administrative Agent for the account of such Swingline Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.  From and after the date when the Lenders are required to make funds available to the Administrative Agent for the account of the applicable Swingline Lender for the purpose of funding the Lenders’ risk participations in any Swingline Loans made by such Swingline Lender, such Swingline Loans shall bear interest at the rate applicable to ABR Revolving Credit Borrowings as provided in Section 2.10(a) rather than the applicable Agreed Swingline Rate.

(iii)          If any Lender fails to make available to the Administrative Agent for the account of any Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), then such Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swingline Lender in connection with the foregoing.  If such Lender pays such amount, the amount so paid (excluding the interest and fees referred to in the immediately preceding sentence) shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the applicable Swingline Lender submitted to any Lender (through the Administrative Agent), with respect to any amounts owing under this Section 2.03(c)(iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swingline Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Credit Loans (but not fund risk participations) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02.  Funding of risk participations in accordance with this Section shall not relieve or otherwise impair the obligation of any Borrower to repay Swingline Loans made to it, together with interest as provided herein.

(v)           For the avoidance of doubt no Non-Extending Lender shall have any Swingline Exposure with respect to any Swingline Loan made on or after the Existing Maturity Date.

(d)           (i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the applicable Swingline Lender receives any payment on account of such Swingline Loan, such Swingline Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by such Swingline Lender.

(ii)           If any payment received by the applicable Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by such Swingline Lender under any of the circumstances described in Section 11.19 (including pursuant to any settlement entered into by such Swingline Lender in its discretion), each Lender shall pay to such Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate.  The Administrative Agent will make such demand upon the request of the applicable Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Each Swingline Lender shall be responsible for invoicing the applicable Borrower for interest on the Swingline Loans made by such Swingline Lender to such Borrower.  Until each Lender funds its ABR Loan or risk participation pursuant to this Section 2.03 with respect to any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Swingline Lender.

(f)            Each Borrower shall make all payments of principal and interest in respect of each Swingline Loan made to it by any Swingline Lender directly to such Swingline Lender in accordance with Section 2.07.

SECTION 2.04     Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) by 12:00 noon, New York City time, in the case of a Borrowing consisting of Eurodollar Loans and (ii) by 1:30 p.m., New York City time, in the case of a Borrowing consisting of ABR Loans, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.03.  The Administrative Agent shall make such Loans available to the requesting Borrower by promptly crediting the amounts so received in like funds to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that an ABR Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 3.01(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:30 p.m., New York City time, on the date of such Borrowing) that such Lender shall not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the requesting Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Borrowers, jointly and severally, and the applicable Lender severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the requesting Borrower to but excluding the date of payment to the

Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to the Loans comprising such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)           (i) With respect to any Borrower that is not organized under the laws of any jurisdiction of the United States, any Lender may, with notice to the Administrative Agent and WIL-Ireland, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Borrower; provided that any exercise of such option shall not affect the joint and several obligation of the Borrowers to repay the Loans made to such Borrower and to reimburse LC Disbursements made under Letters of Credit issued for the account of such Borrower in accordance with the terms of this Agreement.

(ii)           As a condition to any Lender being permitted to fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of any Borrower under Section 2.04(c)(i), such Affiliate must comply with Sections 4.02(c) and 4.02(e) as if it were a Lender that became a party to this Agreement pursuant to an Assignment and Assumption executed on the first date on which such Commitment is being fulfilled by such Affiliate.  Additionally, in applying the provisions of Section 4.02 and the definition of “Excluded Taxes”, such Affiliate shall be treated as a Lender that executed an Assignment and Assumption on the first date on which such Commitment is fulfilled by such Affiliate.  Notwithstanding anything in this Agreement to the contrary, an Affiliate acting as a Lender under Section 2.04(c)(i) shall not be entitled to any greater gross-up or indemnity under Section 4.02 than that to which the applicable Lender would have been entitled had such Affiliate not acted as a Lender under Section 2.04(c)(i); provided if an Affiliate is acting as a Lender pursuant to Section 2.04(c)(i) solely as a result of a Lender being unable to fulfill its Commitment to any applicable Borrower due to a Requirement of Law, such Affiliate shall be entitled to a gross-up or indemnification to the same extent that would have resulted had such Lender made an assignment to such Affiliate under Section 11.05.  Moreover, nothing in this Section 2.04(c) shall be construed as making an Affiliate of any Lender a beneficial owner of payments received as a result of such Affiliate’s fulfillment of such Lender’s Commitment to the extent the arrangement between such Lender and such Affiliate is one whereby such Affiliate is merely acting as an agent for such Lender.

SECTION 2.05     Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided pursuant to Section 2.02.  Thereafter, a Borrower may, at any time and from time to time, elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that, in connection with any such election, such Borrower shall be subject to all applicable payment obligations set forth in Section 2.13.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.02 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or by facsimile transmission or electronic transmission (in .pdf form) to the Administrative Agent of a written Interest Election Request signed by such Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower making such Interest Election Request shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing, (1) no outstanding Borrowing may be converted to or continued as a

Eurodollar Borrowing and (2) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06     Termination and Reduction of Commitments.

(a)           Termination of Non-Extended Commitments on the Existing Maturity Date.

(i)            On the Existing Maturity Date (if the Commitments have not been terminated in full earlier in accordance with the terms hereof), (x) the Borrowers shall pay to each Non-Extending Lender all amounts then payable to such Non-Extending Lender under this Agreement (including any amounts required by Section 2.13) and (y) such Non-Extending Lender’s Non-Extended Commitment (and, in the case of a Non-Extending Lender that is an Issuing Bank, such Issuing Bank’s LC Commitment) shall automatically terminate.

(ii)           On the Existing Maturity Date, immediately after giving effect to Section 2.06(a)(i), the Administrative Agent shall administer the reallocation of Applicable Percentages of the Aggregate Commitments and any obligation to participate in Swingline Loans and any Carry-Over LC Exposure ratably among the Extending Lenders, provided that such reallocation shall only be made to the extent such reallocation does not result in an Extending Lender’s Revolving Credit Exposure exceeding such Extending Lender’s Commitment (and, if such reallocation cannot, or can only partially, be effected, the Borrowers shall, on the Existing Maturity Date, cash collateralize, for the benefit of the applicable Issuing Banks, the Borrowers’ obligations corresponding to the Carry-Over LC Exposure associated with each Carry-Over Letter of Credit (after giving effect to any partial reallocation) in accordance with the procedures set forth in Section 3.01(j)(i) (and the cash so deposited shall be held, invested and applied by such Issuing Bank in a manner consistent with the investment and other procedures described in Section 3.01(j))) until the earlier of (1) the expiration and termination of such Carry-Over Letter of Credit or (2) the first Business Day after the Existing Maturity Date on which all Carry-Over LC Exposure in connection with such Carry-Over Letter of Credit shall have been fully reallocated.

(iii)          The Borrowers hereby agree to compensate the Lenders for all losses, expenses and liabilities incurred by any Lender (if any) in connection with the sale or assignment of any Eurodollar Loan resulting from such reallocation on the terms and in the manner set forth in Section 2.13.

(b)           Reduction of Commitments in Connection with Incurrence of Certain Indebtedness.

(i)            Incurrence of Specified Senior Indebtedness. In the event that any Specified Group Member incurs any Specified Senior Indebtedness under Section 8.01(j) or any Specified Senior Indebtedness not permitted under this Agreement at any time on or after the Amendment No. 3 Effective Date, on the later of (x) the Existing Maturity Date, after giving effect to the termination of the Non-Extended Commitments pursuant to Section 2.06(a), and (y) the date on which any such Specified Senior Indebtedness is incurred, the aggregate Commitments of the Extending Lenders shall be permanently reduced, ratably among the Extending Lenders in accordance with their respective Commitments, by an amount equal to 50% of the aggregate principal amount of such Specified Senior Indebtedness.

(ii)           Incremental Commitments.  In the event that any Incremental Commitments are provided pursuant to a Commitment Increase, on the later of (x) the Existing Maturity Date, after giving effect to the termination of the Non-Extended Commitments pursuant to Section 2.06(a) and (y) the relevant Increase Effective Date, the aggregate Commitments of the Extending Lenders (other than the Commitments of any Increasing Lenders or Additional Lenders providing an Incremental Commitment) shall be permanently reduced, ratably among the Extending Lenders in accordance with their respective Commitments, by an aggregate amount equal to fifty percent (50%) of the total Incremental Commitments provided by such Increasing Lenders or Additional Lenders pursuant to such Commitment Increase.

(c)           Reduction of Aggregate Commitments in Connection with Certain Asset Sales.

(i)            In the event that any Specified Asset Sale is consummated before the Amendment No. 3 Anniversary Date, to the extent that the Net Proceeds received by WIL-Ireland and its Restricted Subsidiaries from such Specified Asset Sale, together with the aggregate Net Proceeds from all other Specified Asset Sales that have occurred on or after the Amendment No. 3 Effective Date and prior to such time, exceed $700 million (the amount of such excess, the “Excess Amount”), the Lenders’ Commitments shall be permanently reduced ratably among the Lenders in accordance with their respective Commitments on the applicable Sale Related Commitment Reduction Date, by an amount equal to 50% of the lesser of (A) the Excess Amount and (B) the Net Proceeds received by WIL-Ireland and its Restricted Subsidiaries from such Specified Asset Sale.

(ii)           In the event that any Specified Asset Sale is consummated on or after the Amendment No. 3 Anniversary Date, the Lenders’ Commitments shall be permanently reduced, ratably among the Lenders in accordance with their respective Commitments on the applicable Sale Related Commitment Reduction Date, by an amount equal to 50% of the Net Proceeds received by WIL-Ireland and its Restricted Subsidiaries from such Specified Asset Sale.

(d)           Additional Commitment Termination Events.

(i)            Termination of Extended Commitments on the Extended Maturity Date.  Unless previously terminated pursuant to the terms hereof, the Extended Commitments shall terminate on the Extended Maturity Date.

(ii)           Termination of Aggregate Commitments in Connection with a Change of Control.  The aggregate Commitments under this Agreement will be terminated in full upon the occurrence of a Change of Control.

(e)           Voluntary Reduction of Commitments.

(i)            At their option, the Borrowers may at any time terminate, or from time to time reduce, the Commitments, provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Total Revolving Credit Exposure would exceed the Aggregate Commitments.

(ii)           The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.06(e)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a securities offering, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Except as expressly set forth in the Loan Documents, each reduction of Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

(f)            Reduction of Aggregate Commitments to Occur Ninety (90) Days after the Amendment No. 3 Effective Date.    On the date that is ninety (90) days after the Amendment No. 3 Effective Date, the Aggregate Commitments of the Extending Lenders shall be automatically reduced (without any further action or consent by any Person) ratably by an amount equal to 15% of the Aggregate Commitments of the Extending Lenders under this Agreement on the Amendment No. 3 Effective Date.

SECTION 2.07     Repayment of Loans; Evidence of Debt.

(a)           The Borrowers hereby jointly and severally and unconditionally promise to pay (i) to the Administrative Agent for the account of each Non-Extending Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Existing Maturity Date and (ii) to the Administrative Agent for the account of each Extending Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Extended Maturity Date.

(b)           The Borrowers hereby jointly and severally and unconditionally promise to pay to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Extended Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that (i) on each date that a Borrowing of Revolving Credit Loans is made, the Borrowers shall repay all Swingline Loans then outstanding and (ii) notwithstanding the foregoing, the then unpaid principal amount of all Swingline Loans shall be repaid in full on the Existing Maturity Date.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to Section 2.07(c) or Section 2.07(d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers, jointly and severally, to repay the Loans in accordance with the terms of this Agreement.

(f)            After the Effective Date, any Lender by written notice to the Borrowers (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a Note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a Revolving Credit Note or Swingline Note, as applicable, payable, jointly and severally, to the order of such Lender and its permitted assigns.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.05) be represented by one or more Notes payable to the order of such Lender and its permitted assigns.

SECTION 2.08     Prepayment of Loans.

(a)           Subject to prior notice in accordance with Section 2.08(b), the Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to any amounts payable under Section 2.13).

(b)           A Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (promptly confirmed by hand delivery, facsimile or electronic transmission (in .pdf format)) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:30 a.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day as the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the same Business Day as the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a securities offering (or any combination thereof), in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 or in the case of an advance of a Swingline Borrowing as provided in Section 2.03, as applicable.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.  All prepayments under, and each failure to make a prepayment specified in any prepayment notice delivered pursuant to, this Section 2.08(b) shall be subject to Section 2.13.

(c)           On the date that a Change of Control occurs, the Commitments shall terminate and the Borrowers jointly and severally shall (i) prepay the principal amount of the Loans and all accrued and unpaid interest thereon in immediately available funds and (ii) deposit in the LC Collateral Account an amount in cash required by Section 3.01(j)(i).

(d)           Upon the consummation of any Permitted Factoring Transaction, the Borrowers jointly and severally shall prepay the principal amount of the Loans by an amount equal to the Net Cash Proceeds received by WIL-Ireland or the applicable Restricted Subsidiary pursuant to such Permitted Factoring Transaction.

(e)           If at any time (including concurrently with or immediately after giving effect to any reduction of the Lenders’ Commitments pursuant to Section 2.06) the Total Revolving Credit Exposure exceeds the Aggregate Commitments, the Borrowers jointly and severally shall immediately (i) prepay the principal amount of the Lenders’ Revolving Credit Loans ratably among the Lenders in accordance with their respective Commitments in an aggregate principal amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the Aggregate Commitments and (ii) if any excess remains after prepaying all of the Lenders’ Revolving Credit Loans as a result of LC Exposures, cash collateralize LC Exposures in accordance with the procedures set forth in Section 3.01(j)(i) in an amount equal to such excess.

SECTION 2.09     Fees.

(a)           The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue (i) during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates, at the Facility Fee Rate on the average daily amount of the Commitment of such Lender (whether used or unused), and (ii) to the extent any Lender has any Revolving Credit Exposure after its Commitment terminates, at the Facility Fee Rate on the Revolving Credit Exposure of such Lender during the period from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on the Existing Maturity Date (in the case of Non-Extending Lenders), on the Extended Maturity Date (in the case of Extending Lenders)

and on the date on which the aggregate Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand.  All facility fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           The Borrowers, jointly and severally, agree to pay:

(i)            to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a participation fee with respect to the Lenders’ participations in Letters of Credit, which shall accrue (A) in the case of each Performance Standby Letter of Credit, at the Performance Standby LC Participation Fee Rate on the average daily Dollar Equivalent amount available to be drawn under such Performance Standby Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the earlier of (1) the date on which such Letter of Credit expires or terminates and (2) the Existing Maturity Date (in the case of Non-Extending Lenders) or the Extended Maturity Date (in the case of Extending Lenders), and (B) in the case of each Financial Standby Letter of Credit, at the Financial Standby LC Participation Fee Rate on the average daily Dollar Equivalent amount available to be drawn under such Financial Standby Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the earlier of (1) the date on which such Letter of Credit expires or terminates and (2) the Existing Maturity Date (in the case of Non-Extending Lenders) or the Extended Maturity Date (in the case of Extending Lenders); and

(ii)           to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.200% per annum on the average daily Dollar Equivalent amount available to be drawn under such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or terminates, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of such Letter of Credit or processing of drawings thereunder.

Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears in Dollars on the third Business Day after such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable to the Non-Extending Lenders on the Existing Maturity Date, to the Extending Lenders on the Extended Maturity Date and to all Lenders on any other date on which the aggregate Commitments terminate, and any such fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable in Dollars within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The amount of participation and fronting fees payable hereunder shall be set forth in a written invoice or other notice delivered to the Borrowers by the Administrative Agent or, in the case of fronting fees, by the applicable Issuing Bank.

(c)           The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between WIL-Bermuda and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for ratable distribution, in the case of facility fees, utilization fees and participation fees to the extent described in this Section 2.09, to the applicable Lenders.  Fees paid shall not be refundable under any circumstances (unless otherwise agreed by the Administrative Agent with respect to fees payable to the Administrative Agent for its own account).

SECTION 2.10     Interest.

(a)           The Loans comprising each ABR Revolving Credit Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)           The Loans comprising each Eurodollar Revolving Credit Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Swingline Loans shall bear interest at the rates specified in Section 2.03.

(d)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.000% plus the rate otherwise applicable to such Loan as provided in Sections 2.10(a), 2.10(b) and 2.10(c) or (ii) in the case of any other amount, 2.000% plus the rate applicable to ABR Revolving Credit Borrowings as provided in Section 2.10(a).

(e)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.10(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan to a Lender prior to the end of the Availability Period applicable to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base

Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be presumed correct absent manifest error.

(g)           The interest rates provided for in this Agreement with respect to any Swiss Obligor, including this Section 2.10, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section 2.10 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax.  Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax is imposed on interest payments, the payment of interest due by a Swiss Obligor shall, in line with and subject to Section 4.02, including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. The Lenders shall provide to the Swiss Obligors all reasonably requested information, and otherwise reasonably cooperate, to obtain such Swiss tax ruling. Each Swiss Obligor shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

SECTION 2.11     Alternate Rate of Interest.

(a)           If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)            the Administrative Agent reasonably determines (which determination shall be presumed correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give written notice (by facsimile transmission or electronic transmission (in .pdf format)) thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any ABR Borrowing to, or continuation of any Eurodollar

Borrowing as, a Eurodollar Borrowing shall be ineffective, and, in the case of any request for the continuation of a Eurodollar Borrowing, such Eurodollar Borrowing shall on the last day of the then current Interest Period applicable thereto be converted to an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)           If at any time after the Existing Maturity Date (after giving effect to Section 2.06(a)) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Extending Lender Applicable Rate or, prior to the Existing Maturity Date, the Non-Extending Lender Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12     Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)           impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or otherwise), then upon written request of such Recipient (with a copy to the Administrative Agent), the Borrowers, jointly and severally, shall pay to such Person such additional amount or amounts as shall compensate such Recipient for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or Issuing Bank (with a copy to the Administrative Agent), the Borrowers, jointly and severally, shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as shall compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 2.12(a) or Section 2.12(b), along with (i) a calculation of such amount or amounts, (ii) a description of the specific Change in Law that justifies such amounts due and (iii) such other pertinent information related to the foregoing as any Borrower may reasonably request, shall be delivered to the Borrowers and shall be presumed correct absent manifest error.  Any Lender’s or Issuing Bank’s determination of any such amount or amounts shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Person under agreements having provisions similar to Section 2.12(a) or 2.12(b), as applicable, after consideration of such factors as such Person then reasonably determines to be relevant.  The Borrowers, jointly and severally, shall pay such Lender or such Issuing Bank, as the case may be, the correct amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, delivers written notice to the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)           Each Lender requesting compensation under this Section shall comply with Section 4.03(a).

SECTION 2.13     Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment or reallocation of Revolving Credit Exposures pursuant to or as a result of  Section 2.06 or 2.08), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure (for a reason other than the failure of a Lender to fund a Loan or a portion thereof required to be funded hereunder) to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of an assignment required by the Borrowers pursuant to Section 4.03(b), then, in any such event, upon written demand by a Lender (with a copy to the Administrative Agent) the Borrowers, jointly and severally, shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be presumed correct absent manifest error, and shall set forth a calculation of such amounts and such other information as any Borrower may reasonably request.  The Borrowers, jointly and severally, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14              Agreement to Defer Exercise of Right of Contribution, Etc.  Notwithstanding any payment or payments made by a Borrower (a “Paying Borrower”) hereunder, or any setoff or application by the Administrative Agent or any Lender of any security furnished by, or of any credits or claims against, such Paying Borrower, if an Event of Default has occurred and is continuing, such Paying Borrower will not assert or exercise any rights of the Administrative Agent or any Lender or of its own, against any other Borrower to recover the amount of any such payment, setoff or application by the Administrative Agent or any Lender, whether by way of assertion of any claim, or exercise of any remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, participation or otherwise, and whether arising by contract, by statute, under common law or otherwise, and, if an Event of Default has occurred and is continuing, such Paying Borrower shall not have any right to exercise any right of recourse to or any claim against assets or property of the other Borrowers for such amounts, in each case unless and until all of the Obligations of the Borrowers have been fully and finally satisfied.  If any amount shall be paid to a Paying Borrower by any other Borrower after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Administrative Agent or any Lender is forced to repay to any Borrower any sums received in payment of the Obligations, the obligations of each Borrower hereunder shall be automatically pro tanto reinstated and such amount shall be held in trust by the payee thereof for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 2.15              [RESERVED].

SECTION 2.16              Determination of Exchange Rates; Prepayment of Loans as a Result of Currency Fluctuations.

(a)                                 The Administrative Agent shall determine the Exchange Rates (in accordance with the definition thereof) as of each Revaluation Date to be used for calculating Dollar Equivalent amounts in respect of the amounts available for drawing under outstanding Letters of Credit denominated in Alternative Currencies.  Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable Alternative Currencies until the next Revaluation Date to occur.

(b)                                 If as a result of fluctuations in Exchange Rates (which shall be calculated in accordance with the definition thereof by the Administrative Agent on each Revaluation Date), the Administrative Agent notifies the Borrowers in writing that the Total Revolving Credit

Exposure exceeds 100% of the aggregate Commitments, the Borrowers shall, within three Business Days following receipt of such notice, prepay outstanding Loans in an amount equal to such excess or, if such excess is greater than the amount of all outstanding Loans, the Borrowers shall, within three Business Days following receipt of such notice, prepay all outstanding Loans and deliver to the Administrative Agent cash collateral in an amount equal to the remaining excess after giving effect to such prepayment.

SECTION 2.17              Defaulting Lenders.

(a)                                 Notwithstanding any provision of any Loan Document to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                                     facility fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a);

(ii)                                  the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.01); provided that the provisions of this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 11.01 for which such Defaulting Lender’s consent is expressly required;

(iii)                               if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender, then:

(A)                               all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be automatically reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the non-Defaulting Lenders in accordance with their respective Applicable Percentages, but only to the extent that (x) each non-Defaulting Lender’s Revolving Credit Exposure does not exceed the Commitment of such non-Defaulting Lender, (y) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (z) no Event of Default has occurred and is continuing;

(B)                               if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall, within three Business Days following the Borrowers’ receipt of written notice from the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the applicable Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 3.01(j)(i) (and the cash so deposited shall be held, invested and applied by such Issuing Bank in a manner consistent with the investment and other procedures described in Section 3.01(j)) for so long as such LC Exposure is outstanding;

(C)                               if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D)                               if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the Letter of Credit participation fees payable to the Lenders pursuant to Section 2.09(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages after giving effect to such reallocation; and

(E)                                if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender under Section 2.09(a) (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and all Letter of Credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 2.09(b)(i) with respect to such LC Exposure shall be payable to the Issuing Banks, ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by each Issuing Bank, until such LC Exposure is reallocated and/or cash collateralized pursuant to clause (A) or (B) above; and

(iv)                              so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.17(a)(iii)(B), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(a)(iii)(A) (and such Defaulting Lender shall not participate therein);

(b)                                 The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.17 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, Issuing Bank, Swingline Lender, Borrower or any other Obligor may at any time have against, or with respect to, such Defaulting Lender.

(c)                                  In the event that the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Banks agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures and

LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.18                                      Increase in Commitments.

(a)                                 Borrowers’ Request.  Subject to the terms and conditions set forth herein, the Borrowers may by written notice to the Administrative Agent elect to request at any time and from time to time (but not more than twice in any calendar year) prior to the Extended Maturity Date an increase to the aggregate Extended Commitments (each such increase, a “Commitment Increase”, and each additional commitment provided pursuant to a Commitment Increase, an “Incremental Commitment”); provided that the aggregate amount of (x) all Incremental Commitments provided after the Amendment No. 3 Effective Date under this Agreement and (y) all 364-Day Revolving Credit Incremental Commitments provided after the Amendment No. 3 Effective Date under the 364-Day Revolving Credit Facility shall not exceed $250,000,000 (such amount, the “Incremental Commitment Cap”).  Each such notice shall specify (i) the date on which the Borrowers propose that the applicable Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person to whom the Borrowers propose any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that (A) any existing Lender approached to provide an Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment (any existing Lender electing to provide an Incremental Commitment, an “Increasing Lender”), (B) any Person approached to provide an Incremental Commitment that is not already a Lender shall meet the requirements to be an assignee under Section 11.05(b) (subject to such consents, if any, as may be required under Section 11.05(b)) and shall deliver all applicable forms and documents required by clauses (D), (E), (F) and (H) of Section 11.05(b)(ii) (any such Person agreeing to provide all or any portion of an Incremental Commitment that is not already a Lender, an “Additional Lender”), (C) if any Increasing Lender is providing an Incremental Commitment, then the Borrowers and such Increasing Lender shall execute an Increasing Lender Supplement, (D) if any Additional Lender is providing an Incremental Commitment, then the Borrowers and such Additional Lender shall execute an Additional Lender Supplement and (E) the Extending Lenders’ Commitments shall be reduced in accordance with the provisions of Section 2.06(b)(ii).  Each Commitment Increase shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof (provided that the amount of a Commitment Increase may be less than $10,000,000 if such amount represents all remaining availability under the Incremental Commitment Cap).

(b)                                 Conditions.  Each Commitment Increase shall become effective on the proposed effective date set forth in the Borrowers’ request for a Commitment Increase or such later date as the Administrative Agent and the Borrowers agree (the “Increase Effective Date”), which in any event shall be on or after the date on which the Administrative Agent shall have received:

(i)                                     an Additional Lender Supplement for each Additional Lender participating in such Commitment Increase and an Increasing Lender Supplement for each Increasing Lender participating in such Commitment Increase, in each case duly executed by all parties thereto;

(ii)                                  a certificate of a Principal Financial Officer dated such date and certifying that, on a pro forma basis (assuming that such Incremental Commitments are fully drawn), WIL-Ireland shall be in compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter for which financial statements are available;

(iii)                               such documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such Commitment Increase as the Administrative Agent may reasonably request;

(iv)                              such evidence of appropriate corporate or other organizational authorization on the part of the Borrowers, WIL-Ireland and the other Obligors with respect to such Commitment Increase as the Administrative Agent may reasonably request;

(v)                                 if requested by the Administrative Agent, an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and the Obligors reasonably satisfactory to the Administrative Agent, covering such matters relating to such Commitment Increase as the Administrative Agent may reasonably request;

(vi)                              a certificate of a Responsible Officer of WIL-Ireland, dated such Increase Effective Date, certifying that (A) the representations and warranties set forth in Article VI and in the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of, and as if such representations and warranties were made on, such Increase Effective Date (unless such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall continue to be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of such earlier date) and (B) no Default or Event of Default has occurred and is continuing on such Increase Effective Date; and

(vii)                           other customary closing certificates and documentation (similar to the documentation required to be delivered on the Effective Date under Section 5.01, to the extent applicable) relating to such Commitment Increase as the Administrative Agent may reasonably request.

(c)                                  Adjustment of Revolving Credit Loans.  On the Increase Effective Date for any Commitment Increase, each relevant Increasing Lender and Additional Lender shall make available to the Administrative Agent, for the benefit of the other Lenders, such amounts in immediately available funds as are required to cause (after giving effect to such Commitment Increase, any reduction of the Extended Commitments pursuant to Section 2.06(b)(ii) and the use of such amounts to make payments to such other Lenders) each Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Credit Loans.  If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Lenders shall, after giving effect to such Increase Effective Date, make such Revolving Credit Loans in accordance with Section 2.01.

(d)                                 Equal and Ratable Benefit.  The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreements.

ARTICLE III
LETTERS OF CREDIT

SECTION 3.01              Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, any Borrower may request that any Issuing Bank issue Letters of Credit, denominated in Dollars or any Alternative Currency, for the account of such Borrower or, subject to Section 3.01(m), a Restricted Subsidiary of such Borrower, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period applicable to Extending Lenders.  The letters of credit identified on Schedule 3.01 as of the Amendment No. 3 Effective Date (the “Existing Letters of Credit”) constitute all of the Letters of Credit issued hereunder as of the Amendment No. 3 Effective Date for all purposes of the Loan Documents.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Nothing contained in this Article III is intended to limit or restrict the rights of any Borrower or any Restricted Subsidiary to obtain letters of credit otherwise permitted by this Agreement from any Person, regardless of whether such Person is a party hereto.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit issued by any Issuing Bank), a Borrower shall hand deliver or transmit by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, (i) three Business Days before the proposed date such Letter of Credit is to be issued and (ii) one Business Day before the proposed date of any amendment, renewal or extension of a Letter of Credit, a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.01(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Total LC Exposure shall not exceed the LC Sublimit, (ii) the Total Revolving Credit Exposure shall not exceed the Aggregate Commitments, and (iii) the portion of the Total LC Exposure attributable to Letters of Credit issued by such Issuing Bank will not, unless such Issuing Bank shall so agree in accordance with Section 3.01(i), exceed the Commitment of such Issuing Bank.  Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or any Obligor, before 4:30 p.m., New York City time, on the Business Day immediately prior to the requested date of issuance, amendment, renewal or extension of the applicable Letter of Credit that one or more applicable conditions contained in Section 5.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue, amend, renew or extend, as applicable, such Letter of Credit.

(c)                                  Expiration Date.  Each Letter of Credit shall expire on or prior to the date (the “LC Expiration Date”) that is three Business Days prior to the Extended Maturity Date; provided that, subject to the terms and conditions of Section 3.01(j), any Borrower may request that an Issuing Bank issue on or prior to the Stated Cash Collateralization Date a Letter of Credit with an expiration date that is not more than one year beyond the LC Expiration Date (including as a result of an automatic renewal of a Letter of Credit for an additional period that would end after the LC Expiration Date) (each such Letter of Credit, an “Extended Expiration Letter of Credit”), and such Issuing Bank may in its sole discretion, without the consent of the Administrative Agent or any of the Lenders, agree to issue such Extended Expiration Letter of Credit (it being understood that no Issuing Bank shall be obligated to issue any Extended Expiration Letter of Credit).  No Extended Expiration Letter of Credit may be issued after the Stated Cash Collateralization Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Equivalent amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of the Dollar Equivalent Amount of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 3.01(e) (including any LC Disbursement made in respect of an Extended Expiration Letter of Credit after the LC Expiration Date), or of any reimbursement payment required to be refunded to a Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  For the avoidance of doubt, no Non-Extending Lender shall have any obligation to participate in any Letter of Credit issued on or after the Existing Maturity Date.

(e)                                  Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers, jointly and severally, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the same currency as the LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement on the date that such LC Disbursement is made, or, if such notice has not been received by the Borrowers on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the date that the Borrowers receive such notice; provided that, if such LC Disbursement is made during the Availability Period applicable to Extending Lenders and is not less than the minimum amount for an ABR Borrowing or a Swingline Loan as set forth in Section 2.02 or Section 2.03, as applicable, any Borrower may, at its election and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.03, as applicable, that such payment be financed with an ABR Borrowing or a Swingline Loan in the Dollar Equivalent amount thereof and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage of the Dollar Equivalent thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Dollar Equivalent of the payment then due from the Borrowers, in the same manner as provided in Section 2.04 with respect to Revolving Credit Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Borrowings or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.  Notwithstanding anything to the contrary contained herein, the Non-Extending Lenders shall not have any obligation to reimburse any Issuing Bank for any LC Disbursement made under any Carry-Over Letter of Credit that occurs on or after the Extended Maturity Date or in any Letter of Credit Issued on or after the Existing Maturity Date.

(f)                                   Obligations Absolute.  The Borrowers’ joint and several obligations to reimburse LC Disbursements as provided in Section 3.01(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, excluding payments by such Issuing Bank with respect to drafts or other documents that do not comply on their face with the express terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by a Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or unlawful acts on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower for whose account the Letter of Credit was issued by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or shall make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless such LC Disbursement is reimbursed by a Borrower in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such LC Disbursement is reimbursed, at the rate per annum then applicable to ABR Borrowings; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 3.01(e), then Section 2.10(d)(ii) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.01(d) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Modification and Termination of LC Commitments of Issuing Banks.

(i)                                     The LC Commitment of any Issuing Bank may be terminated at any time by written notice by the Borrowers to the Administrative Agent and such Issuing Bank.  From and after the effective date of any such termination, the Issuing Bank whose LC Commitment was terminated shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination (and shall continue to be an “Issuing Bank” for purposes of this Agreement), but it shall not be required to issue any additional Letters of Credit hereunder.  Following receipt by the Administrative Agent of the Borrowers’ written notice of termination, the Administrative Agent shall amend Schedule 1.01B to remove such Issuing Bank from Schedule 1.01B.

(ii)                                  By written notice to the Borrowers, each Issuing Bank may from time to time request that such Issuing Bank’s LC Commitment be increased, decreased or terminated.  Within ten Business Days following receipt of such notice, the Borrowers shall provide such Issuing Bank with notice of their acceptance or rejection of such modification or termination, and if the Borrowers accept such modification or termination, the Borrowers shall also provide a copy of such notice to the Administrative Agent.  With respect to a termination of such Issuing Bank’s LC Commitment, from and after the effective date of such termination, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such modification or termination (and shall continue to be an “Issuing Bank” for purposes of this Agreement), but shall not be required to issue any additional Letters of Credit hereunder.

(j)                                    Cash Collateralization.

(i)                                     If:

(A) any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the Total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph:

(B) on the Existing Maturity Date the Borrowers are required to cash collateralize any portion of the Carry-Over LC Exposure as required by Section 2.06(a)(ii);

(C) the Borrowers are required to cash collateralize LC Exposure pursuant to Section 2.08; or

(D) any Extended Expiration Letters of Credit are issued and outstanding on the Stated Cash Collateralization Date;

then the Borrowers shall deposit in an account maintained with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders (the “LC Collateral Account”), an amount in cash equal to (w) in the case of clause (A) immediately above, 105% of the Total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the joint and several obligation of the Borrowers to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (i) or (j) of Section 9.01 or (x) in the case of clause (B) immediately above, 105% of the aggregate amount of Carry-Over LC Exposure that could not be reallocated to the Extending Lenders issued by such Issuing Bank or (y) in the case of clause (C) immediately above, an amount necessary to satisfy the requirements of Section 2.08 or (z) in the case of clause (D) immediately above, 105% of the Total LC Exposure with respect to any Extended Expiration Letters of Credit on the Stated Cash Collateralization Date.  Any such deposits pursuant to this Section 3.01(j)(i) shall be held by the Administrative Agent as collateral for the payment and performance of the Borrowers’ reimbursement and other obligations in respect of Letters of Credit under this Agreement.  The Administrative Agent shall have exclusive dominion and control, as defined in the Uniform Commercial Code of the State of New York, including the exclusive right of withdrawal, over the LC Collateral Account, and each Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account.  The Administrative Agent shall have no obligation to pay interest on the investment of such deposits, but the Administrative Agent shall invest such deposits in a manner consistent with the Administrative Agent’s management of its own overnight cash investments, which investments shall be made at the Borrowers’ risk and expense.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements made by the Issuing Banks for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the joint and several reimbursement obligations of the Borrowers pursuant to Section 3.01(e) or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the Total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide an amount of cash collateral (1) as a result of the occurrence of an Event of Default, such amount (to the extent not applied as provided in this Section 3.01(j)(i)) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived, (2) as a result of Carry-Over LC Exposure that has not been reallocated to the Extending Lenders, such cash collateral (to the extent not applied as provided in this Section 3.01(j)(i)) shall be returned to the Borrowers within three Business Days after the date described in Section 2.06(a)(ii), (3) pursuant to Section 2.08 and the Total Revolving Credit Exposure is subsequently reduced to an amount less than the Aggregate Commitments, such cash collateral (to the extent not applied as provided in this Section 3.01(j)(i)) or a portion thereof shall be promptly returned to the Borrowers to the extent that the amount of the Total Revolving

Credit Exposure is less than the amount of the Aggregate Commitments or (4) as a result of any Extended Expiration Letters of Credit, such amount (to the extent not applied as provided in this Section 3.01(j)(i)) shall be returned to the Borrowers within three Business Days after each such Extended Expiration Letter of Credit has expired or terminated without any pending draw under such Extended Expiration Letter of Credit.

(ii)                                  The obligations of each of the Borrowers and the Lenders under this Agreement and the other Loan Documents regarding Letters of Credit, including obligations under this Section 3.01, shall survive after the Extended Maturity Date and termination of this Agreement for so long as any LC Exposure exists (whether or not all or any portion of such LC Exposure has been cash collateralized as described in Section 3.01(j)).

(iii)                               For the avoidance of doubt, (x) each Non-Extending Lender confirms that its respective obligations under Section 3.01(d) and (e) in respect of Letters of Credit other than Carry-Over Letters of Credit shall be reinstated in full and apply if the delivery of any cash collateral pursuant to this Section 3.01(j) in respect of such Letters of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in the case of any event with respect to any Borrower described in Section 9.01(i) or Section 9.01(j) or otherwise and (y) each Extending Lender confirms that its respective obligations under Section 3.01(d) and (e) in respect of all Letters of Credit shall be reinstated in full and apply if the delivery of any cash collateral pursuant to this Section 3.01(j) in respect of such Letters of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in the case of any event with respect to any Borrower described in Section 9.01(i) or Section 9.01(j) or otherwise.

(k)                                 Designation of Additional Issuing Banks.  From time to time, the Borrowers may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Borrowers and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrowers and the Administrative Agent and, from and after the effective date of such Issuing Bank Agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

(l)                                     Classification of Letters of Credit.  Notwithstanding anything to the contrary contained herein, the determination of whether a Letter of Credit shall be classified as a Financial Standby Letter of Credit or a Performance Standby Letter of Credit for purposes hereof shall be made by the Issuing Bank that has issued such Letter of Credit, and such determination shall be presumed correct, absent manifest error.  Upon the issuance of a Letter or Credit by an Issuing Bank, such Issuing Bank shall notify the Administrative Agent as to whether such Letter of Credit shall be classified a Financial Standby Letter of Credit or a Performance Standby Letter of Credit for purposes hereof.

(m)                             Letters of Credit Issued for Account of Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, (i) the Borrowers, jointly and severally, shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit.  Each of the Borrowers hereby acknowledges that the issuance of such Letters of Credit for Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Restricted Subsidiaries.

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; TAXES

SECTION 4.01              Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.12, 2.13 or 4.02, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York; provided that (i) payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein shall be made directly to such Issuing Bank or such Swingline Lender, as applicable, and (ii) payments pursuant to Sections 2.12, 2.13, 4.02 and 11.04 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars; all other payments hereunder (except in connection with reimbursement of LC Disbursements, as specifically provided in Section 3.01(e)) and under each other Loan Document shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.  Notwithstanding the foregoing provisions of this Section, if, after the issuance of any Letter of Credit in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Letter of Credit was issued (herein, the “original currency”) no longer exists or for any reason the relevant Borrower is not able to make payment to the Issuing Bank in such original currency, or the terms of this Agreement require the conversion of such Letter of Credit or the related Letter of Credit Exposure into Dollars (including as required by Sections 3.01(c) and 3.01(d)), then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that each Borrower takes all risks of the imposition of any such currency control or exchange regulations or conversion, and each Borrower agrees to indemnify and hold harmless the Issuing Banks, the Administrative Agent and the Lenders from and against any loss resulting from any Letter of Credit denominated in an Alternative Currency that is not repaid to the Issuing Banks, the Administrative Agent or the Lenders, as the case may be, in the original currency.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower shall not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), Section 2.04(b), Section 3.01(d), Section 3.01(e), Section 4.01(d) or Section 11.04(b), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, any Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to the Administrative Agent, such Swingline Lender or such Issuing Bank, as applicable, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 4.02              Taxes/Additional Payments.

(a)                                 Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 The Borrowers, jointly and severally, shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers shall not be liable for any penalties, interest or expenses that result from the failure of the Administrative Agent, a Lender or an Issuing Bank to notify the Borrowers of the Indemnified Taxes or Other Taxes within a reasonable period of time after becoming aware of such Indemnified or Other Taxes.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or such Issuing Bank, shall be presumed correct absent manifest error.

(c)                                  Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is organized, tax resident or otherwise located, or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (or otherwise reasonably requested by such Borrower) as shall permit such payments to be made without withholding or at a reduced rate.

(d)                                 If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes paid by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 4.02, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.02 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay promptly the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.  Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(e)                                  Without limiting the generality of the foregoing, each Lender shall deliver to each Borrower and the Administrative Agent on the Effective Date or upon the effectiveness of any Assignment and Assumption by which it becomes a party to this Agreement (unless an Event of Default under Section 9.01(a), 9.01(i) or 9.01(j) has occurred and is continuing on the effective date of such Assignment and Assumption) (i) two duly completed copies of United

States Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-9, or other applicable governmental form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income Taxes, as if each Borrower were incorporated under the laws of the United States or a State thereof and (ii)  any other governmental forms (including tax residency certificates) which are necessary or required under an applicable Tax treaty or otherwise by law to eliminate any withholding Tax or which have been reasonably requested by the Borrowers.  Each Lender which delivers to the Borrowers and the Administrative Agent a Form W-8ECI, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-9, or other applicable governmental form pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date that any such form expires (currently, three successive calendar years for Form W-8BEN, W-8BEN-E or Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may reasonably be requested by a Borrower and the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Taxes, unless Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income Taxes.  If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers and the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   The Borrowers, jointly and severally, will remit to the appropriate Governmental Authority, prior to delinquency, all Indemnified Taxes and Other Taxes payable in respect of any payment.  Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the applicable Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment of such Indemnified Taxes or Other Taxes or such other evidence thereof as may be reasonably satisfactory to the Administrative Agent.

(g)                                  For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan

Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h)                                 Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i)                                     Notwithstanding any provision of this Agreement to the contrary (including Section 2.10(g) and this Section 4.02), a Swiss Obligor shall not be required to make a tax gross up, a tax indemnity payment or an increased interest payment under any Loan Document to a specific Lender or Participant (but, for the avoidance of doubt, shall remain required to make a tax gross up, a tax indemnity payment, or an increased interest payment to all other Lenders) in respect of Swiss Withholding Tax due on interest payments by a Swiss Obligor under this Agreement as a direct result of such Lender or Participant (i) making an incorrect declaration of its status as to whether or not it is a Swiss Qualifying Lender or a single Swiss Non-Qualifying Lender, (ii) breaching the restrictions regarding transfers, assignments, participations, sub-participation and exposure transfers set forth in Section 11.05 (provided, however, that if a Specified Event of Default occurs within 90 days following any such transfer, assignment, participation or sub-participation, the Swiss Obligors shall be required to make such tax gross up, tax indemnity payment or increased interest payment) or (iii) ceasing to be a Swiss Qualifying Lender other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.

SECTION 4.03              Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.12, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 4.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender requests compensation under Section 2.12 (including for Taxes under Section 2.12(a)(iii)), or (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.02, or (iii) any Lender becomes a Defaulting Lender, or (iv) any Lender becomes a Swiss Non-Qualifying Lender (but only if such event causes a breach of the Swiss Non-Bank Rules), or (v) any Lender fails to provide its consent to a Redomestication under the laws of a jurisdiction (other than the United Kingdom, The Kingdom of the Netherlands, Luxembourg or Switzerland) outside of the United States, or (vi) any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Borrowers shall have received the prior written consent of each Issuing Bank and, if such assignee is not already a Lender hereunder, the Administrative Agent, which consent of the Issuing Banks and the Administrative Agent (if applicable) shall not be unreasonably withheld, conditioned or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (3) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 4.02, such assignment shall result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply and such Lender neither received nor continued to claim any such compensation or payment.  Notwithstanding anything to the contrary herein, any Non-Consenting Lender shall be deemed to have consented to the assignment and delegation of its interests, rights and obligations to any proposed assignee pursuant to this Section 4.03(b) if it does not execute and deliver an Assignment and Assumption to the Administrative Agent within one Business Day after having received a written request therefor.

SECTION 4.04              Financial Assistance.

(a)                                 If and to the extent that a payment in fulfilling a liability of any Swiss Obligor under this Agreement other than such Swiss Obligor’s own liabilities or liabilities of one of its Wholly-Owned Subsidiaries would, at the time payment is due, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions) not be permitted (such obligations, “Restricted Obligations”), then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid; provided, however, that such limited amount shall at no time be less than such Swiss Obligor’s profits and reserves available for distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with Article 798 of the Swiss Federal Code of Obligations) at the time or times the relevant payment is requested from such Swiss Obligor; provided further that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Obligor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation.  Any and all indemnities and guarantees contained in the Loan Documents including, in particular, Sections 4.02(b) and 9.02 shall be construed in a manner consistent with the provisions herein contained.

(b)                                 In respect of Restricted Obligations, each Swiss Obligor shall:

(i)                                     if and to the extent required by applicable law in force at the relevant time:

(A)                               subject to any applicable double taxation treaty, deduct Swiss anticipatory tax (Verrechnungssteuer) at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

(B)                               pay any such deduction to the Swiss Federal Tax Administration; and

(C)                               notify the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Section 4.02(a) and Section 4.02(f); and

(ii)                                  to the extent such a deduction is made, not be obliged to either gross-up in accordance with Section 4.02(a) or indemnify the Administrative Agent, each Lender and each Issuing Bank in accordance with Section 4.02(b) in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up is permitted under the laws of Switzerland then in force.

(c)                                  If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent, each Lender and each Issuing Bank to obtain a maximum benefit from the relevant Swiss Obligor’s liabilities under this Agreement, each Swiss Obligor undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly make the requested payment(s) hereunder from time to time, including the following:

(i)                                     preparation of an up-to-date audited balance sheet of such Swiss Obligor;

(ii)                                  confirmation of the auditors of such Swiss Obligor that the relevant amount represents the maximum freely distributable profits;

(iii)                               approval by a quotaholders’ meeting of the relevant Swiss Obligor of the resulting profit distribution; and

(iv)                              to the extent permitted by applicable law, write up any of the assets of the relevant Swiss Obligor that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets and provided that such write up would not have materially adverse tax consequences for such Swiss Obligor or any of its Affiliates.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01              Conditions Precedent to the Effective Date.  The obligation of each Lender to make any Loan on or after Effective Date and the obligation of each Issuing Bank to issue any Letter of Credit on or after the Effective Date for the account of any Borrower is subject to satisfaction of the following conditions:

(a)                                 The Administrative Agent shall have received the following, all in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     the Amendment and Restatement Agreement executed by each Person listed on the signature pages thereof;

(ii)                                  the Affiliate Guaranty executed by each Guarantor existing as of Effective Date;

(iii)                               Revolving Credit Notes payable to each Lender requesting (at least one Business Day prior to the Effective Date) a Revolving Credit Note, duly completed and executed by the Borrowers and dated the Effective Date;

(iv)                              Swingline Notes payable to each Swingline Lender, duly completed and executed by the Borrowers and dated the Effective Date;

(v)                                 a certificate of a Responsible Officer of WIL-Ireland, dated the Effective Date and certifying (A) that the representations and warranties made by each Obligor in any Loan Document delivered at or prior to the Effective Date are true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of the Effective Date, except for those that by their express terms apply to an earlier date which shall be true and correct in all material respects as of such earlier date, and (B) as to the absence of the occurrence and continuance of any Default or Event of Default;

(vi)                              a certificate of the secretary or an assistant secretary or other Responsible Officer of each Obligor, dated the Effective Date and certifying (A) true and complete copies of the constitution or memorandum of association and bye-laws, the certificate of incorporation and bylaws or the other organizational documents, each as amended and in effect on the Effective Date, of such Obligor, (B) the resolutions adopted by the Board of Directors of such Obligor (1) authorizing the execution, delivery and performance by such Obligor of the Loan Documents to which it is or shall be a party and, in the case of a Borrower, the borrowing of Loans by such Borrower and the issuance of Letters of Credit for the account of such Borrower hereunder and (2) authorizing officers or other representatives of such Obligor to execute and deliver the Loan Documents to which it is or shall be a party and any related documents, including any agreement contemplated by this Agreement, (C) the absence of any proceedings for the dissolution, liquidation or winding up of such Obligor and (D) the incumbency and specimen signatures of the officers or other authorized representatives of such Obligor executing any documents on its behalf;

(vii)                           favorable, signed opinions addressed to the Administrative Agent and the Lenders dated the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent, from (A) Latham & Watkins LLP, special United States counsel to the Obligors, (B) Conyers Dill & Pearman Limited, special Bermuda counsel to WIL-Bermuda, (C) Baker & McKenzie LLP, special Swiss counsel to certain of the Obligors, (D) Matheson, special Irish counsel to WIL-Ireland, (E) Dentons, special Canadian counsel to certain of the Obligors, (F) Baker & McKenzie LLP, special Luxembourg counsel to certain of the Obligors, (G) Arendt & Medernach SA, special Luxembourg counsel to the Administrative Agent, (H) Conyers Dill & Pearman Limited, special British Virgin Islands counsel to certain of the Obligors, (I) Sidley Austin LLP, special English counsel to the Administrative Agent, (J) Jones Walker LLP, special Louisiana counsel to Weatherford U.S., L.P., (K) Allens, special Australian counsel to the Administrative Agent, (L) Selmer, special Norwegian counsel to the Administrative Agent, (M) Baker & McKenzie Amersterdam N.V., special Dutch counsel to certain of the Obligors and (N) Szakaly Law Firm, special Hungarian counsel to Weatherford Capital Management Services Limited Liability Company, in each case, given upon the express instruction of the applicable Obligor(s), as applicable;

(viii)                        (A) a certificate of a Principal Financial Officer of WIL-Ireland certifying that, after giving effect to the Transactions (as defined in this Agreement on the Effective Date), WIL-Ireland and its Subsidiaries on a consolidated basis are Solvent as of the Effective Date and (B) a certificate of a Principal Financial Officer of WIL-Bermuda certifying that, after giving effect to the Transactions (as defined in this Agreement on the Effective Date), WIL-Bermuda and its Subsidiaries on a consolidated basis are Solvent as of the Effective Date;

(ix)                              a certificate of a Principal Financial Officer of WIL-Ireland demonstrating, after giving effect to the Transactions (as defined in this Agreement on the Effective Date), that WIL-Ireland is in compliance on a pro forma basis with the Financial Covenants as of the Effective Date;

(x)                                 a certificate of a Principal Financial Officer of WIL-Ireland with supporting information certifying as to (A) the calculation of WIL-Bermuda’s Consolidated Net Worth (as defined in each of the Existing Senior Notes Indentures and in each of the Citi Credit Documents) as of March 31, 2016 in accordance with each of the Senior Notes Indentures and each of the Citi Credit Documents and (B) WIL-

Bermuda’s ability to incur indebtedness under the Term Loan Facility on the Effective Date and to secure such indebtedness and other obligations in respect thereof without having to share the Liens on the collateral securing the Term Loan Facility equally and ratably with any series of the issued and outstanding Existing Senior Notes or any of the obligations under the Citi Credit Documents; and

(xi)                              to the extent available in the applicable jurisdiction(s), (A) copies of the memorandum of association, articles or certificates of incorporation or other similar organizational documents of each Obligor (other than WIL-Bermuda) certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority or by a Responsible Officer with respect to Obligors organized under the laws of the British Virgin Islands, (B) certificates of appropriate public officials or bodies as to the existence, good standing and qualification to do business as a foreign entity, of each Obligor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect and (C) to the extent not covered by clauses (A) and (B) immediately above, and only with respect any Obligor organized outside of the United States of America, Bermuda, the British Virgin Islands, Ireland or Switzerland, documents, excerpts or certificates issued by appropriate public officials or bodies with respect to such Obligor that are customarily delivered by entities organized in the same jurisdiction as such Obligor in connection with transactions similar to the Transactions.

(b)                                 The Administrative Agent shall have received evidence reasonably satisfactory to it that all material consents of each Governmental Authority and of each other Person, if any, required to be received by the Obligors in connection with (i) the Loans, (ii) the Letters of Credit and (iii) the execution, delivery and performance of this Agreement and the other Loan Documents to which any Obligor is a party have been satisfactorily obtained.

(c)                                  The Lenders shall have received (i) audited consolidated financial statements of WIL-Ireland for the Fiscal Year ended December 31, 2015, including condensed consolidating financial information with respect to the Guarantors to the extent required to be presented in the periodic reports of WIL-Ireland filed with the SEC pursuant to the Exchange Act and (ii) unaudited interim consolidated financial statements of WIL-Ireland for each quarterly period ended subsequent to December 31, 2015 to the extent such financial statements are available, including condensed consolidating financial information with respect to the Guarantors to the extent required to be presented in the periodic reports of WIL-Ireland filed with the SEC pursuant to the Exchange Act.

(d)                                 The Borrowers shall have paid (i) to the Administrative Agent, the Lead Arrangers and the Lenders, as applicable, all fees and other amounts agreed upon by such parties to be paid on or prior to the Effective Date, and (ii) to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrowers pursuant to Section 11.03 or any other Loan Document.

(e)                                  The Term Loan Facility shall be closed and effective, the Specified Prepayment (as defined in the Amendment and Restatement Agreement) and Commitment Reduction (as defined in the Amendment and Restatement Agreement) shall have occurred, and there shall be Extending Lenders representing Extended Commitments and commitments under the Term Loan Facility of at least $1,600,000,000 in the aggregate.

(f)                                   Each Obligor shall have provided to the Administrative Agent and the Lenders if requested at least three Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act and applicable “know your customer” and anti-money laundering rules and regulations.

(g)                                  The Administrative Agent and the Lenders are satisfied with the description and scope of the Designated Assets as described in writing to the Administrative Agent and the Lenders prior to the Effective Date.

(h)                                 Each Obligor shall have provided the Administrative Agent such other information and supporting documentation regarding the WIL-Bermuda recapitalization transaction as the Administrative Agent shall reasonably request.

Each Lender, by delivering its signature page to the Amendment and Restatement Agreement, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document and each other document required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 5.02              Conditions Precedent to All Credit Events.  The obligation of the Lenders to make any Loan on the occasion of any Borrowing on or after the Effective Date and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit on or after the Effective Date is subject to the further conditions precedent that, on the date such Loan is made or Letter of Credit is issued, amended, renewed or extended:

(a)                                 The representations and warranties of each Obligor set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except to the extent qualified by materiality or reference to Material Adverse Effect, in which case such applicable representation and warranty shall be true and correct in all respects) as of such specified earlier date.

(b)                                 The Administrative Agent and, if applicable, the applicable Swingline Lender or the applicable Issuing Bank, shall have received (i) in the case of a Borrowing, a

Borrowing Request by the time and on the Business Day specified in Section 2.02, (ii) in the case of a Swingline Borrowing, a Swingline Borrowing Request as required by Section 2.03(b) by the time and on the Business Day specified in Section 2.03(b) and (iii) in the case of an issuance, amendment, renewal or extension of a Letter of Credit, a Letter of Credit Request as required by Section 3.01(b) by the time and on the Business Day specified in Section 3.01(b).

(c)                                  No Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit.

(d)                                 With respect to the making of any Loan, immediately after giving effect thereto and the application of the proceeds thereof, at least 95% of the aggregate commitments under the 364-Day Revolving Credit Facility shall be funded.

(e)                                  The Administrative Agent shall have received a certification of a Principal Financial Officer of WIL-Ireland (which may be contained in the applicable Borrowing Request, Swingline Borrowing Request or Letter of Credit Request) certifying that immediately after giving pro forma effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (1) WIL-Ireland and its Subsidiaries, taken as a whole, will be Solvent, (2) WIL-Bermuda and its Subsidiaries, taken as a whole, will be Solvent and (3) no Obligor or Material Subsidiary intends, as of such date, to (x) voluntarily commence a case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (y) make a general assignment for the benefit of creditors, or (z) apply for or consent to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, examiner, administrator, sequestrator or similar official of such Obligor or Material Subsidiary or a substantial part of its assets, in each case of clause (x), (y) and (z) within the next 10 Business Days.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of the Obligors to each of the Lenders that all of the conditions specified in Section 5.02(a) and 5.02(c) have been satisfied as of that time.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Each Obligor Party represents and warrants to the Lenders, the Issuing Banks and the Administrative Agent as follows:

SECTION 6.01              Organization and Qualification.  Each Obligor and each Restricted Subsidiary (a) is a company, corporation, partnership or entity having limited liability that is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate, partnership or other power and authority to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation or other foreign entity to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, together with all such other failures of the Obligors and the Restricted Subsidiaries to be so qualified or in good standing, have a Material Adverse Effect.

SECTION 6.02              Authorization, Validity, Etc.  Each Obligor has the corporate or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and to obtain the Loans and request Letters of Credit, and to consummate the Transactions, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf.  Each Loan Document has been duly and validly executed and delivered by or on behalf of each Obligor and constitutes valid and legally binding agreements of such Obligor enforceable against such Obligor in accordance with the terms hereof, and the Loan Documents to which such Obligor is a party, when duly executed and delivered by or on behalf of such Obligor, shall constitute valid and legally binding obligations of such Obligor enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case (a) as may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification and the limitations thereon arising as a matter of law or public policy.

SECTION 6.03              Governmental Consents, Etc.  No authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority is necessary to have been made or obtained by any Obligor for the valid execution, delivery and performance by any Obligor of any Loan Document to which it is a party or the consummation of the Transactions, except those that have been obtained and are in full force and effect and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.

SECTION 6.04              No Breach or Violation of Law or Agreements.  Neither the execution, delivery and performance by any Obligor of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, nor the consummation of the Transactions (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien prohibited hereunder upon any of its property or assets pursuant to the terms of, (i) the Existing Senior Notes, any Existing Senior Notes Indenture or any Citi Credit Document or (ii) any other indenture, agreement or other instrument to which it or any of its Restricted Subsidiaries is party or by which any property or asset of it or any of its Restricted Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b)(ii) that collectively for the Obligors would not have a Material Adverse Effect, or (c) will violate any provision of the organizational documents or by-laws of any Obligor.

SECTION 6.05              Litigation.  Except as set forth on Schedule 6.05, (a) there are no actions, suits or proceedings pending or, to the best knowledge of WIL-Ireland, threatened in writing against any Obligor or against any of their respective properties or assets that are reasonably likely to have (individually or collectively) a Material Adverse Effect and (b) to the best knowledge of WIL-Ireland, there are no actions, suits or proceedings pending or threatened that purport to affect or pertain to the Loan Documents or any transactions contemplated thereby.

SECTION 6.06              Information; No Material Adverse Change.

(a)                                 All written information heretofore furnished by the Obligors to the Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents (including the information contained in the Confidential Information Memorandum dated April 2016 delivered in connection with Transactions (as defined in the this Agreement on the Effective Date), the facility evidenced hereby and the Term Loan Facility and the information contained in the written materials prepared in connection with the arrangement of Amendment No. 3), when considered together with the disclosures made herein, in the other Loan Documents and in the filings made by any Obligor with the SEC pursuant to the Exchange Act, did not as of the date thereof (or if such information related to a specific date, as of such specific date), when read together and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made, except for such information, if any, that has been updated, corrected, supplemented, superseded or modified pursuant to a written instrument delivered to the Administrative Agent and the Lenders prior to the Effective Date or, in the case of information provided in connection with Amendment No. 3, the Amendment No. 3 Effective Date.

(b)                                 WIL-Ireland has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 31, 2015 reported on by KPMG LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of WIL-Ireland and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(c)                                  There has been no material adverse change since December 31, 2015 in the financial condition, business, assets or operations of WIL-Ireland and its Restricted Subsidiaries, taken as a whole.

SECTION 6.07              Investment Company Act; Margin Regulations.

(a)                                 Neither any Obligor nor any of its Restricted Subsidiaries is, or is regulated as, an “investment company,” as such term is defined in the Investment Company Act of 1940 (as adopted in the United States), as amended.

(b)                                 Neither any Obligor nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U. No part of the proceeds of the Loans made to the Borrowers will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock (except that WIL-Ireland and any of its Restricted Subsidiaries may purchase the common stock of WIL-Ireland, subject to compliance with applicable law and provided that following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the applicable Borrower only or of WIL-Ireland and its Subsidiaries on a consolidated basis) subject to any restriction contained in any Loan Document is comprised of “margin stock”

as defined in Regulation U, including such purchased common stock of WIL-Ireland) or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X.

SECTION 6.08              ERISA.

(a)                                 Each Obligor and each ERISA Affiliate has maintained and administered each Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect.

(b)                                 No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.

SECTION 6.09              Tax Returns and Payments.  Each Obligor and each Restricted Subsidiary has caused to be filed all United States federal income Tax returns and other material Tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and has paid or deposited or made adequate provision in accordance with GAAP for the payment of all Taxes (including estimated Taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except (a) for Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (b) where the failure to pay such Taxes (collectively for the Obligors and the Restricted Subsidiaries, taken as a whole) would not have a Material Adverse Effect.

SECTION 6.10              Requirements of Law.

(a)                                 The Obligors and each of their Restricted Subsidiaries are in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their businesses and the ownership of their property, except for instances in which the failure to comply therewith, either individually or in the aggregate, would not have a Material Adverse Effect.

(b)                                 Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither WIL-Ireland nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for the conduct of WIL-Ireland’s or any of its Subsidiaries’ business under any Environmental Law, (ii) is liable for any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has knowledge of any facts or circumstances that would give rise to any Environmental Liability.

SECTION 6.11              No Default.  No Default or Event of Default has occurred and is continuing.

SECTION 6.12              Anti-Corruption Laws and Sanctions.  Each Obligor Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Obligor Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Obligor Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) each Obligor Party, any Subsidiary of such Obligor Party or any of their respective directors, officers or employees, or (b) to the knowledge of each Obligor Party, any agent of such Obligor Party or any Subsidiary of such Obligor Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, nor the use of proceeds of the Loans, the Letters of Credit or any other transaction contemplated by the Credit Agreement will violate any Anti-Corruption Laws or any Sanctions applicable to any party hereto.

SECTION 6.13              Properties.

(a)                                 Each of WIL-Ireland and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) Liens permitted by Section 8.04 and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                                 Each of WIL-Ireland and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by WIL-Ireland and its Subsidiaries does not infringe upon the rights of any other Person, except for any such failure to own or license, or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.14              No Restrictive Agreements.  WIL-Ireland and its Restricted Subsidiaries are not subject to any Restrictive Agreements other than Restrictive Agreements permitted by Section 8.11.

SECTION 6.15              Solvency.

(a)                                 Immediately after the consummation of the Transactions to occur on the Effective Date, WIL-Ireland and its Subsidiaries, taken as a whole, are and will be Solvent.

(b)                                 Immediately after the consummation of the Transactions to occur on the Effective Date, WIL-Bermuda and its Subsidiaries, taken as a whole, are and will be Solvent.

(c)                                  WIL-Bermuda does not intend to, nor will permit its Restricted Subsidiaries (taken as a whole) to, and WIL-Ireland does not believe that it or its Restricted Subsidiaries (taken as a whole) will, incur debts beyond its or their ability to pay such debts as such debts mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary.

SECTION 6.16              Insurance.  WIL-Ireland and its Subsidiaries maintain, including through self-insurance, insurance with respect to their property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as are in accordance with customary industry practice for companies engaged in similar businesses as WIL-Ireland and its Subsidiaries (taken as a whole), as such customary industry practice may change from time to time.

SECTION 6.17              Rank of Obligations.  The obligations of each Obligor under the Loan Documents to which it is a party rank at least equally with all of the unsecured and unsubordinated Indebtedness of such Obligor, except Indebtedness mandatorily (and not consensually) preferred by applicable law, and ahead of all subordinated Indebtedness, if any, of such Obligor.

SECTION 6.18              EEA Financial Institutions.  No Obligor is an EEA Financial Institution.

SECTION 6.19              Compliance with the Swiss Non-Bank Rules.

(a)                                 Each Swiss Obligor is in compliance with the Swiss Non-Bank Rules; provided, however, that a Swiss Obligor shall not be in breach of this representation if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:

(i)                                     a failure by one or more Lenders or Participants to comply with their obligations under Section 11.05;

(ii)                                  a confirmation made by a one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;

(iii)                               one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant confirmed to be a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant; or

(iv)                              an assignment or participation of any Loan under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Event of Default.

(b)                                 For the purposes of this Section 6.19, each Swiss Obligor shall assume that the aggregate number of Lenders or Participants under this Agreement which are Swiss Non-Qualifying Lenders is eight.

ARTICLE VII
AFFIRMATIVE COVENANTS

Until Payment in Full, the Obligor Parties covenant and agree that:

SECTION 7.01              Information Covenants.  Each Obligor Party shall furnish or cause to be furnished to the Administrative Agent:

(a)                                 As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year of WIL-Ireland (commencing with the Fiscal Quarter ended March 31, 2016), the Quarterly Report on Form 10-Q, or its equivalent, of WIL-Ireland for such Fiscal Quarter; provided that the Obligor Parties shall be deemed to have furnished said Quarterly Report on Form 10-Q for purposes of this Section 7.01(a) on the date the same shall have been made available on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.weatherford.com).  Such Quarterly Report shall include, and to the extent it does not include shall be supplemented by, a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Principal Financial Officers as presenting fairly in all material respects the financial condition and results of operations of WIL-Ireland and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(b)                                 As soon as available, and in any event within 90 days after the close of each Fiscal Year of WIL-Ireland, the Annual Report on Form 10-K, or its equivalent, of WIL-Ireland for such Fiscal Year, certified by KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders, whose certification shall be without qualification or limitation; provided that (i) the Obligor Parties shall be deemed to have furnished said Annual Report on Form 10-K for purposes of this Section 7.01(b) on the date the same shall have been made available on “EDGAR” (or any successor thereto) or on its home page on the worldwide web (which page is, as of the date of this Agreement, located at www.weatherford.com) and (ii) if said Annual Report on Form 10-K contains the report of such independent public accountants (without qualification or exception, and to the effect, as specified above), no Obligor Party shall be required to deliver such report.  Such Annual Report shall include, and to the extent it does not include shall be supplemented by, WIL-Ireland’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (which opinion shall be without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of WIL-Ireland and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(c)                                  Promptly after the same become publicly available (whether on “EDGAR” (or any successor thereto) or WIL-Ireland’s homepage on the worldwide web or otherwise), notice to the Administrative Agent of the filing of all periodic reports on Form 10-K or Form 10-Q, and all amendments to such reports and all definitive proxy statements filed by any Obligor or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by WIL-Ireland to its shareholders generally, as the case may be (and in furtherance of the foregoing, WIL-Ireland will give to the Administrative Agent prompt written notice of any change at any time or from time to time of the location of WIL-Ireland’s home page on the worldwide web).

(d)                                 Promptly, and in any event within five Business Days after:

(i)                                     the occurrence of any of the following with respect to any Obligor Party or any of its Restricted Subsidiaries:  (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against such Obligor or Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect and (B) the institution of any proceeding against any Obligor Party or any of its Restricted Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any law, rule or regulation (including any Environmental Law) which would reasonably be expected to have a Material Adverse Effect; or

(ii)                                  any Responsible Officer of such Obligor Party obtains knowledge of the occurrence of any event or condition which constitutes a Default or an Event of Default; or

(iii)                               any Responsible Officer of such Obligor Party obtains knowledge of the occurrence of a Change of Control or Change of Control Event;

a notice of such event, condition, occurrence or development, specifying the nature thereof.

(e)                                  Within five Business Days after the delivery of the financial statements provided for in Sections 7.01(a) and 7.01(b), a Compliance Certificate with respect to the fiscal period covered by such financial statements.

(f)                                   Promptly, and in any event within 30 days after any Responsible Officer of such Obligor Party obtains knowledge thereof, notice of:

(i)                                     the occurrence or expected occurrence of (A) any ERISA Event with respect to any Plan, (B) a failure to make any required contribution to a Plan before the due date (including extensions) thereof or (C) any Lien in favor of the PBGC or a Plan, in each case which would reasonably be expected to have a Material Adverse Effect; and

(ii)                                  the institution of proceedings or the taking of any other action by the PBGC or WIL-Ireland or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, insolvency, endangered, critical or critical and declining status (within the meaning of such terms as used in ERISA) of, any Plan, which withdrawal, termination, insolvency, endangered, critical or critical and declining status would reasonably be expected to have a Material Adverse Effect, except that no notice shall be required with respect to the merger of a defined contribution plan of one ERISA Affiliate into a defined contribution plan of another ERISA Affiliate.

(g)                                  As soon as available, and in any event within (i) 60 days after the beginning of each Fiscal Year, an annual forecast with respect to such Fiscal Year and (ii) 45 days after (A) the end of each of the Fiscal Quarters ending on June 30, 2016 and September 30, 2016, an update to the annual forecast delivered to the Lenders prior to the Effective Date with respect to the 2016 Fiscal Year, (B) the end of each of the Fiscal Quarters ending on March 31, 2017, June 30, 2017 and September 30, 2017, an update to the annual forecast for the 2017 Fiscal Year and (C) the end of the Fiscal Quarter ending on June 30th of each Fiscal Year thereafter (commencing with the 2018 Fiscal Year), an update to the annual forecast for such Fiscal Year delivered pursuant to this Section 7.01(g).

(h)                                 If as of the end of any Fiscal Quarter, (i) the total book value of all assets of the Other Subsidiaries Group represents more than 2.5% of the total book value of the WIL-Ireland Group or (ii) the Consolidated Adjusted EBITDA of the Other Subsidiaries Group represents more than 2.5% of the Consolidated Adjusted EBITDA of the WIL-Ireland Group, WIL-Ireland shall deliver, as soon as available, and in any event within 45 days after the end of such Fiscal Quarter, a consolidating balance sheet and income statement with respect to the Other Subsidiaries Group (together with the applicable eliminating entries).

(i)                                     From time to time and with reasonable promptness, (x) such other information or documents (financial or otherwise) with respect to any Obligor or any of its Restricted Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (to the extent applicable); provided that any non-public information obtained by any Person pursuant to such request shall be treated as confidential information in accordance with Section 11.06.  Notwithstanding the foregoing, no Obligor or any of its Restricted Subsidiaries shall be required to deliver any information or documents if the disclosure thereof to the Administrative Agent or any Lender would violate a binding confidentiality agreement with a Person that is not an Affiliate of WIL-Ireland or any Subsidiary.

SECTION 7.02              Books, Records and Inspections.  Each Obligor Party shall permit, or cause to be permitted, any Lender, upon written notice, to visit and inspect any of the properties of such Obligor Party and its Restricted Subsidiaries, to examine the books and financial records of such Obligor Party and its Restricted Subsidiaries and to discuss the affairs, finances and accounts of such Obligor Party and its Restricted Subsidiaries with any Responsible Officer of such Obligor Party, all at such reasonable times and as often as any Lender, through the Administrative Agent, may reasonably request; provided that any non-public information obtained by any Person during any such visitation, inspection, examination or discussion shall be treated as confidential information in accordance with Section 11.06.

SECTION 7.03              Insurance.  WIL-Ireland and its Subsidiaries shall maintain or cause to be maintained (including through self-insurance) insurance with respect to their property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as are in accordance with customary industry practice for companies engaged in similar businesses as WIL-Ireland and its Subsidiaries (taken as a whole), as such customary industry practice may change from time to time.

SECTION 7.04              Payment of Taxes and other Claims.  Each Obligor Party shall, and WIL-Ireland shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon such Obligor Party or such Subsidiary, as applicable, or upon the income, profits or property of such Obligor Party or such Subsidiary, as applicable, except for (i) such Taxes the non-payment or non-discharge of which would not, individually or in the aggregate, have a Material Adverse Effect and (ii) any such Tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

SECTION 7.05              Existence.  Except as expressly permitted pursuant to Section 8.02 or Section 8.05, WIL-Ireland shall, and will cause each Restricted Subsidiary to, do all things necessary to (a) preserve and keep in full force and effect the corporate or other existence of WIL-Ireland or such Restricted Subsidiary as applicable (which, for the avoidance of doubt, shall not prohibit a change in corporate form or domiciliation), and (b) preserve and keep in full force and effect the rights and franchises of WIL-Ireland or such Restricted Subsidiary as applicable; provided that this clause (b) shall not require WIL-Ireland or such Restricted Subsidiary to preserve or maintain any rights or franchises if WIL-Ireland or such Restricted Subsidiary shall determine that (i) the preservation and maintenance thereof is no longer desirable in the conduct of the business of WIL-Ireland or such Restricted Subsidiary, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Lenders, or (ii) the failure to maintain and preserve the same could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

SECTION 7.06              ERISA Compliance.  WIL-Ireland and each Borrower shall, and shall cause each ERISA Affiliate to, comply with respect to each Plan and Multiemployer Plan, with all applicable provisions of ERISA and the Code, except to the extent that any failure to comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.07              Compliance with Laws and Material Contractual Obligations.  WIL-Ireland will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except in the case of each of clauses (i) and (ii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  WIL-Ireland will maintain in effect and enforce policies and procedures designed to ensure compliance by WIL-Ireland, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.08              Additional Guarantors; Additional Specified Jurisdictions.

(a)                                 If (i) as of the time of delivery of a Compliance Certificate pursuant to Section 7.01(a), it is determined that any Restricted Subsidiary is a Material Specified Subsidiary that is organized in a Specified Jurisdiction, (ii) any Restricted Subsidiary Guarantees or otherwise becomes an obligor in respect of Indebtedness or other obligations under the Term Loan Facility or the 364-Day Revolving Credit Facility or any other third party Indebtedness for borrowed money of WIL-Bermuda or a Holdco Guarantor in an aggregate principal amount in excess of $20,000,000 or (iii) any Wholly-Owned Subsidiary that is not a Guarantor becomes a Borrower pursuant to Section 11.01(c), WIL-Ireland shall (A) with respect to a determination made pursuant to clause (a)(i) above, within 45 days after such determination (or, in the case of a Material Specified Subsidiary organized in a new Specified Jurisdiction, 45 days after the Administrative Agent designates such new Specified Jurisdiction pursuant to Section 7.08(b), as such time period may be extended by the Administrative Agent in its sole discretion) or (B) with respect any Guarantee provided pursuant to clause (a)(ii) immediately above, contemporaneously with the provision of such Guarantee or (c) with respect to becoming a Borrower as described in clause (a)(iii) immediately above, contemporaneously therewith, cause such Restricted Subsidiary to (1) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Agreement or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (2) deliver to the Administrative Agent such opinions, organizational and authorization documents and certificates of the type referred to in Section 5.01 as may be reasonably requested by the Administrative Agent, and (3) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 If, in the most recent Compliance Certificate delivered pursuant to Section 7.01(e), WIL-Ireland identifies any Material Specified Subsidiary that is organized in a jurisdiction that is not a then existing Specified Jurisdiction or an Excluded Jurisdiction, then the Administrative Agent shall have the right to designate such jurisdiction as a Specified Jurisdiction by providing written notice of such designation to WIL-Ireland, which designation shall be deemed to take effect on the Business Day such designation is made.

(c)                                  At any time, at its option, WIL-Ireland may cause any Subsidiary to (i) become a Guarantor by delivering to the Administrative Agent a duly executed Guaranty Agreement or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent such opinions, organizational and authorization documents and certificates of the type referred to in Section 5.01 as may be reasonably requested by the Administrative Agent, and (iii) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent (any such Subsidiary, an “Added Guarantor”).

SECTION 7.09              Designation of Unrestricted Subsidiaries; Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries.

(a)                                 Unless designated as an Unrestricted Subsidiary pursuant to this Section 7.09, each Subsidiary shall be classified as a Restricted Subsidiary.

(b)                                 If WIL-Ireland designates any Subsidiary as an Unrestricted Subsidiary pursuant to paragraph (c) below, WIL-Ireland shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the consolidated assets of such Subsidiary.

(c)                                  WIL-Ireland may designate, by written notice to the Administrative Agent, any Subsidiary to be an Unrestricted Subsidiary if (i) before and after giving effect to such designation, no Default or Event of Default shall exist, (ii) WIL-Ireland shall be in pro forma compliance with the Financial Covenants both before and after giving effect to such designation, (iii) the deemed Investment by WIL-Ireland in such Unrestricted Subsidiary resulting from such designation would be permitted to be made at the time of such designation under Section 8.06 and (iv) such Subsidiary otherwise meets the requirements set forth in the definition of “Unrestricted Subsidiary”.  Such written notice shall be accompanied by a certificate of a Principal Financial Officer, certifying as to the matters set forth in the preceding sentence.

(d)                                 WIL-Ireland may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, after giving effect to such designation: (i) the representations and warranties of the Obligors contained in each of the Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality in the text thereof, such representations and warranties must be true and correct in all respects) on and as of the date of such designation as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default would exist, (iii) any Indebtedness of such Subsidiary (which shall be deemed to be incurred by a Restricted Subsidiary as of the date of designation) is permitted to be incurred as of such date under Section 8.01, (iv) any Liens on assets of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are permitted to be created or incurred as of such date under Section 8.04 and (v) Investments in or of such Subsidiary (which shall be deemed to be created or incurred by a Restricted Subsidiary as of the date of designation) are permitted to be created or incurred as of such date under Section 8.06.

(e)                                  Any merger, consolidation or amalgamation of an Unrestricted Subsidiary into a Restricted Subsidiary shall be deemed to constitute a designation of such Unrestricted Subsidiary as a Restricted Subsidiary for purposes of this Agreement and, as such, must be permitted by Section 7.09(d) (in addition to Section 8.02 and any other relevant provisions herein).

(f)                                   Notwithstanding the foregoing or anything to the contrary contained herein, no Obligor may be an Unrestricted Subsidiary.

SECTION 7.10              More Favorable Financial Covenants.

(a)                                 If, on any date, any Other Debt Agreement governing Indebtedness and/or letters of credit, bank guaranties and bankers’ acceptances in a principal amount in excess of $20,000,000 (with committed but unutilized amounts under such Other Debt Agreement being deemed fully drawn for purposes of measuring such limit) includes one or more Additional Financial Covenants (including, for the avoidance of doubt, as a result of any amendment, supplement, waiver or other modification to any Other Debt Agreement causing it to contain one or more Additional Financial Covenants), then (i) on or prior to the third Business Day following the effectiveness of any such Additional Financial Covenants, WIL-Ireland shall notify the Administrative Agent thereof, and (ii) whether or not WIL-Ireland provides such notice, the terms of this Agreement shall, without any further action on the part of any Obligor Party, the Administrative Agent or any Lender, be deemed to be amended automatically to include each Additional Financial Covenant in this Agreement.  Each Obligor Party further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance reasonably satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Financial Covenants in this Agreement; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 7.10(a), but shall merely be for the convenience of the parties hereto.

(b)                                 If after the time this Agreement is amended pursuant to Section 7.10(a) to include in this Agreement any Additional Financial Covenant (an “Incorporated Financial Covenant”) contained in any Other Debt Agreement, such Incorporated Financial Covenant ceases to be in effect under, or is deleted from, such Other Debt Agreement, or is amended or modified for the purposes of such Other Debt Agreement so as to become less restrictive with respect to WIL-Ireland or any of its Restricted Subsidiaries, then, upon the request of WIL-Ireland, the Required Lenders will amend this Agreement to delete or similarly amend or modify, as the case may be, such Incorporated Financial Covenant as in effect in this Agreement, provided that no Default or Event of Default in respect of such Incorporated Financial Covenant shall be in existence immediately before or after such deletion, amendment or modification.  Notwithstanding the foregoing, no amendment to this Agreement pursuant to this Section 7.10(b) as the result of any Incorporated Financial Covenant ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to WIL-Ireland or any Restricted Subsidiary than such covenant or Event of Default as contained in this Agreement as in effect on the Effective Date, and as amended, supplemented or otherwise modified thereafter (other than as the result of the application of Section 7.10(a)).

SECTION 7.11              Compliance with the Swiss Non-Bank Rules.

(a)                                 Each Swiss Obligor shall comply with the Swiss Non-Bank Rules; provided, however, that a Swiss Obligor shall not be in breach of this covenant if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:

(i)                                     a failure by one or more Lenders or Participants to comply with their obligations under Section 11.05;

(ii)                                  a confirmation made by a one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;

(iii)                               one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant confirmed to be a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant; or

(iv)                              an assignment or participation of any Loan under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Event of Default.

(b)                                 For the purposes of this Section 7.11, each Swiss Obligor shall assume that the aggregate number of Lenders and Participants under this Agreement which are Swiss Non-Qualifying Lenders is eight.

SECTION 7.12              Secured Facility Covenant.  If WIL-Ireland or any Restricted Subsidiary shall be required to grant any Lien on any of its property to secure any of the Existing Senior Notes, other senior notes or any Permitted Refinancing Indebtedness in respect of any of the foregoing, WIL-Ireland shall, and shall cause its Restricted Subsidiaries to, grant Liens to secure the Guaranteed Obligations equally and ratably with, or prior to, such Existing Senior Notes, other senior notes or Permitted Refinancing Indebtedness.

ARTICLE VIII
NEGATIVE COVENANTS

Until Payment in Full, the Obligor Parties covenant and agree that:

SECTION 8.01              Indebtedness.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 the Obligations;

(b)                                 (i) Indebtedness of the Obligors incurred under the Term Loan Facility in an aggregate principal amount not to exceed $500,000,000 at any time outstanding and Permitted Refinancing Indebtedness in respect thereof and (ii) Indebtedness of the Obligors incurred under the 364-Day Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding (x) $316,742,581.42 plus (y) 364-Day Revolving Credit Incremental Commitments in an aggregate amount not to exceed $250,000,000 and, with respect to this sub-clause (ii), Permitted Refinancing Indebtedness in respect thereof;

(c)                                  Permitted Existing Indebtedness and Permitted Refinancing Indebtedness in respect thereof;

(d)                                 Indebtedness arising from intercompany loans and advances owing by any Obligor or any Specified Group Member to any Obligor or any Specified Group Member; provided that (i) if any such Indebtedness incurred after the Effective Date (including Indebtedness incurred after the Effective Date pursuant to an agreement or arrangement existing on the Effective Date) is owing by an Obligor to a Specified Group Member that is not an Obligor, such Indebtedness shall be Subordinated, to the extent not prohibited by applicable Requirements of Law and to the extent not giving rise to material adverse tax consequences and (ii) any such intercompany loans and advances made to any Specified Group Member that is not a Wholly-Owned Subsidiary shall be subject to the limitations set forth in Section 8.06;

(e)                                  Indebtedness arising from intercompany loans and advances owing by any Obligor, any Specified Group Member or any Other Subsidiaries Group Member to any Other Subsidiaries Group Member; provided that if any such Indebtedness incurred after the Effective Date (including Indebtedness incurred after the Effective Date pursuant to an agreement or arrangement existing on the Effective Date) is owing by an Obligor to an Other Subsidiaries Group Member, such Indebtedness shall be Subordinated, to the extent not prohibited by applicable Requirements of Law and to the extent not giving rise to material adverse tax consequences;

(f)                                   Indebtedness arising from intercompany loans and advances owing by any Other Subsidiaries Group Member to any Obligor or any Specified Group Member; provided that any such intercompany loans and advances shall be subject to the limitations set forth in Section 8.06;

(g)                                  Guarantees by any Other Subsidiaries Group Member of Indebtedness of any Obligor, any Specified Group Member or any other Other Subsidiaries Group Member;

(h)                                 Guarantees by any Obligor or any Specified Group Member of Indebtedness of any Other Subsidiaries Group Member to the extent such Investment is permitted by Section 8.06(f);

(i)                                     Indebtedness of Restricted Subsidiaries in respect of overdrafts, working capital borrowings and facilities, short term loans and cash management requirements (and Guarantees thereof) that, in each case, are required to be repaid or are repaid within 30 days following the incurrence thereof (which Indebtedness may be continuously rolled-over for successive 30-day periods), provided that the aggregate outstanding amount of such Indebtedness does not at any time exceed $200,000,000;

(j)                                    Specified Senior Indebtedness, provided that (i) no such Specified Senior Indebtedness may be incurred prior to the date that is 60 days prior to the Existing Maturity Date, (ii) as a condition to incurring any such Specified Senior Indebtedness, (A) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving pro forma effect to the incurrence of such Indebtedness, (B) the aggregate principal amount of all Indebtedness incurred pursuant to this Section 8.01(j) would not exceed $200,000,000 at any time and (C) after giving pro forma effect to the incurrence of such Indebtedness, the Specified Senior Leverage Ratio (calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Indebtedness had been incurred on the last day of such Testing Period) would not exceed 2.00 to 1.00, (iii) the Borrowers shall effect any reduction of the Commitments of the Extending Lenders as required by Section 2.06(b)(i) and make any prepayment required by Section 2.08 and (iv) such Specified Senior Indebtedness shall have a stated maturity date no sooner than 91 days after the latest to occur of (A) the Extended Maturity Date, (B) the 364-Day Revolving Credit Maturity Date and (C) the Term Loan Maturity Date;

(k)                                 unsecured Indebtedness incurred by WIL-Ireland, WIL-Bermuda, WIL-Delaware and Other Subsidiaries Group Members; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such Indebtedness, (ii) after giving pro forma effect to the incurrence of such Indebtedness, WIL-Ireland would be in compliance with the Financial Covenants (calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Indebtedness had been incurred on the last day of such Testing Period) and (iii) except with respect to Indebtedness in an aggregate amount not to exceed $90,000,000, as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the latest to occur of (A) the Extended Maturity Date, (B) the 364-Day Revolving Credit Maturity Date and (C) the Term Loan Maturity Date;

(l)                                     Subordinated Indebtedness of any Obligor (other than Subordinated Indebtedness consisting of Guarantees by any Specified Obligor of Indebtedness incurred pursuant to Section 8.01(c), Section 8.01(j) or Section 8.01(k) or Indebtedness not permitted by this Agreement), provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the incurrence of such

Indebtedness, and (ii) as of the date of incurrence, such Indebtedness shall have a stated maturity date no sooner than 91 days after the latest to occur of (A) the Extended Maturity Date, (B) the 364-Day Revolving Credit Maturity Date and (C) the Term Loan Maturity Date;

(m)                             Indebtedness of WIL-Ireland or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred pursuant to this Section 8.01(m) shall not at any time exceed $175,000,000;

(n)                                 Indebtedness incurred to finance insurance premiums of any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;

(o)                                 indemnification, adjustment of purchase price, earnout or similar obligations (including any earnout obligations), in each case, incurred or assumed in connection with any acquisition or Disposition otherwise permitted hereunder of any business or assets of WIL-Ireland and any Restricted Subsidiary or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing or in contemplation of any such acquisition;

(p)                                 other Indebtedness in an aggregate principal amount at any time outstanding pursuant to this Section 8.01(p) not in excess of $10,000,000;

(q)                                 subject to Section 8.15, non-contingent reimbursement obligations of WIL-Ireland and its Restricted Subsidiaries in respect of letters of credit, bank guaranties, bankers’ acceptances, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments; and

(r)                                    support, reimbursement, hold harmless, indemnity and similar letters or agreements provided by, or entered into solely between, WIL-Ireland and/or any of its Restricted Subsidiaries (whether before, simultaneous with, or after the Effective Date), but only to the extent any such letters or agreements both (i) relate to the guarantee of Obligations and/or pledge of assets by WIL-Ireland and/or any Restricted Subsidiary under a Loan Document and (ii) do not modify, limit or otherwise adversely affect any obligation of any Guarantor or pledgor of assets to a Lender, the Administrative Agent, or an Issuing Bank (or any rights a Lender, the Administrative Agent, or Issuing Bank has under the Loan Documents).

For purposes of this Section 8.01, any payment by WIL-Ireland or any Restricted Subsidiary of any interest on any Indebtedness in kind (by adding the amount of such interest to the principal amount of such Indebtedness) shall be deemed to be an incurrence of Indebtedness.

SECTION 8.02              Fundamental Changes.

(a)                                 WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may merge, consolidate or amalgamate with (i) any Obligor, any Specified Group Member or any Other Subsidiaries Group Member or (ii) any non-Affiliate to facilitate any acquisition or Disposition otherwise permitted by the Loan Documents; provided that, in the case of each of clauses (i) and (ii), each of the following conditions must be met: (A) if such merger, consolidation or amalgamation involves WIL-Bermuda, WIL-Bermuda shall be the surviving or continuing Person; (B) if such merger, consolidation or amalgamation involves a Borrower (other than WIL-Bermuda), a Borrower shall be the surviving or continuing Person, (C) other than in the case of facilitating a Disposition otherwise permitted by the Loan Documents, if such merger, consolidation or amalgamation involves an Obligor (other than a Borrower), an Obligor shall be the surviving or continuing Person and (D) if such merger, consolidation or amalgamation involves a Specified Obligor, either (1) a Specified Obligor shall be the surviving or continuing Person or (2) after giving pro forma effect to such merger, consolidation or amalgamation and treating the surviving or continuing Person as a member of the Specified Group (disregarding the definition thereof for this purpose), WIL-Ireland would be in compliance with the Financial Covenants (calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such merger, consolidation or amalgamation had been consummated on the first day of such Testing Period); provided further that, in each case, any such merger, consolidation or amalgamation involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger, consolidation or amalgamation shall not be permitted unless it is also permitted by Section 8.06 and, in the case of a Person that is an Unrestricted Subsidiary immediately prior to such merger, consolidation or amalgamation, Section 7.09.

(b)                                 Notwithstanding the foregoing provisions, this Section 8.02 shall not prohibit any Redomestication; provided that (i) in the case of a Redomestication of WIL-Ireland of the type described in clause (a) of the definition thereof, the Surviving Person shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Surviving Person shall become a party to this Agreement and the Affiliate Guaranty and assume all rights and obligations of WIL-Ireland hereunder and thereunder and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent, and (ii) in the case of a Redomestication of WIL-Ireland of the type described in clause (b) of the definition thereof in which the Person formed pursuant to such Redomestication is a different legal entity than WIL-Ireland, the Person formed pursuant to such Redomestication shall (A) execute and deliver to the Administrative Agent an instrument, in form and substance reasonably satisfactory to the Administrative Agent, whereby such Person shall become a party to this Agreement and the Affiliate Guaranty and assume all rights and obligations of such Obligor hereunder and thereunder and (B) deliver to the Administrative Agent one or more opinions of counsel in form, scope and substance reasonably satisfactory to the Administrative Agent.

(c)                                  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, wind up, liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Restricted Subsidiary that is not an Obligor may wind up, liquidate or dissolve if WIL-Ireland determines in good faith that such winding up, liquidation or dissolution is in the best interests of WIL-Ireland and its other Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (ii) any Specified Obligor may wind up, liquidate or dissolve if (A) the owner of all of the Capital Stock of such Specified Obligor immediately prior to such event shall be a Wholly-Owned Subsidiary of WIL-Ireland (other than WIL-Bermuda or WIL-Delaware, unless the Subsidiaries directly owned by WIL-Bermuda or WIL-Delaware winding up, liquidating or dissolving in the aggregate since the Effective Date do not have assets representing more than 2.5% of the Total Specified Asset Value as of the last day of any Fiscal Quarter ended for which financial statements have been delivered pursuant to Section 7.01(a) or Section 7.01(b) or generate more than 2.5% of Consolidated Adjusted EBITDA of the Specified Group for the four consecutive Fiscal Quarter period ending on such date) that is organized in a Specified Jurisdiction and (B) if such owner is not then an Obligor, such owner shall execute and deliver to the Administrative Agent (1) a guaranty of the Obligations in form and substance reasonably satisfactory to the Administrative Agent, (2) an opinion, reasonably satisfactory in form, scope and substance to the Administrative Agent, of counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with such event as the Administrative Agent or any Lender may reasonably request and (3) such other documentation as the Administrative Agent may reasonably request; provided further that WIL-Ireland shall comply with the conditions set forth in Sections 11.01(d)(i) and 11.01(d)(ii) with respect to any Specified Obligor that is a Borrower (for purposes of this Section 8.02(c), the references to “Borrower Removal Date” in Sections 11.01(d)(i) and 11.01(d)(ii) being understood to refer to the date on which such Borrower winds up, liquidates or dissolves pursuant to this Section 8.02(c)).  Notwithstanding anything to the contrary contained herein, in the event that any Borrower shall cease to be a Borrower hereunder as a result of a transaction permitted under this Section 8.02(c), the other Obligors shall remain jointly and severally liable with respect to each Loan made to such Borrower and each Letter of Credit issued for the account of such Borrower outstanding on the date on which such Borrower winds up, liquidates or dissolves pursuant to this Section 8.02(c).

SECTION 8.03              Material Change in Business.  WIL-Ireland and its Restricted Subsidiaries (taken as a whole) shall not engage in any material business substantially different from those businesses of WIL-Ireland and its Subsidiaries described in the Form 10-K of WIL-Ireland for the Fiscal Year ended December 31, 2015, as filed with the SEC, and any businesses reasonably related, ancillary or complementary thereto.

SECTION 8.04              Liens.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                                 Liens created pursuant to any Loan Document;

(b)                                 Liens (i) arising under the Term Loan Documents that secure the Term Loan Obligations and (ii) on current assets arising under the 364-Day Revolving Credit Documents that secure the 364-Day Revolving Credit Obligations;

(c)                                  Permitted Liens;

(d)                                 any Lien on any property or asset of WIL-Ireland or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 8.04, provided that (i) such Lien shall not apply to any other property or asset of WIL-Ireland or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and Permitted Refinancing Indebtedness in respect thereof;

(e)                                  precautionary Liens on Receivables and Receivables Related Security arising in connection with Permitted Factoring Transactions;

(f)                                   Liens on cash and Cash Equivalents (and deposit accounts in which such cash and Cash Equivalents are held) to secure obligations (contingent or otherwise) in respect of letters of credit or letter of credit facilities, bank guarantees or bank guarantee facilities, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments and facilities permitted under Section 8.15 so long as the aggregate principal amount of the Indebtedness and other obligations secured by such Liens does not at any time exceed $100,000,000; and

(g)                                  Liens on assets so long as the aggregate principal amount of the Indebtedness and other obligations secured by such Liens does not at any time exceed $15,000,000.

SECTION 8.05              Asset Dispositions.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, Dispose of any assets to any Person, except that:

(a)                                 any Obligor or any Specified Group Member may Dispose of assets to any Obligor or any Specified Group Member that is a Wholly-Owned Subsidiary;

(b)                                 any Other Subsidiaries Group Member may Dispose of assets to any Obligor, any Specified Group Member or any other Other Subsidiaries Group Member;

(c)                                  any Obligor or any Specified Group Member may Dispose of assets to any Other Subsidiaries Group Member or any Specified Group Member that is not a Wholly-Owned Subsidiary; provided that the aggregate value of all assets Disposed of in reliance on this Section 8.05(c) (net of the value of any such assets subsequently transferred to any Obligor or any Specified Group Member) since the Effective Date, together with the aggregate amount of all Investments made pursuant to Section 8.06(f) and then outstanding, shall not exceed $200,000,000;

(d)                                 subject to compliance with the provisions of Sections 2.06(c) and 2.08(e), WIL-Ireland and its Restricted Subsidiaries may consummate the Land Rig Sale, so long as (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) at least 60% of the consideration received by WIL-Ireland and its Restricted Subsidiaries in respect of the Land Rig Sale shall be cash or Cash Equivalents and (iii) the consideration received in respect of the Land Rig Sale shall be equal to or greater than the fair market value of the assets subject to the Land Rig Sale (as reasonably determined by a Principal Financial Officer of WIL-Ireland, and if requested by the Administrative Agent,

WIL-Ireland shall deliver a certificate of a Principal Financial Officer of WIL-Ireland certifying as to the foregoing);

(e)                                  WIL-Ireland and its Restricted Subsidiaries may Dispose of inventory or obsolete or worn-out property in the ordinary course of business;

(f)                                   WIL-Ireland and its Restricted Subsidiaries may make Investments permitted by Section 8.06 and Restricted Payments permitted by Section 8.08, in each case to the extent constituting Dispositions;

(g)                                  any Disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction shall be permitted and any Permitted Customer Notes Disposition shall be permitted;

(h)                                 any Disposition of assets resulting from a casualty event or condemnation proceeding, expropriation or other involuntary taking by a Governmental Authority shall be permitted;

(i)                                     WIL-Ireland and its Restricted Subsidiaries may grant in the ordinary course of business any license of patents, trademarks, registrations therefor and other similar intellectual property;

(j)                                    subject to compliance with Sections 2.06(c) and 2.08(e), WIL-Ireland and its Restricted Subsidiaries may Dispose of assets so long as (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) at least 75% of the consideration received in respect of such Disposition shall be cash or Cash Equivalents, (iii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the assets subject to such Disposition (as reasonably determined by a Principal Financial Officer of WIL-Ireland, and if requested by the Administrative Agent, WIL-Ireland shall deliver a certificate of a Principal Financial Officer of WIL-Ireland certifying as to the foregoing) and (iv) after giving pro forma effect to such Disposition, WIL-Ireland would be in compliance with the Financial Covenants (calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Disposition had been made on the first day of such Testing Period);

(k)                                 Dispositions of surplus property in the ordinary course of business shall be permitted so long as (i) the aggregate fair market value of all such surplus property Disposed of pursuant to this Section 8.05(k) during the Fiscal Year ending December 31, 2016 does not exceed $75,000,000, (ii) the aggregate fair market value of all such surplus property Disposed of pursuant to this Section 8.05(k) during the Fiscal Year ending December 31, 2017 does not exceed $50,000,000 and (iii) the aggregate fair market value of all such surplus property Disposed of pursuant to this Section 8.05(k) during any Fiscal Year thereafter does not exceed $25,000,000 for each such Fiscal Year;

(l)                                     Dispositions of equipment in the ordinary course of business the proceeds of which are reinvested in the acquisition of other equipment of comparable value and useful in the business of WIL-Ireland and its Restricted Subsidiaries within 180 days of such Disposition shall be permitted;

(m)                             leases of real or personal property in the ordinary course of business shall be permitted; and

(n)                                 WIL-Ireland and its Restricted Subsidiaries may Dispose of any individual piece of personal or real property with a fair market value not in excess of $30,000.

SECTION 8.06              Investments.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, make any Investments in any Person, except:

(a)                                 Cash Equivalents;

(b)                                 Permitted Acquisitions;

(c)                                  (i) Investments in Subsidiaries in existence on the Effective Date and (ii) other Investments in existence on the Effective Date and described on Schedule 8.06 and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension;

(d)                                 Investments by any Obligor or any Specified Group Member in any Obligor or any Specified Group Member that is a Wholly-Owned Subsidiary;

(e)                                  Investments by any Other Subsidiaries Group Member in any Obligor, any Specified Group Member or any other Other Subsidiaries Group Member;

(f)                                   (i) Investments in Unrestricted Subsidiaries and (ii) Investments by any Obligor or any Specified Group Member in any Other Subsidiaries Group Member or any Specified Group Member that is not a Wholly-Owned Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to any such Investment, (ii) after giving pro forma effect to the making of any such Investment, WIL-Ireland shall be in compliance with the Financial Covenants (in each case calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Investment had been made on the first day of such Testing Period, and calculated on a pro forma basis to include any Indebtedness incurred to make such Investment (as if such Indebtedness was incurred on the first day of such Testing Period)), and (iii) the aggregate amount of all Investments made pursuant to this Section 8.06(f) and then outstanding, together with the aggregate value of all assets Disposed of in reliance on Section 8.05(c) (net of the value of any such assets subsequently transferred to any Obligor or any Specified Group Member) since the Effective Date, shall not exceed $200,000,000;

(g)                                  accounts receivable arising in the ordinary course of business, and Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers to the extent reasonably necessary in order to prevent or limit loss;

(h)                                 Investments in the Designated Joint Venture consisting of (i) contributions of the Designated Assets to the Designated Joint Venture and (ii) additional Investments in the Designated Joint Venture (whether in cash, Cash Equivalents or other property); provided that (A) in the case of any Investment made pursuant to this Section 8.06(h), (x) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to any such Investment and (y) after giving pro forma effect to the making of any such Investment, WIL-Ireland shall be in compliance with the Financial Covenants (in each case calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Investment had been made on the first day of such Testing Period, and calculated on a pro forma basis to include any Indebtedness incurred to make such Investment (as if such Indebtedness was incurred on the first day of such Testing Period)) and (B) in the case of any Investment made pursuant to clause (ii) of this Section 8.06(h), the amount of such Investment, together with the aggregate amount of all other Investments made pursuant to such clause (ii) and outstanding at the time of such Investment, shall not exceed the Designated Joint Venture Investments Basket;

(i)                                     subject to the limitations set forth in clauses (d), (e) and (f) of this Section, Guarantees permitted by Section 8.01;

(j)                                    Investments received in consideration for a Disposition permitted by Section 8.05;

(k)                                 loans or advances to directors, officers and employees of any Restricted Subsidiary for expenses or other payments incident to such Person’s employment or association with any Restricted Subsidiary; provided that the aggregate outstanding amount of such advances and loans shall not exceed $2,500,000 at any time outstanding;

(l)                                     Investments evidencing the right to receive a deferred purchase price or other consideration for the Disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction;

(m)                             Investments consisting of Swap Agreements permitted under Section 8.07;

(n)                                 other Investments in an aggregate amount not to exceed $125,000,000 at any one time outstanding; and

(o)                                 Permitted Bond Hedge Transactions which constitute Investments.

For purposes of determining the amount of any Investment, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment).

SECTION 8.07              Swap Agreements.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which WIL-Ireland or any Restricted Subsidiary has actual exposure (other than those in respect of Capital Stock of WIL-Ireland or any of its Restricted Subsidiaries), including to hedge or mitigate foreign currency and commodity price risks to which WIL-Ireland or any Restricted Subsidiary has actual exposure, (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of WIL-Ireland or any Restricted Subsidiary and (c) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

SECTION 8.08              Restricted Payments.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)                                 WIL-Ireland may declare and pay dividends on its Capital Stock payable solely in additional Capital Stock (other than Disqualified Capital Stock);

(b)                                 WIL-Ireland and its Restricted Subsidiaries may make Restricted Payments in exchange for, or out of the proceeds received from, any substantially concurrent issuance (other than to a Subsidiary) of additional Capital Stock of WIL-Ireland (other than Disqualified Capital Stock);

(c)                                  (i) Restricted Subsidiaries that are wholly-owned by one or more Obligors and/or Specified Group Members may declare and pay dividends or make other distributions on account of, and make payments on account of the purchase, redemption, acquisition, cancellation or termination of, their Capital Stock and (ii) Restricted Subsidiaries that do not satisfy the requirements of clause (i) immediately above may pay dividends or make other distributions on account of, and make payments on account of the purchase, redemption, acquisition, cancellation or termination of, their Capital Stock ratably (or more favorably to a Restricted Subsidiary); provided, however, in the case of clause (ii), if any non-Wholly-Owned Subsidiary received cash proceeds from the issuance of any of its Capital Stock to one or more Persons that are not Affiliates of WIL-Ireland, such Subsidiary may declare and pay dividends non-ratably to holders of its Capital Stock that are not Affiliates of WIL-Ireland in an aggregate amount not to exceed the amount of such cash proceeds (to the extent such cash proceeds have not been used for any other transaction permitted hereunder);

(d)                                 WIL-Ireland and its Restricted Subsidiaries may make any prepayments under this Agreement, the Term Loan Agreement and the 364-Day Revolving Credit Agreement in accordance with the terms thereof;

(e)                                  so long as no Default or Event of Default has occurred and is continuing at the time thereof or immediately after giving effect thereto, WIL-Ireland and its Restricted Subsidiaries may (i) Redeem any Existing Senior Notes or other senior notes, in each case, that have a stated maturity date prior to the Extended Maturity Date and (ii) Redeem any Existing Senior Notes or other senior notes with the proceeds of (A) Permitted Refinancing Indebtedness or (B) Indebtedness incurred under Section 8.01(j), (k) or (l);

(f)                                   WIL-Ireland and its Restricted Subsidiaries may redeem, repurchase or otherwise acquire or retire for value Capital Stock of WIL-Ireland or any Restricted Subsidiary held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (i) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (ii) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed $10,000,000 during any calendar year;

(g)                                  WIL-Ireland and each Restricted Subsidiary may consummate (i) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities to the extent such Capital Stock represents a portion of the exercise or exchange price thereof and (ii) any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made or deemed to be made in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights;

(h)                                 WIL-Ireland and each Restricted Subsidiary may make payments of cash in lieu of issuing fractional Capital Stock;

(i)                                     WIL-Ireland and each Restricted Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Sections 8.02 or 8.05;

(j)                                    WIL-Ireland and its Restricted Subsidiaries may make other Restricted Payments, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or immediately after giving effect thereto, (ii) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by WIL-Ireland and its Restricted Subsidiaries pursuant to this Section 8.08(j) since the Effective Date, is less than the amount of the Restricted Payment Basket at such time, and (iii) after giving pro forma effect to the making of such Restricted Payment, the Total Leverage Ratio would be less than 4.00 to 1.00 (calculated as of the last day of the most recently ended Testing Period for which financial statements are available as if such Restricted Payment had been made on the first day of such Testing Period);

(k)                                 so long as no Default or Event of Default shall have occurred and be continuing, WIL-Ireland and its Restricted Subsidiaries may repay or prepay intercompany loans or advances; provided that, to the extent such intercompany loans or advances are Subordinated, such repayment or prepayment shall not violate the subordination terms applicable thereto; and

(l)                                     WIL-Ireland and its Restricted Subsidiaries may (i) pay the purchase price for any Permitted Bond Hedge Transaction and (ii) settle any related Permitted Warrant Transaction (A) by delivery of shares of WIL-Ireland’s common stock upon settlement thereof or (B) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in common stock upon any early termination thereof.

SECTION 8.09              Financial Covenants.

(a)                                 Specified Senior Leverage Ratio.  WIL-Ireland shall not, as of the last day of any Fiscal Quarter, permit the Specified Senior Leverage Ratio to be greater than 2.50 to 1.00.

(b)                                 Specified Asset Coverage Ratio.  WIL-Ireland shall not, as of the last day of any Fiscal Quarter, permit the Specified Asset Coverage Ratio to be less than 4.00 to 1.00.

(c)                                  Specified Leverage and LC Ratio.  WIL-Ireland shall not, as of the last day of any Fiscal Quarter, permit the Specified Leverage and LC Ratio to be greater than 3.50 to 1.00.

(d)                                 Current Asset Coverage Ratio.  WIL-Ireland shall not, as of any Current Asset Coverage Ratio Test Date (commencing with the Current Asset Coverage Ratio Test Date occurring on September 30, 2018), permit the Current Asset Coverage Ratio to be less than 2.10 to 1.00; provided that, if the Collateral Perfection Period ends after September 30, 2018, the Current Asset Coverage Ratio as of September 30, 2018 shall not be less than 1.50 to 1.00.  For the avoidance of doubt, (i) the Current Asset Coverage Ratio is an Additional Financial Covenant, (ii) the 364-Day Revolving Credit Agreement is the Other Debt Agreement with respect thereto and (iii) WIL-Ireland is required to comply with the Current Asset Coverage Ratio as provided in this Section 8.09(d) solely by operation, and subject to the terms and conditions, of Section 7.10; provided, however, that notwithstanding anything to the contrary in this Agreement, upon the repayment in full of the 364-Day Revolving Credit Facility and the termination of all commitments thereunder, this Section 8.09(d) shall be of no further force or effect.  As used in this Section 8.09, each of the terms Current Asset Coverage Ratio Test Date, Current Asset Coverage Ratio and Collateral Perfection Period shall have the meanings assigned thereto in the 364-Day Revolving Credit Agreement (taking into account all additional defined terms embedded therein, as such embedded terms are defined in the 364-Day Revolving Credit Agreement).

SECTION 8.10              Limitation on Transactions with Affiliates.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction or series of related transactions (including any purchase, sale, lease or other exchange of property or the rendering of any service) with any Affiliate that is not either (a) WIL-Ireland or one of WIL-Ireland’s Restricted Subsidiaries or a Person that becomes, pursuant to a Redomestication, a part of the consolidated group that includes WIL-Ireland, or (b) Weatherford\Al-Rushaid Limited or Weatherford Saudi Arabia Limited, other than on fair and reasonable terms (taking all related transactions into account and considering the terms of such related transactions in their entirety) substantially as favorable to WIL-Ireland or such Restricted Subsidiary, as the case may be, as would be available in a comparable arm’s length transaction with a Person that is not an Affiliate.  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) Investments in Unrestricted Subsidiaries permitted by Section 8.06, (ii) the payment of reasonable and customary regular fees to directors of an Obligor or a Restricted Subsidiary of such Obligor who are not employees of such Obligor; (iii) loans and advances permitted hereby to officers and employees of an Obligor and its respective Restricted Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of an Obligor and its Restricted Subsidiaries; (iv) any other transaction with any employee, officer or director of an Obligor or any of its Restricted Subsidiaries pursuant to employee benefit, compensation or indemnification arrangements entered into in the ordinary course of business and approved by, as applicable, the Board of Directors of such Obligor or the Board of Directors of such Restricted Subsidiary permitted by this Agreement; and (v) non-exclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property.

SECTION 8.11              Restrictive Agreements.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur, create or permit to exist any Restrictive Agreement, except for:

(a)                                 limitations or restrictions contained in any Loan Document, any of the Term Loan Documents and any of the 364-Day Revolving Credit Documents;

(b)                                 limitations or restrictions existing under or by reason of any Requirement of Law;

(c)                                  customary restrictions with respect to any Restricted Subsidiary or any of its assets contained in any agreement for the Disposition of a material portion of the Capital Stock of, or any of the assets of, such Restricted Subsidiary pending such Disposition; provided that such restrictions apply only to the Restricted Subsidiary that is, or assets that are, the subject of such Disposition and such Disposition is permitted hereunder;

(d)                                 limitations or restrictions contained in contracts and agreements outstanding on the Effective Date and renewals, extensions, refinancings or replacements thereof identified on Schedule 8.11; provided that the foregoing restrictions set forth in this Section 8.11 shall apply to any amendment or modification to, or any renewal, extension, refinancing or replacement of, any such contract or agreement that would have the effect of expanding the scope of any such limitation or restriction;

(e)                                  limitations or restrictions contained in any agreement or instrument to which any Person is a party at the time such Person is merged or consolidated with or into, or the Capital Stock of such Person is otherwise acquired by, WIL-Ireland or any Restricted Subsidiary; provided that such restriction or limitation (i) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and (ii) is not incurred in connection with, or in contemplation of, such merger, consolidation or acquisition;

(f)                                   (i) clause (a) of the definition of Restrictive Agreements shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Liens permitted under Section 8.04 if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (ii) customary restrictions or limitations in leases or other contracts restricting the assignment thereof or the assignment of the property that is the subject of such lease;

(g)                                  limitations or restrictions contained in joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the disposition or distribution of assets or property of such joint venture, partnership or other joint ownership entity, so long as such encumbrances or restrictions are not applicable to the property or assets of any other Person; and

(h)                                 customary restrictions and conditions contained in Permitted Factoring Transaction Documents.

SECTION 8.12              Use of Proceeds.

(a)                                 WIL-Ireland and the Borrowers shall not, and WIL-Ireland shall not permit any of its other Subsidiaries to, (i) use the proceeds of any Loans for any purpose other than for working capital and general corporate purposes, including providing financial accommodations to the Borrowers and their respective Subsidiaries (to the extent otherwise permitted hereunder), or (ii) arrange for the issuance of any Letters of Credit for any purpose other than general corporate purposes of WIL-Ireland and its Restricted Subsidiaries (to the extent otherwise permitted hereunder).

(b)                                 WIL-Ireland shall not, nor shall it permit any of its Subsidiaries to, use any Letter of Credit or the proceeds of any Loan under this Agreement directly or indirectly for the purpose of buying or carrying any “margin stock” within the meaning of Regulation U (herein called “margin stock”) or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a margin stock (except that WIL-Ireland and any of its Restricted Subsidiaries may purchase the common stock of WIL-Ireland, subject to compliance with applicable law and provided that WIL-Ireland will not at any time permit the value of the assets of the WIL-Ireland and its Subsidiaries on a consolidated basis that comprise “margin stock” as defined in Regulation U to exceed an amount equal to 25% of all of the assets of WIL-Ireland and its Subsidiaries on a consolidated basis), or for any other purpose which would constitute this transaction a “purpose” credit within the meaning of Regulation U.  WIL-Ireland shall not, nor shall it permit any of its Subsidiaries to, take any action which would cause this Agreement or any other Loan Document to violate Regulation T, U or X.

(c)                                  No Borrower will request any Loans, and WIL-Ireland shall not use or otherwise make available, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use or otherwise make available, any proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.13              Changes to Fiscal Year.  WIL-Ireland will not change its Fiscal Year from the basis in effect on the Effective Date.

SECTION 8.14              Amendments to Documents Governing Certain Indebtedness.  WIL-Ireland shall not, and shall not permit any Restricted Subsidiary to, amend or otherwise modify any of the documentation governing (a) (i) the Term Loan Facility or Permitted Refinancing Indebtedness in respect thereof, (ii) the 364-Day Revolving Credit Facility or Permitted Refinancing Indebtedness in respect thereof or (iii) any Existing Senior Notes or Permitted Refinancing Indebtedness in respect thereof, in each case to the extent that any such amendment or other modification, taken as a whole, would be materially adverse to the Lenders (provided that, for the avoidance of doubt, any amendment or other modification in order to incorporate (x) any 364-Day Revolving Credit Incremental Commitment permitted hereby or (y) the replacement of the Adjusted LIBO Rate or the LIBO Rate (each as defined in the Term Loan Agreement and the 364-Day Revolving Credit Agreement) shall be deemed to not be materially adverse to the Lenders), (b) any unsecured Indebtedness incurred pursuant to Section 8.01(k) to reduce the stated maturity of any such Indebtedness to be sooner than 91 days after the latest to occur of the Extended Maturity Date, the 364-Day Revolving Credit Maturity Date and the Term Loan Maturity Date or (c) any Subordinated Indebtedness incurred pursuant to Section 8.01(l) to amend or otherwise modify the subordination terms of such Indebtedness in a manner adverse to the Lenders.

SECTION 8.15              Limit on Credit Support Instruments.  WIL-Ireland shall not permit the aggregate amount of all obligations (contingent or otherwise) of WIL-Ireland and its Restricted Subsidiaries with respect to letters of credit, bank guarantees, bid bonds, surety bonds, performance bonds, customs bonds, advance payment bonds and similar instruments (including Letters of Credit issued pursuant to this Agreement) to exceed $1,000,000,000.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

SECTION 9.01              Events of Default and Remedies.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 (i) the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when such payment is due (whether at the due date thereof or at a date fixed for prepayment thereof or otherwise), or (ii) any interest on any Loan, any fee or any other amount (other than an amount referred to in clause (i) of this Section 9.01(a)) payable hereunder or any other Loan Document shall not be paid within five calendar days following the date on which the payment of interest, fee or such other amount is due; or

(b)                                 any representation or warranty made or, for purposes of Article V, deemed made by or on behalf of WIL-Ireland or any Subsidiary herein or in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect (or, to the extent qualified by materiality or reference to Material Adverse Effect, in all respects) when made or deemed made or reaffirmed, as the case may be; or

(c)                                  any Obligor Party shall (i) fail to perform or observe any covenant, condition or agreement contained in Section 7.05 (with respect to the existence of any Obligor) or Article VIII,  (ii) fail to give any notice required by Section 7.01(d)(ii) or (iii) fail to perform or observe any Additional Financial Covenant (subject to any grace period applicable to such Additional Financial Covenant in the Other Debt Document that contains such Additional Financial Covenant); or

(d)                                 any Obligor Party shall fail to give any notice required by Section 7.01(c), 7.01(d)(i), 7.01(d)(iii) or 7.01(f) and, in any event, such failure shall remain unremedied for five Business Days after the earlier to occur of (i) receipt by a Principal Financial Officer of any Obligor Party of notice of such failure (given by the Administrative Agent or any Lender) and (ii) a Principal Financial Officer of any Obligor Party otherwise becoming aware of such failure; or

(e)                                  any Obligor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 9.01(a), 9.01(c) or 9.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier to occur of (i) receipt by a Principal Financial Officer of any Obligor of notice of such failure (given by the Administrative Agent or any Lender) and (ii) a Principal Financial Officer of any Obligor otherwise becoming aware of such failure; or

(f)                                   WIL-Ireland or any of its Restricted Subsidiaries shall fail to make (whether as primary obligor or as guarantor or other surety) any payment (regardless of amount) of principal or interest or premium, if any, in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period thereto); or

(g)                                  (i) any event or condition occurs that results in any Material Indebtedness (other than under Swap Agreements) becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) any event, condition or default occurs under any Swap Agreement that constitutes Material Indebtedness which default could enable the other counterparty to terminate such Swap Agreement; provided that clause (g)(i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(h)                                 any Obligor or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(i)                                     the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Obligor or any Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging any Obligor or any Material Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Obligor or any Material Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, examiner, administrator, sequestrator or other similar official of any Obligor or any Material Subsidiary of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

(j)                                    any Obligor or any Material Subsidiary shall (i) voluntarily commence a case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) consent to the entry of a decree or order for relief in respect of such Obligor or such Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) file a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, (iv) apply for or consent to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, examiner, administrator, sequestrator or similar official of such Obligor or such Material Subsidiary or of any substantial part of its property, (v) make an assignment for the benefit of creditors, or (vi) take any corporate or other action in furtherance of any of the foregoing; or

(k)                                 a judgment or order for monetary damages shall be entered against any Obligor or any Restricted Subsidiary, which with other outstanding judgments and orders for monetary damages entered against the Obligors and the Restricted Subsidiaries equals or exceeds $100,000,000 in the aggregate (to the extent not covered by independent third-party insurance as to which the respective insurer is financially sound and has not disputed coverage), and (i) within 60 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon any such judgment; provided that if such judgment or order provides for any Obligor or any Restricted Subsidiary to make periodic payments over time, no Event of Default shall arise under this clause (i) if such Obligor or such Restricted Subsidiary makes each such periodic payment when due in accordance with the terms of such judgment or order (or within 30 days after the due date of each such periodic payment, but only so long as no Lien attaches during such 30-day period and no enforcement proceeding is commenced by any creditor for payment of such judgment or order during such 30-day period); or

(l)                                     at any time prior to Payment in Full, any Loan Document shall (other than to the extent permitted by the terms hereof or thereof or with the consent of the Administrative Agent and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation thereunder; or

(m)                             an ERISA Event has occurred that would reasonably be expected (individually or collectively) to have a Material Adverse Effect; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on WIL-Ireland, any of its Subsidiaries, any Borrower or any ERISA Affiliate which (individually or collectively) would reasonably be expected to have a Material Adverse Effect; or WIL-Ireland, any of its Subsidiaries, any Borrower or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, or a notice of intent to terminate any Plan in a distress termination shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan, or the PBGC shall have notified WIL-Ireland or any ERISA Affiliate that a Plan may become a subject of any such proceedings, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of WIL-Ireland, any of its Subsidiaries and/or any Borrower or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect, or (ii) WIL-Ireland, any of its Subsidiaries and/or any Borrower or any ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto which would reasonably be expected to have a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Obligor described in Section 9.01(i) or Section 9.01(j)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:

(i)                                     terminate the Commitments, and thereupon the Commitments shall terminate immediately, and

(ii)                                  declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

and in case of any event with respect to any Obligor described in Section 9.01(i) or Section 9.01(j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

SECTION 9.02              Right of Setoff.  Upon the occurrence and during the continuance of any Event of Default, each Lender and each Issuing Bank are hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by each Obligor), to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by any Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including all certificates of deposit, at any time held and other obligations at any time owing by such Lender or such Issuing Bank or any of their respective Affiliates, as applicable, to or for the credit or the account of any Obligor against any and all of the Obligations irrespective of whether or not such Lender or such Issuing Bank or the Administrative Agent shall have made any demand under this Agreement, the Notes or any other Loan Document.  Should the right of any Lender or Issuing Bank to realize funds in any manner set forth above be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the applicable Obligor, as the case may be, pro rata in accordance with their Commitments; provided that if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application and/or cash collateralization pursuant to Section 4.01(e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of each Credit Party and each Obligor as herein provided, and (y) such Defaulting Lender shall promptly provide to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and each Issuing Bank agree to promptly notify the applicable Obligor and the Administrative Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent, the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent, the Lenders or the Issuing Banks may have.  This Section is subject to the terms and provisions of Section 4.01(c).

SECTION 9.03              Other Remedies.  No remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 9.04              Application of Moneys During Continuation of Event of Default.

(a)                                 So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative Agent from any Obligor under the Loan Documents shall, except as otherwise required by law, be distributed by the Administrative Agent on the dates selected by the Administrative Agent as follows:

first, to payment of the unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to Section 11.03 and to any unpaid fees owing under the Loan Documents by the Obligors to the Administrative Agent;

second, to the ratable payment of accrued but unpaid interest on the Loans;

third, to the ratable payment of unpaid principal of the Loans;

fourth, to the ratable payment of all other amounts payable by the Obligors hereunder;

fifth, to secure the repayment and discharge of the outstanding amount of all LC Exposure in accordance with Section 3.01(j);

sixth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full;

seventh, to the ratable payment of any Banking Services Obligations and Swap Obligations, until all Banking Services Obligations and Swap Obligations shall have been paid in full; and

finally, to payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

(b)                                 The term “unpaid” as used in this Section 9.04 shall mean all relevant Obligations outstanding as of any such distribution date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 9.02 of which the Administrative Agent shall have been notified.

ARTICLE X
ADMINISTRATIVE AGENT

Each of the Lenders, on behalf of itself and any of its Affiliates that are holders of Guaranteed Obligations, and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Obligors or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01) or in the absence of its own gross negligence, willful misconduct or unlawful acts, as determined by a final nonappealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (w) the contents of any certificate, report or other document delivered under this Agreement or any other Loan Document or in connection with this Agreement or any other Loan Document, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (y) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth in Article V or elsewhere herein, other than those conditions requiring delivery of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed in good faith by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it, in each case in good faith in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph and the second succeeding paragraph, the Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrowers.  Upon any resignation of the Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.

In addition, in the event that (i) the Person serving as the Administrative Agent is a Defaulting Lender, (ii) such Person has been replaced in its capacity as a Lender pursuant to Section 4.03(b), (iii) if such Person is a Swingline Lender, such Person has been replaced in its capacity as a Swingline Lender pursuant to Section 4.03(b), and (iv) if such Person is an Issuing Bank, (A) the LC Commitment of such Person, as an Issuing Bank, has been terminated pursuant to Section 3.01(i) and (B) no Letters of Credit issued by such Person, as an Issuing Bank, are outstanding such time (unless arrangements satisfactory to such Person for the cash collateralization thereof have been made), then the Required Lenders or the Borrowers may, by written notice to the Administrative Agent, remove such Person from its capacity as Administrative Agent under the Loan Documents; provided that the consent or agreement of such Person, in any of its capacities, shall not be required in respect of its removal as a Lender or a Swingline Lender; provided further that a successor Administrative Agent selected by the

Required Lenders, in consultation with the Borrowers, shall be appointed concurrently with such removal.

Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Sections 11.03 and 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extension of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Notwithstanding anything to the contrary contained herein, none of the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In addition to the foregoing, (a) each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI
MISCELLANEOUS

SECTION 11.01       Waiver; Amendments; Joinder; Removal of Certain Borrowers; Release of Guarantors.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligor Parties and the Required Lenders or by the Obligor Parties and the Administrative Agent, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (irrespective of whether such Lender is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby (including Defaulting Lenders), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (including Defaulting Lenders), (iv) change Section 4.01(b) or 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (other than Defaulting Lenders), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (other than Defaulting Lenders), (vi) except as provided in Section 11.01(d), release any Borrower from its joint and several liability for the Obligations, without the written consent of each Lender (other than Defaulting Lenders), or (vii) release any Person from its liability under a guaranty (other than the release of WII from its obligations under the Guaranty Agreement in accordance with the terms set forth in the Guaranty Agreement), without the written consent of each Lender (other than Defaulting Lenders); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, such Swingline Lender or such Issuing Bank, as the case may be; provided further that no such agreement shall amend or modify any provision of Section 2.17 without the consent of the Administrative Agent, each Swingline Lender, each Issuing Bank and the Required Lenders.  Subject to the foregoing, the waiver, amendment or modification of any provision of Article VI, VII or VIII or Section 9.01 may be effected with the consent of the Required Lenders.  Notwithstanding anything to the contrary herein, this Section 11.01(b) shall, in respect of a Defaulting Lender, be subject to Section 2.17(b).

(c)                                  From time to time, WIL-Ireland may cause one or more additional Wholly-Owned Subsidiaries to become Borrowers hereunder by delivering, or causing to be delivered, to the Administrative Agent in respect of each applicable Subsidiary, the following, each in form and substance reasonably satisfactory to the Administrative Agent:  (i) a Joinder Agreement in the form of Exhibit H attached hereto, executed and delivered by such Subsidiary (the date of each such Joinder Agreement being referred to herein as a “Joinder Date”, which date shall be at least ten days after WIL-Ireland provides notice to the Administrative Agent of its intention to cause such Subsidiary to become a Borrower hereunder), (ii) each of the documents or other closing deliverables specified in Section 5.01 that would have been required to be delivered by or on behalf of such Subsidiary had such Subsidiary been a Borrower on the Effective Date, each such deliverable to be dated as of the applicable Joinder Date unless otherwise agreed by the Administrative Agent, (iii) replacement Notes dated as of the applicable Joinder Date payable to each Lender for which an existing Note is outstanding on such Joinder Date, (iv) a written confirmation by the Guarantors that their guarantee obligations shall apply to the obligations of such Subsidiary under the Loan Documents from and after the Joinder Date and (v) such other approvals, opinions or documents as the Administrative Agent may reasonably request; provided, that no Subsidiary may become a Borrower hereunder pursuant to this paragraph (c) if (x) a Default or Event of Default shall have occurred and be continuing on the applicable Joinder Date, or shall result from the joinder of such Subsidiary as a Borrower on such Joinder Date, or (y) such Subsidiary is not organized under the laws of any jurisdiction of the United States and any Lender notifies the Administrative Agent that such Subsidiary is organized in a jurisdiction in which such Lender and its Affiliates cannot legally lend or do business.  Without limiting the foregoing, if the designation of any additional Wholly-Owned Subsidiary as a Borrower hereunder obligates the Administrative Agent or any Lender to comply with “know your customer” or similar regulatory requirements and the information necessary for such compliance is not already available to the Administrative Agent or such Lender, as applicable, WIL-Ireland shall, promptly upon the request of the Administrative Agent or such Lender, as applicable, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or such Lender, as applicable, in order for it to comply with all “know your customer” and/or similar identification procedures required under all applicable laws and regulations.  If WIL-Ireland shall designate an additional Wholly-Owned Subsidiary as a Borrower hereunder that is not organized under the laws of any jurisdiction of the United States, the Republic of Hungary or Bermuda, WIL-Ireland shall notify the Administrative Agent and the Lenders, on or prior to the Joinder Date applicable to such Subsidiary, of all documentation prescribed by the law of the jurisdiction in which such Subsidiary is organized, tax resident or otherwise located, or any treaty to which any such jurisdiction is a party, as shall permit payments made by such Subsidiary under this Agreement and the other Loan Documents to be made without withholding or at a reduced rate to the extent an exemption or reduction is available under any such applicable law or treaty.

(d)                                 From time to time, WIL-Ireland may cause any Borrower (other than WIL) to cease to be a Borrower hereunder by (i) delivering to the Administrative Agent a notice to such effect, specifying the identity of the applicable Borrower and the proposed date on which such Borrower shall no longer be a Borrower hereunder, which date shall be no earlier than three Business Days after delivery of such notice (each such date being referred to herein as a “Borrower Removal Date”) and (ii) delivering, or causing to be delivered, to the Administrative Agent replacement Notes dated as of the applicable Borrower Removal Date payable to each Lender for which an existing Note is outstanding on such Borrower Removal Date, executed by WIL and each other Borrower that shall not cease to be a Borrower on such Borrower Removal Date, in form and substance reasonably satisfactory to the Administrative Agent; provided, that no Borrower may cease to be a Borrower hereunder pursuant to this Section 11.01(d) if a Default or Event of Default shall have occurred and be continuing on the applicable Borrower Removal Date, or shall result from such Borrower ceasing to be a Borrower hereunder on such Borrower Removal Date.  Upon satisfaction of the conditions set forth in the preceding sentence, on the applicable Borrower Removal Date, the applicable Borrower shall no longer be a “Borrower”, an “Obligor” or an “Obligor Party” hereunder or under any other Loan Document.  Notwithstanding anything to the contrary contained herein, in the event that any Borrower shall cease to be a Borrower hereunder in accordance with this Section 11.01(d), the other Obligors shall remain jointly and severally liable with respect to each Loan made to such Borrower and each Letter of Credit issued for the account of such Borrower outstanding on the applicable Borrower Removal Date.

(e)                                  Promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to effect a release of a Guarantor that ceases to exist in accordance with Section 8.02.  The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with any such release of a Guarantor.

SECTION 11.02       Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission (in .pdf format), as follows:

(i)                                     if to any Borrower or Guarantor, to it at:

c/o Weatherford International, LLC
2000 St. James Place
Houston, Texas 77056
Attention:  General Counsel
Telephone:  (713) 836-4000
Email:  LegalWeatherford@weatherford.com

with a copy to:

c/o Weatherford International, LLC
2000 St. James Place
Houston, Texas 77056

Attention:  Treasurer
Telephone:  (713) 836-7460
Email:  Mark.Rothleitner@weatherford.com;

Josh.Silverman@weatherford.com

(ii)                                  if to the Administrative Agent or to JPMorgan, in its capacity as an Issuing Bank or a Swingline Lender, to it at:

JPMorgan Chase Bank, N.A.
Chase Tower
CLS Unit:  MC Loan & Agency 7th Floor
21 S. Clark
Chicago, IL 60603
Attention:  April Yebd
Telephone:  (312) 732-2628
Facsimile:  (888) 208-7168
Email:  jpm.agency.servicing.6@jpmchase.com

(iii)                               if to Deutsche Bank, in its capacity as an Issuing Bank, to it at:

Deutsche Bank AG New York Branch
60 Wall Street
New York, NY 10005
Attention:  Global Loan Operations,
Standby Letter of Credit Unit
Everardus Rozing
Telephone:  (212) 250-1014
Facsimile:  (212) 797-0403
Email:  everardus.rozing@db.com;

(iv)                              [reserved];

(v)                                 if to Wells Fargo, in its capacity as an Issuing Bank, to it at:

Wells Fargo Bank, National Association
1000 Louisiana Street, 9th Floor
MAC T5002-090
Houston, Texas 77002-5005
Attention:  Gracie Ramirez
Telephone:  (713) 319-1307

Facsimile:  (713) 739-1087
Email:  gricelda.ramirez@wellsfargo.com;

(vi)                              if to Toronto Dominion, in its capacity as an Issuing Bank, to it at:

The Toronto Dominion Bank, New York Branch

77 King Street West, 25th Floor

Toronto ON M5K 1A2

Canada
Attention: Maryam Royan
Telephone:  (416) 982-3503
Facsimile:  (416) 982-8619
Email:  maryam.royan@tdsecurities.com

(vii)                           if to any other Issuing Bank, to it at such address (or facsimile number) as shall be specified in the Issuing Bank Agreement to which such Issuing Bank shall be a party; and

(viii)                        if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lenders.  The Administrative Agent or any Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 The Administrative Agent shall deliver to any Borrower, upon written request, the address and facsimile number of any Lender and the name of the appropriate contact person at such Lender, in each case as provided in such Lender’s Administrative Questionnaire.

(e)                                  Electronic Systems.

(i)                                     Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)                                  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Obligor, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of Communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 11.03       Expenses, Etc.  The Borrowers, jointly and severally, shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented or invoiced fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including via the internet or through a services such as Intralinks) of the credit facilities provided for herein, the preparation, registration and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by JPMorgan, Deutsche Bank Securities Inc. and their respective Affiliates, including the reasonable and documented or invoiced fees, charges and disbursements of counsel for each of JPMorgan and Deutsche Bank Securities Inc., in connection with the syndication of the credit facilities provided for herein, provided that such fees, charges and disbursements of counsel for Deutsche Bank Securities Inc. shall not exceed $15,000 in the aggregate, (c) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein, and (e) all documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank and/or any Lender (including the documented or invoiced fees, disbursements and other charges of (i) any counsel for the Administrative Agent (which, for the avoidance of doubt, may include counsel in foreign jurisdictions) and (ii) one counsel to the Lenders licensed in the State of New York and licensed in each jurisdiction (including any state) where any Obligor or any Subsidiary of an Obligor is organized, has its chief executive office or has assets with a material value) in connection with the enforcement, collection or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that a Defaulting Lender will not be reimbursed for its costs and expenses related to the replacement of such Defaulting Lender or other matters incidental thereto.

SECTION 11.04       Indemnity.

(a)                                 The Borrowers, jointly and severally, shall indemnify the Administrative Agent, each Lead Arranger, each Issuing Bank and each Lender, and each Affiliate of each of the foregoing, and their respective directors, officers, employees and agents (each such Person being called an “Indemnitee”) from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages (including reasonable and documented or invoiced legal fees and expenses) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any claim, investigation, litigation or proceeding (including any threatened claim, investigation, litigation or proceeding) relating to this Agreement, any Loan, any Letter of Credit or any other Loan Document (whether or not such claim, investigation, litigation or proceeding is brought by a Borrower or any other Obligor or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto), (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by WIL-Ireland or any of its Subsidiaries, or any Environmental Liability related in any way to WIL-Ireland or any of its Subsidiaries, except, in each case, insofar as the Environmental Liability or liability relating to the presence or release of Hazardous Materials arises out of actions taken by, or failed to be taken by, such Indemnitee after the date on which WIL-Ireland or any of its Subsidiaries is divested of ownership of such property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise), or (iii) any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any extension of credit by any Lender or any Issuing Bank hereunder, and the Borrowers, jointly and severally, shall reimburse each Indemnitee upon demand for any expenses (including reasonable and documented or invoiced legal fees) incurred in connection with any such claim, investigation, litigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses (A) found by a final, nonappealable judgment of a court of competent jurisdiction to have been incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee, (B) that arise from any dispute solely between or among Indemnitees (not arising as a result of any act or omission by the Obligors or their Affiliates), other than claims against an Indemnitee in its capacity as, or in fulfilling its role or roles as an arranger, administrative agent, syndication agent or documentation agent for the facility evidence by this Agreement or (C) incurred by any Defaulting Lender to the extent directly arising from or caused by the conduct, acts, omissions or events of or applicable to such Defaulting Lender that were the cause of such Lender’s becoming a Defaulting Lender; provided that nothing herein shall be deemed to limit the Borrower’s payment obligations under any other provision of this Agreement or any other Loan Document as a result of such Lender’s becoming a Defaulting Lender.  WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEE.  WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWERS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 11.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT OF THE OTHER OBLIGATIONS OR THE ASSIGNMENT OF THE NOTES.

(b)                                 To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Swingline Lender or any Issuing Bank under Section 11.03 or paragraph (a) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Swingline Lender or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Swingline Lender or such Issuing Bank in its capacity as such.

(c)                                  To the extent permitted by applicable law, neither any party hereto nor any of their respective directors, officers, employees and agents shall assert, and each hereby waives, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof (it being understood that, to the extent any Indemnitee suffers any such special, indirect, consequential or punitive damages, the indemnification obligations of the Borrowers set forth in the paragraph (a) of this Section shall apply).

(d)                                 No Indemnitee referred to in Section 11.04(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for any such damages found by a final, nonappealable judgment of a court of competent jurisdiction to have been incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee.

(e)                                  All amounts due under this Section 11.04 and under Section 11.03 shall be payable not later than ten Business Days after written demand therefor and presentation of any documents required to be delivered in connection therewith.

SECTION 11.05       Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in this Section 11.05 (including subparagraph (b)(ii) below), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld and, additionally, in the case of assignments pursuant to Section 4.03, delayed or conditioned) of:

(A)                               WIL-Bermuda, provided that no consent of WIL-Bermuda shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund immediately prior to giving effect to such assignment; and

(C)                               each Issuing Bank; and

(D)                               each Swingline Lender;

provided that any consent to an assignment required by WIL-Bermuda under this Section 11.05(b)(i) shall be deemed to have been given by WIL-Bermuda unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after receiving a written request for its consent to such assignment.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Type, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of WIL-Bermuda and the Administrative Agent otherwise consent, provided that no such consent of WIL-Bermuda shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that, for the avoidance of doubt, (x) any assignment of the Non-Extended Commitment and related Obligations of a Non-Extending Lender shall include all rights, obligations and terms applicable thereto (including termination of such Extended Commitment on the Existing Maturity Date), and (y) any assignment of the Extended Commitment and related Obligations of an Extending Lender shall include all rights, obligations and terms applicable thereto (including termination of such Extended Commitment on the Extended Maturity Date);

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligor Parties and their respective Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)                                except in connection with assignments made while an Event of Default has occurred and is continuing, all prospective assignees of a Lender shall be required, as a condition to the effectiveness of such assignment, to execute and deliver the forms required under Section 4.02(c) and Section 4.02(e) for any Lender, and no assignment shall be effective in connection herewith unless and until such forms are so delivered;

(F)                                 except in the case when no consent of WIL-Bermuda is required because an Event of Default has occurred and is continuing, no assignment shall be made to any such assignee unless such assignee provides a written representation to WIL-Bermuda that such assignee is not subject under then current law to any withholding tax on amounts payable to such assignee under this Agreement;

(G)                               no assignment shall be made to an Ineligible Institution; and

(H)                              the assignee, if it shall not be a Lender, shall deliver to WIL-Ireland and the Administrative Agent an Assignee Certificate.

Notwithstanding anything to the contrary in this Section 11.05 or elsewhere in any Loan Document, the consent of each Swiss Borrower, if any, and of WIL-Ireland shall, so long as no Specified Event of Default has occurred and is continuing, be required for an assignment or participation to any assignee or Participant that is a Swiss Non-Qualifying Lender; provided, however, that such a consent shall not be unreasonably withheld or delayed and in any event, such consent shall be deemed given if any Swiss Borrower or WIL-Ireland, as applicable, does not give its written decision within 10 Business Days after a request for such consent from the Administrative Agent.  For the avoidance of doubt, if any Swiss Borrower or WIL-Ireland determines in its reasonable discretion that any assignment or participation would result in noncompliance with the Swiss Non-Bank Rules and/or that the number of Lenders and Participants that are Swiss Non-Qualifying Lenders would exceed the number of eight, then such Swiss Borrower’s or WIL-Ireland’s objection to such assignment or participation shall be deemed to be reasonable.

For purposes of this Section 11.05, the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) WIL-Ireland any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)                               Subject to acceptance and recording thereof pursuant to subparagraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and

Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 4.02, 11.03 and 11.04).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing by each Borrower to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be presumed correct, in the absence of manifest error, and the Obligors, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Obligors, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee permitted under paragraph (b) of this Section, such assignee’s completed Administrative Questionnaire (unless such assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or such assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, 3.01(d) or (e), 4.01(d) or 11.04(b), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  (i)                                     Except as otherwise provided in this Agreement or any other Loan Document, any Lender may, without the consent of any Obligor, the Administrative Agent, any Swingline Lender or any Issuing Bank, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Participant delivers a Participant Certificate to such Lender, the Administrative Agent and WIL-Ireland.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.01(b) that affects such Participant.  Subject to subparagraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 4.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.02 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(b), and to deliver the forms required by Sections 4.02(c), 4.02(e) and 4.02(i) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). Provided the requirements of this Section 11.05 (including, but not limited to, Section 11.05(c)(ii)) are satisfied, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Sections 2.12 and 4.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with WIL-Bermuda’s prior written consent.  WIL-Bermuda shall be notified of each participation sold to a Participant, and each Participant shall comply with Sections 4.02(c), 4.02(d), 4.02(e) and 4.02(i) as though it were a Lender.  A Participant that fails to comply with the preceding sentence shall not be entitled to any of the benefits of Section 4.02.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.06       Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the extent set forth herein), (b) to the extent requested by any regulatory authority or self-regulatory body having or claiming jurisdiction over such Person, (c) to the extent required by applicable laws or regulations or by any subpoena, court order or similar legal or regulatory process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction to which an Obligor is a direct counterparty relating to any Obligors and their respective obligations hereunder, and to any insurer or insurance broker, (g) with the consent of the applicable Obligors, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than an Obligor, or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein.  For the purposes of this Section, “Information” means all information received from any Obligor relating to such Obligor or any other Obligor or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the applicable Obligor and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry and service providers to the Administrative Agent, any Issuing Bank or any other Lender in connection with the administration and management of this Agreement and the other Loan Documents; provided that such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of the Administrative Agent, the Issuing Banks and the Lenders shall endeavor to notify WIL-Bermuda as promptly as possible of any Information that it is required to disclose pursuant to any subpoena, court order or similar legal or regulatory process so long as it is not legally prohibited from providing such notice.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 11.07       Survival.  All covenants, agreements, representations and warranties made by the Obligors herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full.  The provisions of Sections 2.12, 2.13, 3.01, 4.02, 11.03 and 11.04 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.08       Governing Law.  This Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

SECTION 11.09       Independence of Covenants.  All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 11.10       Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Notes, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic transmission (in .pdf format) shall be effective for all purposes as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 11.11       Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.12       Conflicts Between This Agreement and the Other Loan Documents.  In the event of any conflict between, or inconsistency with, the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

SECTION 11.13       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.14       Limitation of Interest.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.15       Submission to Jurisdiction; Consent to Service of Process.

(a)                                 Each Obligor Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document (including this Section 11.15) shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(b)                                 Each Obligor Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each Obligor Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.02 other than by facsimile.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.  Notwithstanding any other provision of this Agreement, each foreign Obligor Party hereby irrevocably designates C T Corporation System, 111 8th Avenue, New York, New York 10011, as the designee, appointee and agent of such Obligor Party to receive, for and on behalf of such Obligor Party, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document.

(d)                                 Each Obligor Party agrees that any suit, action or proceeding brought by any Obligor Party or any of their respective Subsidiaries relating to this Agreement or any other Loan Document against the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, unless no such court shall accept jurisdiction.

(e)                                  The Administrative Agent, each Issuing Bank and each Lender hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f)                                   The Administrative Agent, each Issuing Bank and each Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (e) of this Section.  Each of the Administrative Agent, each Issuing Bank and each Lender hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)                                  To the extent that any Obligor Party has or hereafter may acquire any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Obligor Party hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.

SECTION 11.16       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.17       Judgment Currency.  The obligation of each Obligor to make payments on any Obligation to the Lenders, to any Issuing Bank or to the Administrative Agent hereunder in any currency (the “first currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the “second currency”) except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender, the applicable Issuing Bank or the Administrative Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Obligor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

SECTION 11.18       USA Patriot Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the PATRIOT Act.

SECTION 11.19       Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of set-off pursuant hereto, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver, examiner, administrator or any other party, in connection with any Bankruptcy Event of an Obligor or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent (to the extent such amount had previously been paid by the Administrative Agent to such Lender or such Issuing Bank, as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the Payment in Full.

SECTION 11.20       No Fiduciary Duty.  The Credit Parties and their respective Affiliates (collectively, solely for purposes of this Section 11.20, the “Credit Parties”) may have economic interests that conflict with those of the Borrowers.  Each Obligor Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Credit Parties and the Borrowers, their stockholders or their affiliates.  Each Obligor Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Obligors, on the other, (ii) in connection therewith and with the process leading to such transactions, each of the Credit Parties is acting solely as a principal and not the fiduciary of the Obligors, their management, stockholders, creditors or any other person, (iii) no Credit Party has assumed an advisory or fiduciary responsibility in favor of any Obligor with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Credit Party or any of its affiliates has advised or is currently advising any Obligor on other matters), (iv) each of the Credit Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Obligor Parties and their Affiliates, and no Credit Party has any obligation to disclose any of such interests to the Obligor Parties or their Affiliates and (v) each Obligor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each Obligor

Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto.  Each Obligor Party agrees that it will not claim that any Credit Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor Party or any other Obligor, in connection with the transactions contemplated hereby or the process leading thereto.

SECTION 11.21       Release of Guarantors.

(a)                                 Any Guarantor (other than WIL-Ireland or WIL-Delaware) shall be automatically released from its obligations under any applicable Guaranty Agreement and the other Loan Documents (i) upon such Person ceasing to be a Subsidiary as a result of such Disposition otherwise permitted by the Loan Document, (ii) upon such Person becoming an Unrestricted Subsidiary or (iii) if both of the following are true: (A) such Person is not a Material Specified Subsidiary that is organized in a Specified Jurisdiction and (B) such Person does not Guarantee third party Indebtedness for borrowed money of a Holdco Guarantor in the principal amount in excess of $20,000,000 (other than the Term Loan Facility and the 364-Day Revolving Credit Facility), and in any case set forth above, promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release.

(b)                                 Upon written notice from the Borrowers to the Administrative Agent, any Added Guarantor shall be automatically released from its obligations under any applicable Guaranty Agreement and the other Loan Documents if both of the following are true: (A) such Person is not a Material Specified Subsidiary that is organized in a Specified Jurisdiction and (B) such Person does not Guarantee third party Indebtedness for borrowed money of a Holdco Guarantor in the principal amount in excess of $20,000,000 (other than the Term Loan Facility and the 364-Day Revolving Credit Facility), and promptly upon receipt of a written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release.

SECTION 11.22       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority

SECTION 11.23       Confirmation of Lender’s Status as a Swiss Qualifying Lender.

(a)                                 Each Lender confirms that, as of the Effective Date, unless notified in writing to WIL-Ireland and the Administrative Agent prior to the Effective Date, such Lender is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.

(b)                                 Without limitation to any consent or other rights provided for in this Agreement (including Section 11.05), any Person that shall become an assignee, Participant or sub-participant with respect to any Lender or Participant pursuant to this Agreement shall confirm in writing to WIL-Ireland and the Administrative Agent prior to the date such Person becomes a Lender, Participant or sub-participant, that:

(i)                                     it is a Swiss Qualifying Lender and has not entered into a participation (including sub-participation) arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender; or

(ii)                                  if it is a Swiss Non-Qualifying Lender, it counts as one single creditor for purposes of the Swiss Non-Bank Rules (taking into account any participations and sub-participations).

(c)                                  Each Lender or Participant (including sub-participants) shall promptly notify WIL-Ireland and the Administrative Agent if for any reason it ceases to be a Swiss Qualifying Lender.

[Remainder of this page intentionally left blank; signature pages intentionally omitted.]

Annex IV

CERTAIN AMENDED SCHEDULES TO AMENDED REVOLVING CREDIT AGREEMENT

Schedule 1.01C (Guarantors on the Amendment No. 3 Effective Date),

Schedule 2.01 (Commitments) and

Schedule 3.01 (Existing Letters of Credit)

(attached)

SCHEDULE 1.01C

INITIAL GUARANTORS

Australia Initial Guarantor:

Weatherford Australia Pty Limited

Bermuda Initial Guarantors:

Key International Drilling Company Limited

Sabre Drilling Ltd.

Weatherford Bermuda Holdings Ltd.

Weatherford International Holding (Bermuda) Ltd.

Weatherford Pangaea Holdings Ltd.

Weatherford Services, Ltd.

Weatherford Holdings (Bermuda) Ltd.

Weatherford International Ltd.

WOFS Assurance Limited

British Virgin Islands Initial Guarantors:

Weatherford Colombia Limited

Weatherford Drilling International (BVI) Ltd.

Weatherford Drilling International Holdings (BVI) Ltd.

Weatherford Holdings (BVI) Ltd.

Weatherford Oil Tool Middle East Limited

Canada Initial Guarantors:

Weatherford Canada Ltd.

Weatherford Deutsche Holding (Canada) ULC

Weatherford (Nova Scotia) ULC

England Initial Guarantors:

Weatherford Eurasia Limited

Weatherford U.K. Limited

Ireland Initial Guarantor:

Weatherford International plc

Luxembourg Initial Guarantors:

Weatherford European Holdings (Luxembourg) S.à r.l.

Weatherford International (Luxembourg) Holdings S.à r.l.

Netherlands Initial Guarantor:

Weatherford Netherlands B.V.

Norway Initial Guarantors:

Weatherford Norge AS

Weatherford Laboratories (Norway) AS

Panama Initial Guarantor:

Weatherford Services S. de R.L.

Switzerland Initial Guarantors:

Weatherford Management Company Switzerland Sarl

Weatherford Products GmbH

Weatherford Switzerland Trading and Development GmbH

Weatherford Worldwide Holdings GmbH

WOFS International Finance GmbH

WOFS Swiss Finance GmbH

Weatherford Holdings (Switzerland) GmbH

United States Initial Guarantors:

PD Holdings (USA), L.P.

Precision Drilling Holdings, Inc.

Precision Drilling LP, Inc.

Precision USA Holdings, Inc.

Precision Energy Services, Inc.

Weatherford Artificial Lift Systems, LLC

Weatherford Investment Inc.

Weatherford International, LLC

Weatherford Holdings U.S. LLC

Weatherford/Lamb, Inc.

Weatherford Limited Partner, L.L.C.

Weatherford U.S. Holdings, L.L.C.

Weatherford U.S., L.P.

WEUS Holding, LLC

Precision Drilling Technology Services Group (USA) Inc.

Precision Oilfield Services, LLP

Visual Systems, Inc.

SCHEDULE 2.01

COMMITMENTS(19)

Lender	Non-Extended Commitment	Extended Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$0	$45,579,143.95	7.814584521011%
Deutsche Bank AG New York Branch	$0	$45,579,143.95	7.814584521011%
Wells Fargo Bank, National Association	$0	$45,579,143.95	7.814584521011%
Morgan Stanley Bank, N.A.	$0	$45,579,143.95	7.814584521011%
Citibank, N.A.	$0	$45,579,143.95	7.814584521011%
Skandinaviska Enskilda Banken AB (publ)	$0	$32,101,756.51	5.503874530761%
The Toronto Dominion Bank, New York Branch	$0	$32,101,756.51	5.503874530761%
Royal Bank of Canada	$0	$28,891,580.86	4.953487077857%
Nordea Bank AB (publ), New York Branch	$0	$20,545,124.17	3.522479700304%
Standard Chartered Bank	$0	$15,641,866.73	2.681811877864%
MUFG Bank, Ltd.	$85,998,384.82	$0	14.744499097735%
Barclays Bank PLC	$43,609,933.38	$0	7.476961628053%
UniCredit Bank AG, New York Branch	$38,764,385.22	$0	6.646188112682%
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$21,804,966.68	$0	3.738480812312%
Goldman Sachs Lending Partners LLC	$19,548,218.94	$0	3.351559417382%
Bank of America, N.A.	$16,353,725.01	$0	2.803860609234%
TOTAL	$226,079,614.05	$357,177,804.53	100.000000000000%

(19)  This Schedule 2.01 lists the Commitments as of the Amendment No. 3 Effective Date.

SCHEDULE 3.01

EXISTING LETTERS OF CREDIT

ON FILE WITH THE ADMINISTRATIVE AGENT

IV-3